UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Schedule 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No.    )
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Vital Energy, Inc.

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1
Letter from Our Chair and
Our Chief Executive Officer

April 8, 2024
Fellow stockholders:
Our purpose is to energize human potential. We believe in a future powered by the sustainable, abundant, and affordable energy the world needs to prosper. Key to this vision is low-cost, environmentally responsible production of oil and gas resources.
Today, we have a quality portfolio of assets in one of the world’s largest, most prolific hydrocarbon producing basins. Since 2019, we have been steadfast in our strategy to build long-term value. Our significant progress is highlighted by an expanded Permian Basin leasehold, an increase in high-return inventory, successfully applying proprietary technologies as part of our efforts to optimize production and emissions reductions across our asset base.
Our disciplined approach to acquiring and developing assets has enabled substantial generation of cash flows from operating activities and Adjusted Free Cash Flow. We have been unwavering in our dedication to a strong capital structure, reducing leverage as we pursued attractive acquisitions and utilized cash flows to reduce debt.
We are proud of our accomplishments in 2023, which include:
•Reported FY-23 net income of $695.1 million, Adjusted Net Income(1) of $325.0 million and cash flows from operating activities of $813.0 million
•Generated FY-23 Consolidated EBITDAX(1) of $1.04 billion and Adjusted Free Cash Flow(1) of $217.1 million
•Reported FY-23 total production of 96.6 MBOE/d and oil production of 46.3 MBO/d, an increase of 17% and 22%, respectively, versus FY-22
•Exited 2023 with a Net Debt(1)/Consolidated EBITDAX(1) ratio of 1.09x (credit facility covenant calculation), 8% lower than prior year-end
•Reported year-end 2023 proved reserves of 404.9 million BOE, an increase of 34% versus prior year
•Closed six attractive Permian Basin acquisitions for $1.6 billion, adding approximately 88,000 net acres and 465 gross oil-weighted locations, 280 of which were announced with the acquisitions, increasing inventory of oil-weighted development locations to more than 10 years at current activity levels
•Reduced Scope 1 greenhouse gas (“GHG”) emissions intensity and methane emissions intensity of 38% and 65%, respectively, as of year-end 2022

(1)See Annex A for definitions of non-GAAP financial measures.

2	Vital Energy, Inc. 2024 Proxy Statement

We are enthusiastic about our 2024 outlook. Our ability to optimize our development program between the Delaware and Midland basins, together with our larger operating scale, is expected to yield efficiencies that support long-term value creation. We believe that our expanded leasehold opens opportunities to bolt-on low-cost acreage and add inventory in proven formations that we did not ascribe value to in our acquisition underwriting. Additionally, our operational expertise is driving better-than-expected production from previously developed wells on our initial 2023 acquisitions. We will continue to focus on the core financial principles of our strategy, generating Adjusted Free Cash Flow and reducing debt and leverage.
We are committed to environmentally responsible production practices and attaining our emissions reduction targets. Since 2020 we have included emissions targets as part of our short-term incentive plan. We believe this will help drive results that lead to the achievement of our long-term emissions goals. In 2020, we established Scope 1 GHG emissions intensity and methane emissions targets for 2025, and achieved both at year-end 2022, three years earlier than targeted. Upon achieving our 2025 emissions targets, we set a more aggressive goal for combined Scope 1 and Scope 2 emissions intensity reductions by 2030. Supporting this target, for the third consecutive year, as outlined in this Proxy Statement, our Board of Directors has included emissions targets in our executive long-term incentive plan goals.
We believe that we have the right strategy and a proven team in place to achieve our vision of supplying low-cost, sustainable oil and gas to the world. Annually, we provide an opportunity for our investors to have a dialogue with our Board and senior leadership to discuss our strategies and practices. In 2023, we extended this opportunity to owners of approximately 65% of our outstanding shares. These conversations help us maintain our alignment with our shareholders in our approach to building long-term value.
We believe that our accomplishments in 2023 position us for sustainable value creation. Our Board of Directors and employees are excited to grow Vital Energy and deliver results for our stockholders in 2024 and into the future.
Thank you for your investment in Vital Energy.

Sincerely,

	William E. Albrecht Non-Executive Board Chair	Jason Pigott President & Chief Executive Officer

3
Notice of 2024 Annual Meeting of Stockholders

All stockholders of record as of the Record Date, March 26, 2024, are cordially invited to attend the 2024 Annual Meeting of Stockholders.
This Notice contains the meeting logistics, business agenda and voting options. You will also find the link for all Proxy Materials, including the Proxy Statement and our 2023 Annual Report below. Your vote is important, and we encourage you to vote promptly whether or not you plan to attend the Annual Meeting. We look forward to your participation at our Annual Meeting.
April 8, 2024
Sincerely,
Mark Denny
Executive Vice President—General Counsel & Secretary
Items up for Vote
				2024 Annual Meeting Information Date and Time May 23, 2024 at 9:00 a.m. Central Daylight Time Place Santa Fe Plaza Building 521 E. 2nd Street Tulsa, Oklahoma 74120 Record Date March 26, 2024

How to Vote
Any stockholder of record at the close of business on the Record Date may vote. The deadline to vote is 11:59 p.m. ET on May 22, 2024, except if you attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to ensure the representation of your shares in case you are unable to attend.
By Telephone
1-800-690-6903
By Internet
www.proxyvote.com
By Mail
If you received a paper copy of the Proxy Materials, please complete, sign and return the proxy card in the envelope provided
My Mobile Device
Scan the QR Code
In Person
Attend the Annual Meeting

	Proposals	Board Recommendation	Proxy Page
1	To elect three Class II directors for a three-year term.	FOR each nominee	21
2	To ratify the selection of Ernst & Young (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR	44
3	To hold an advisory vote approving the compensation of our named executive officers.	FOR	48
4	To hold an advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.	1 YEAR	49
5	To approve the amendment and restatement of the Company’s Omnibus Equity Incentive Plan (as amended from time to time, the “Equity Incentive Plan”).	FOR	86
6	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate the supermajority voting requirements to amend the Certificate of Incorporation.	FOR	93
7	To approve the issuance of the Conversion Shares.	FOR	95
8	To approve by majority vote amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions.	FOR	98
9	To approve by supermajority vote amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions.	FOR	100
10	To approve an amendment to the Certificate of Incorporation to adopt limitations on the liability of officers similar to those that already exist for directors.	FOR	102
11	To transact such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Proxy Materials
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 23, 2024. The Notice of Annual Meeting, Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (“2023 Annual Report”), are available at http://materials.proxyvote.com/516806.

4	Vital Energy, Inc. 2024 Proxy Statement

Compensation Discussion & Analysis	50
CD&A Executive Summary	51
“Say-on-Pay” Results & Management Responsiveness	53
Named Executive Officers	53
2023 Compensation Alignment & Pay for Performance	55
Compensation Philosophy & Process for Determining Executive Compensation	56
2023 Executive Compensation Program	61
Severance and Change in Control Benefits	68
Compensation Committee Report	69
Compensation Tables	69
CEO Pay Ratio	78
Pay Versus Performance	79

Stock Ownership Information	83

Proposal Five: Approval of the Amendment and Restatement of the Omnibus Equity Incentive Plan	86

Proposal Six: Approval of an Amendment to the Certificate of Incorporation to Eliminate the Supermajority Voting Requirements to Amend the Certificate of Incorporation	93

Proposal Seven: Approval of the Issuance of the Conversion Shares	95

Proposal Eight: Approval by Majority Vote of Amendments to the Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions	98

Proposal Nine: Approval by Supermajority Vote of Amendments to the Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions	100

Proposal Ten: Approval of an Amendment to the Certificate of Incorporation to Adopt Limitations on Liability of Officers Similar to Those that Exist for Directors	102

Table of Contents	5

Proxy Statement Questions & Answers	104

Additional Information	112

Annex A—Non-GAAP Financial Measures	114

Annex B—Proposed Amendment and Restatement of the Vital Energy, Inc. Omnibus Equity Incentive Plan	117

Annex C—Proposed Amendment to the Certificate of Incorporation to Eliminate the Supermajority Voting Requirements to Amend the Certificate of Incorporation (Article TENTH)	135

Annex D—Proposed Amendments to the Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions by Majority Vote (Articles FIRST, FOURTH and NINTH)	136

Annex E—Proposed Amendments to Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions by Supermajority Vote (Articles SIXTH and ELEVENTH)	137

Annex F—Proposed Amendment to the Certificate of Incorporation to Adopt Limitations on Liability of Officers Similar to Those that Exist for Directors (Article EIGHTH)	139

Our 2024 Proxy Statement and 2023 Annual Report are available online at http://materials.proxyvote.com/516806

6	Vital Energy, Inc. 2024 Proxy Statement
Proxy Statement Summary
This summary highlights information contained elsewhere in this Proxy Statement for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all the information you should consider and is not a form for voting. You should read the entire Proxy Statement carefully before voting.

2024 Annual Meeting Information	Date and Time May 23, 2024 at 9:00 a.m. Central Daylight Time	Place Santa Fe Plaza Building 521 E. 2nd Street Tulsa, Oklahoma 74120	Record Date March 26, 2024

Proposal One

Election of Three Class II Directors at the 2024 Annual Meeting

The Board unanimously recommends that stockholders vote FOR the election of each of Jarvis V. Hollingsworth, Lisa M. Lambert and Lori A. Lancaster.

See page 21 for more information.

Proposal Two

Ratification of the Selection of Independent Registered Public Accounting Firm

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

See page 44 for more information.

Proposal Three

Advisory Vote Approving the Compensation of Our Named Executive Officers

The Board unanimously recommends that stockholders vote FOR the advisory vote approving the compensation of our named executive officers.

See page 48 for more information.

Proxy Statement Summary	7

Proposal Four

Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

The Board unanimously recommends that stockholders vote 1 YEAR for the advisory vote on the frequency of future advisory votes on the compensation of our named executive officers.

See page 49 for more information.

Proposal Five

Proposed Amendment and Restatement of the Vital Energy, Inc., Omnibus Equity Incentive Plan

The Board unanimously recommends that stockholders vote FOR the proposed amendment and restatement of the Vital Energy Inc. Omnibus Equity Incentive Plan.

See page 86 for more information.

Proposal Six

Approval of an Amendment to the Certificate of Incorporation to Eliminate the Supermajority Voting Requirements to Amend the Certificate of Incorporation

The Board unanimously recommends that stockholders vote FOR approval of an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements to amend the Certificate of Incorporation.

See page 93 for more information.

Proposal Seven

Approval of the Issuance of the Conversion Shares

The Board unanimously recommends that stockholders vote FOR the approval of the issuance of the Conversion Shares.

See page 95 for more information.

8	Vital Energy, Inc. 2024 Proxy Statement

Proposal Eight

Approval by Majority Vote of Amendments to the Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions

The Board unanimously recommends that stockholders vote FOR the approval by majority vote of amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions.

See page 98 for more information.

Proposal Nine

Approval by Supermajority Vote of Amendments to the Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions

The Board unanimously recommends that stockholders vote FOR the approval by supermajority vote of amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions.

See page 100 for more information.

Proposal Ten

Approval of an Amendment to the Certificate of Incorporation to Adopt Limitations on Liability of Officers Similar to Those that Exist for Directors

The Board unanimously recommends that stockholders vote FOR the approval of an amendment to the Certificate of Incorporation to adopt limitations on the liability of officers similar to those that already exist for directors.

See page 102 for more information.

Proxy Statement Summary	9
Company Overview
Vital Energy, Inc. (the “Company,” “Vital,” “we,” “us,” or “our”) is an independent energy company focused on the exploration, development and acquisition of oil and natural gas properties, primarily in the Permian Basin of West Texas (the “Permian Basin”). Our headquarters are in Tulsa, Oklahoma, and our development and production is in the Permian Basin including the Texas counties of Howard, Glasscock, Midland, Reagan, Upton, Pecos, Reeves and Ward.

Number of Employees	Number of Net Acres*	Proved Reserves*	Production*

326	265,306	404.9 million barrels of oil equivalent (three-stream)	96,591 barrels of oil equivalent per day (three-stream)

*      As of, or for the year ended, December 31, 2023, as applicable.
Value-Creation Strategy
Our strategy is to create long-term value for our stockholders through the responsible development of our Permian Basin acreage. Throughout 2023, we delivered on this strategy, the highlights of which include:

GENERATE ADJUSTED FREE CASH FLOW[1]

REDUCE DEBT AND LEVERAGE

EXPAND DEVELOPMENT PORTFOLIO

ADVANCE SUSTAINABILITY

INTEGRATE DIGITAL SOLUTIONS

(1)See Annex A for definitions and reconciliations of non-GAAP financial measures.

10	Vital Energy, Inc. 2024 Proxy Statement
Executing on Strategy in 2023

Closed six high-value Permian Basin acquisitions for $1.6 billion •Established a core operating position in the Delaware Basin •Acquisitions expanded Permian acreage by almost 90,000 acres

Expanded high-margin inventory •~85% increase in oil-weighted inventory •Reduced total portfolio breakeven by $5 per barrel to <$55 WTI

Significantly increased production and scale •FY-23 average daily total production up ~17% from FY-22 •Turned-in-line 27% more gross wells in FY-23 compared to FY-22

Strengthened financial profile •Generated $217mm of Adjusted Free Cash Flow[1] in FY-23 •Reduced Company’s YE-23 leverage ratio[2] to 1.09x

(1)See Annex A for definitions and reconciliations of non-GAAP financial measures.
(2)Calculation conforms to credit facility covenant which requires various treatment of asset transaction impacts.

Proxy Statement Summary	11
Corporate Governance and Board Matters Overview
The Vital Board of Directors (the “Board”) currently consists of 10 directors serving staggered three-year terms. The Board has nominated three directors for election at the Annual Meeting. Jarvis V. Hollingsworth, Lisa M. Lambert and Lori A. Lancaster are being nominated to serve as Class II directors of the Company to hold office until the 2027 Annual Meeting of the Stockholders.
Committee Composition
Below is a summary of our committee structure and membership information.

	Audit Committee	Compensation Committee	Finance Committee	Nominating, Corporate Governance, Environmental and Social Committee

William E. Albrecht

John Driver

Frances Powell Hawes

Jarvis V. Hollingsworth

Dr. Craig M. Jarchow

Dr. Shihab Kuran

Lisa M. Lambert

Lori A. Lancaster

Edmund P. Segner, III

= Chairperson	= Member	= Chairman of the Board
Board Composition & Attributes
Our Nominating, Corporate Governance, Environmental and Social Committee (“NGE&S Committee”) continually assesses the Board and the skill sets, experiences and characteristics represented by the directors to seek alignment with Vital’s strategic objectives and evolving needs and expectations. The Board is committed to active refreshment and believes that its membership should reflect a diversity of industries, experience, and backgrounds to help best serve the long-term interests of stockholders and promote the best interests of the Company. The below skills matrix is assessed regularly and constantly evolves with the needs of the organization.

12	Vital Energy, Inc. 2024 Proxy Statement

William E. Albrecht President, Moncrief Energy, LLC	72	2020

John Driver CEO, Lynx Technology	59	2022

Frances Powell Hawes Former Chief Financial Officer, Grant Prideco, Inc.	69	2018

Jarvis V. Hollingsworth Vice Chairman, Irradiant Partners, L.P.	61	2020

Dr. Craig M. Jarchow President, CEO and Director, TG Natural Resources, LLC	63	2019

Dr. Shihab Kuran Founder and CEO, Power Edison	54	2022

Lisa M. Lambert Chief Investment Officer of Private Markets for the George Kaiser Family Foundation	56	2020

Lori A. Lancaster Former Managing Director, UBS Securities, Global Energy Group	54	2020

Jason Pigott President and CEO, Vital Energy, Inc.	50	2019

Edmund P. Segner, III Former President and Director, EOG Resources, Inc.	70	2011
No. of Directors			9/10	7/10	9/10	4/10	7/10	4/10	6/10	6/10	10/10	4/10	4/10	7/10	4/10	3/10	4/10

Proxy Statement Summary	13
Governance Highlights
Below is a short summary of our practices and policies. See the Director Oversight of Risk, Director Meetings & Executive Sessions, and Director Committees sections for a full discussion of the Board’s responsibilities.

Governance Highlights	Independent Oversight

•Active Board oversight of the Company’s strategy and risk management.
•Encourage corporate culture of integrity.
•Annual review of corporate governance documents including Board committee charters.
•Prohibition on pledging, hedging, short sales and derivative transactions by directors or employees.
•Stock ownership requirement for directors to own an aggregate of $400,000 in Vital stock.
•Executive compensation clawback policy covering financial restatements.
•Prohibition on director overboarding, requiring that no director serves on more than five public company boards.
•Director resignations.
•Active stockholder engagement to solicit feedback on a wide variety of issues.
•Commitment to sustainability through enhanced oversight of environmental, social and governance (“ESG”) initiatives and publication of annual sustainability report.
•No excessive perquisites.
•Independently managed, toll-free Ethics Reporting Hotline, 1-844-732-6240, www.MyComplianceReport.com.
•Majority voting standard for uncontested director elections.

•9 of 10 directors are independent.
•Separate independent Board Chair and Chief Executive Officer (“Chief Executive Officer” or “CEO”).
•Only independent directors eligible to serve on Board committees.
•The Board and its committees conduct regular executive sessions without management.
•Independent auditor and independent compensation consultant.

Robust Refreshment

•Comprehensive, ongoing Board succession planning process.
•Mandatory retirement age of 75.
•Annual Board, individual director and Board committee self-assessments and review of Board leadership structure.

We strive to implement and maintain a corporate governance structure that is both stockholder friendly and appropriate for a company of our size in our industry. At least annually, but typically more frequently, the Board reviews the Company’s corporate governance practices in light of current trends and investor feedback. This year, the Company is proposing that stockholders vote for the frequency of future advisory votes on the compensation of our named executive officers along with various amendments to our Certificate of Incorporation to eliminate certain supermajority voting requirements to amend the Certificate of Incorporation and to clarify and eliminate obsolete provisions.

14	Vital Energy, Inc. 2024 Proxy Statement
Environmental, Social and Governance Responsibility
The Board receives timely updates on any notable environmental or safety incidents as well as ESG briefings at regularly scheduled Board meetings. ESG matters at Vital are overseen by the NGE&S Committee, which monitors and evaluates programs and policies relating to ESG and climate-related matters on at least a quarterly basis. The NGE&S Committee holds primary responsibility for reviewing our ESG performance, including significant environmental, health or safety incidents, strategies and policies related to human capital management and significant ESG risks and exposures, including climate-related risks. The NGE&S Committee members oversee ESG-related efforts across the Company, oversee ESG risks identified by management and contribute to our ESG communications to our investors and stakeholders.
Our Board has primary oversight of risks from cybersecurity threats, and one of the Audit Committee’s responsibilities is oversight of our enterprise risk management (“ERM”) process with respect to material risks from cybersecurity threats. The Audit Committee is responsible for reviewing and discussing with management the Company's risk from cybersecurity threats and the security of the Company's data and information technology systems, reviewing management's cybersecurity strategy, as well as the implementation of cybersecurity policies, procedures and strategies. Our Chief Information Security Officer briefs the Audit Committee on cybersecurity matters at least quarterly and at least annually meets with the Audit Committee in executive session to report on cybersecurity matters. In addition, cybersecurity training on the current cybersecurity landscape and emerging threats is provided to the full Board.
Management of our daily ESG efforts is led by the ESG Management Committee, a multi-disciplinary team of leaders responsible for implementing, executing and assessing new and ongoing ESG efforts across the organization. The ESG Management Committee’s recommendations provide key considerations for our operations and business strategy, and increase awareness of ESG matters throughout the organization. The Chief Sustainability Officer leads the ESG Management Committee and provides regular updates to the NGE&S Committee and Board. Progress toward our targets is overseen by the Board and ESG metrics are linked with executive officer compensation through inclusions of our 2025 emission reduction goals in the Company’s Long-Term Incentive Program (“LTIP”).
Additional information on our ESG Management Committee, cybersecurity practices and key accomplishments can be found in our 2023 Sustainability Report and 2023 Climate Risk and Resilience Report on our website under the “Sustainability” tab. The information on our website, including our Sustainability Report and Climate Risk and Resilience Report, is not incorporated by reference or otherwise made a part of this Proxy Statement.
Key Accomplishments Highlighted in the 2023 Sustainability Report and Climate Risk and Resilience Report
Vital published our fourth annual Sustainability Report and our inaugural Climate Risk and Resilience Report in 2023, which seek to align our disclosures and metrics with SASB, TCFD and IPIECA frameworks and provide for industry comparability through AXPC and API performance metrics. The report outlines Vital’s continued progress toward our 2025 emissions reduction targets, including achievement of goals related to Scope 1 greenhouse gas (“GHG”) emissions intensity and methane emissions. The report also includes a 1.5 degree net zero scenario analysis and highlights that Vital was the first Permian Basin operator to achieve Trustwell™ Certification for responsible operation and the first operator to achieve a Trustwell™ Low Methane Rating. Key accomplishments include:

Proxy Statement Summary	15
Significant Progress Toward Our Environment Targets

	Category	2019 Baseline	Target	2022 Performance	Target Status

by 2025	Scope 1 GHG emissions intensity	26.03 mtCO2e/MBOE	below 12.5 mtCO2e/MBOE (52% reduction from baseline)	10.70 mtCO2e/MBOE	Achieved (59% reduction from baseline)
	Methane emissions	1%	below 0.20% (77% reduction from baseline)	0.11%	Achieved (87% reduction from baseline)
	Routine flaring	867 MMCF/year	Zero Routine Flaring	500 MMCF/year	42% reduction to date
	Recycled water	35% water recycling rate 8 million bbls recycled	50% for completion operators	49% water recycling rate 18.5 million bbls recycled	99% towards our target
by 2030	Combined Scope 1 and 2 GHG emissions intensity	26.53 mtCO2e/MBOE	below 10 mtCO2e/MBOE (62% reduction from baseline)	12.37 mtCO2e/MBOE	86% towards our target 53% reduction to date

16	Vital Energy, Inc. 2024 Proxy Statement
Continued Support of Diversity & Inclusion
Guided by mutual respect, openness, honesty and a spirit of trust and collaboration, we support and encourage an inclusive work environment to attain our highest level of productivity, creativity and efficiency. Diverse and sound ideas, approaches and individual experiences are essential features of inclusion. We are proud of the Company’s continued support of diversity and inclusion across our Company, including:
•30% of our current directors reflect diversity with respect to gender
•40% of our current directors reflect diversity with respect to race or ethnicity
•41% of Company leadership reflect diversity with respect to gender, race or ethnicity
•41% increase in the percentage of women in leadership since 2019
•55% of employees in our Tulsa headquarters are women
•Company-wide unconscious bias and inclusion training
•Continued disclosure of our EEO-1 data

Proxy Statement Summary	17
Stockholder Engagement
Our engagement with stockholders is ongoing throughout the year.

Spring	Summer	Fall	Winter

In a typical year, we file our Proxy Statement in the Spring disclosing enhancements to our governance and compensation practices and policies based on the feedback received from stockholders the previous year. We then conduct outreach with stockholders prior to our annual meeting as needed.
We review the feedback received from our Spring engagement and through the annual meeting stockholder voting results in the Summer.
We conduct broad engagement with stockholders, described below, through the Fall and Winter to obtain feedback following the annual meeting. We also complete our annual Board assessments and annual review of our Board policies and charters.

We review the stockholder feedback from our stockholder outreach with the Board and consider potential changes to our compensation practices and program, governance and sustainability practices and proxy disclosures.

We value stockholder feedback and believe that dialogue with our stockholders is a key element of good corporate governance. We conduct an extensive annual outreach program to enable investors to engage directly with members of our Board and senior leadership. Discussion topics include our corporate strategies and goals, Company performance, executive compensation, governance policies and practices and environmental and social matters. Over the course of fall 2023 and winter 2024, we reached out to stockholders representing more than 65% of our shares outstanding and held one or more meetings with all investors who accepted our invitation. A summary of key areas of feedback received during these conversations, which included senior members of management and either the chair of our Board or of the NGE&S Committee, follows. This feedback is shared with our Board and helps align our governance and compensation practices and disclosures with stockholder expectations.

18	Vital Energy, Inc. 2024 Proxy Statement

What We Heard	Our Perspective/What We Did

While supportive of 2025 goals set and metrics disclosed to date, some investors encouraged additional disclosures and target-setting
We again disclosed our estimated Scope 3 GHG emissions for category 11 (use of products sold) using the IPEICA methodology in the 2023 Sustainability Report as well as the 2023 Climate Risk and Resilience Report; expanded our targets to include a combined Scopes 1 & 2 GHG emissions intensity reduction by 2030 and a 2025 water recycling target related to our completion operations. The 2023 Sustainability Report and the 2023 Climate Risk and Resilience Report can both be found on our website at www.vitalenergy.com under the “Sustainability” tab.

Several investors indicated support for disclosure aligned with SASB standards and TCFD framework, while acknowledging in some cases that the Board is best positioned to make framework determinations
We continued to align our disclosure with SASB, TCFD and IPIECA reporting frameworks as well as AXPC and API performance metrics for our 2023 Sustainability Report as well as the 2023 Climate Risk and Resilience Report, which provides an expanded TCFD aligned disclosure

Additional information regarding the Company’s risk identification and mitigation processes would be helpful
Our 2023 Sustainability Report, as well as the 2023 Climate Risk and Resilience Report, included enhanced disclosure regarding our process for prioritizing and allocating resources to manage risk as well as our risk mitigation efforts

Interests in our strategic planning around energy transition, carbon offsets and future capital allocation
We achieved our GHG emissions and methane intensity targets and continue to make progress toward our remaining 2025 and 2030 emissions reduction targets and direct capital toward emission reduction projects using our carbon abatement curve to focus our human and financial capital. Additionally, our 1.5 degree net zero scenario analysis demonstrated the resiliency of our development program, further solidifying our view that producing low cost, low carbon energy is a sustainable strategy

Investors expressed interest in discussing the use of ESG metrics in both short- and long-term incentive programs, noting metrics should be clearly defined, rather than discretionary goals
Our short-term incentive plan (“STIP”) has incorporated quantifiable environmental goals since 2020, and for 2022 and 2023 we have further refined those goals, which represent 20% of our STIP. In addition, our Compensation Committee has included an LTIP metric since 2022 tied to achievement of our 2025 emissions reduction goals

Investors are supportive of Vital’s diversity, equity and inclusion disclosures, including EEO-1 survey data, and encouraged continued focus in this area	We seek opportunities for improved practices and disclosure in the future

Proxy Statement Summary	19
Executive Compensation Matters Overview
The Board establishes the Company’s compensation philosophy and practices and annually reviews and updates the executive compensation program based upon recommendations from the Compensation Committee. The process includes reviewing the prior year “say-on-pay” voting results, soliciting input from the Compensation Committee’s independent compensation consultant, reflecting on all feedback received from stockholders throughout the year, comparing the Company’s compensation program with its peers and evaluating the Company and management team’s performance.
General best practices that the Board and Compensation Committee have implemented include the following:

What We Don’t Do

No Repricing of Stock Options
We do not reprice, exchange or buy out underwater stock options.
No Employment Agreements
None of our employees, including our named executive officers (“NEOs”), have an employment agreement, and all executive compensation is determined by the Compensation Committee and the Board.

No Payment of Dividend Equivalents on
Unvested Equity
We do not issue dividends for unvested equity.
No Excise Tax Gross Ups
Our Change in Control Plan does not provide for any excise tax gross ups.
No Pledging, Hedging, Short Sales or
Derivative Transactions
Our policies prohibit directors and employees from pledging, hedging, short-selling or trading in derivatives of our stock.

20	Vital Energy, Inc. 2024 Proxy Statement

What We Do

Pay For Performance
Our compensation program aligns executive compensation with corporate performance on both a short-term and long-term basis by making our incentive compensation variable and heavily dependent on performance metrics.

Selecting a Representative & Relevant Peer Group
With the assistance from our independent compensation consultant, we annually review the compensation data of our peers to gain a general understanding of current compensation practices and to remain moderately competitive within the market. We annually review the peer group to consider additions and removals based on multiple factors, including EBITDA, total assets, market capitalization, enterprise value and total stockholder return.
Perform An Annual Review
of Compensation Structure
The Compensation Committee performs an annual risk assessment to confirm our compensation structure does not encourage unnecessary risk taking.
Double Trigger Change in
Control for Severance Payments
Severance payments in the event of a change in control require both a change in control and an actual or constructive termination of the position without cause.
Double Trigger Change in Control
for Equity Awards
Starting with awards granted after 2021, accelerated vesting of equity awards in the event of a change in control require both a change in control and an actual or constructive termination of the position without cause.
Maintain Robust Equity Ownership Guidelines
for Executives and Board
Our Corporate Governance Guidelines require executives to own stock and/or have an interest in restricted stock units valued at a multiple of base salary and directors to own $400,000 worth of Company stock.

Total Target Compensation for 2023 % of Pay at Risk

CEO 88%	Average of the other NEOs 79%

Executive Clawback Plan
Beginning with incentive compensation awarded on or after January 1, 2022, certain executives are subject to a clawback policy (with such policy amended effective October 2, 2023 to comply with updated SEC requirements) which provides for the recoupment of incentive compensation from such executives in the event of a financial restatement.
Publish Pre-Established Performance Goals &
Fully Disclose Results
Both our long- and short-term incentive compensation have significant performance-based criteria that are subject to the achievement of objective, pre-established performance goals disclosed in our proxy materials and tied to financial, operational and strategic objectives.
Gather, Analyze and Respond to Stockholder
Feedback on Our Compensation Structure
We annually ask stockholders to vote on an advisory basis to approve our executive compensation (say-on-pay) and are highly responsive to stockholders. We received approximately 92.3% approval for our 2023 vote.
Limit Performance Unit Payouts
Performance unit award payouts are capped, and we prohibit maximum performance unit award payout in the event of a zero or negative (or in some cases, a 12-14%) absolute total stockholder return.
Utilize an Independent Compensation Consultant
The Compensation Committee utilizes an independent compensation consultant in making compensation policy.

		Stock Ownership Requirements
		Multiple of Base Salary

		CEO	Executive & Senior Vice Presidents	Vice Presidents	Directors
		5x	2x	1x	$400,000

21
Corporate Governance
and Board Matters

Proposal One

Election of Three Class II Directors at the 2024 Annual Meeting
The Board is divided into three classes, designated Class I, Class II and Class III. Each class serves a staggered three-year term. As a result, typically approximately one third of the director positions are subject to election at each annual meeting of stockholders.
The NGE&S Committee recommends, and the Board has nominated, three directors for re-election to the Board to serve until the applicable annual meeting of stockholders and thereafter until each of their successors is elected and qualified or his or her earlier resignation or removal. After the Annual Meeting, assuming stockholders elect the three nominees of the Board, the Board will be as follows:

CLASS I With a term expiring in 2026 •Dr. Craig M. Jarchow •Jason Pigott •Edmund P. Segner, III •Dr. Shihab Kuran	CLASS II With a term expiring in 2027 •Jarvis V. Hollingsworth •Lisa M. Lambert •Lori A. Lancaster	CLASS III With a term expiring in 2025 •William E. Albrecht •Frances Powell Hawes •John Driver

The biographical information for director nominees and our other directors and the process for reviewing and selecting nominees is set forth below in the Director Qualifications section.
Vote Required
The Company’s Fourth Amended and Restated Bylaws (the “Bylaws”) provide for a majority voting standard for uncontested director elections and require roughly equal classes of directors. Assuming the presence of a quorum, each of the director nominees receiving affirmative votes of a majority of the votes cast with respect to the director at the Annual Meeting will be elected. Cumulative voting is not permitted in the election of directors. The Company’s Bylaws additionally provide that if a director nominee fails to receive a majority of the votes cast and such nominee is an incumbent director, that director shall promptly tender his or her resignation to the Board, and the NGE&S Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the three nominees.
Each of the nominated directors has consented to serve on the Board, and the Board has no reason to believe any nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the proxyholders will vote for the election of a substitute nominee that the Board recommends.

The Board unanimously recommends that stockholders vote FOR the election of each of Jarvis V. Hollingsworth, Lisa M. Lambert and Lori A. Lancaster.

22	Vital Energy, Inc. 2024 Proxy Statement
Director Qualifications
The Board seeks to recruit and nominate directors who provide the Board with the necessary skills, backgrounds and experiences to oversee the Company’s policies and strategies and the management of the business by the CEO and other executive officers. The NGE&S Committee annually reviews the composition of the Board and evaluates its effectiveness and regularly evaluates potential director candidates. For each director nominee, the Board considers, at a minimum, a candidate’s judgment, experience, character, business acumen and independence from the Company. Additionally, in accordance with the Company’s Corporate Governance Guidelines, the Board believes that its membership should reflect a diversity of background and experience. The Board and the NGE&S Committee conduct an annual review to assess the effectiveness of the director nomination policy included in the Corporate Governance Guidelines in light of the skills and characteristics of the current Board members. When evaluating the suitability of an incumbent director for re-election, the Board and NGE&S Committee also consider the director’s past performance, including attendance at meetings and contributions to the Board.
Director nominees come from a variety of sources, including stockholders (who may nominate directors in accordance with the Company’s Bylaws), management, directors and search firms. The NGE&S Committee has retained independent, third-party search firms to assist in identifying and evaluating potential candidates for the Board. The NGE&S Committee evaluates and interviews all potential candidates and recommends nominees to the Board. The NGE&S Committee will consider recommendations of potential director candidates from stockholders based on the same criteria as a candidate identified by the NGE&S Committee. The full Board then votes to appoint a nominee by majority vote and recommends the nominee for election by stockholders at the next annual meeting.
The Board and the NGE&S Committee periodically review the size of the Board to evaluate whether it is appropriate, consistent with our historical approach and in accordance with our Corporate Governance Guidelines.
Our current Board members range in age from 50 to 72, and include three women and four members that identify as members of a traditionally underrepresented race or ethnicity in our industry. Our Board has directors with diverse backgrounds in different industries, areas of expertise, and tenure. We have undergone an extensive refresh of the Board resulting in 90% of directors being new in the last six years. We have targeted high quality individuals who provide a diverse and varied perspective across all aspects of experience. We believe this Board aligns with and supports the new direction the Company has taken during this period and believe they will continue to aid in our future success.

Independent	Diversity	Racially/ Ethnically Diverse	Age Range	Average Tenure	Average Age

All Directors except CEO	30%* Women	40%* Minority	50-72 Years	4.5 Years	61 Years
*Based upon all 10 Directors

Set forth below is biographical information as of March 26, 2024 for each director nominee and continuing director.

Corporate Governance and Board Matters	23
Class II Director Nominees:

Jarvis V. Hollingsworth Vice Chairman - Irradiant Partners L.P. Independent Director Director since November 2020 Age 61 Committees Audit NGE&S (Chair)
Career Highlights
•Irradiant Partners, L.P.
Vice Chairman (November 2021 to present)
•Kayne Anderson Capital Advisors, L.P.
Secretary/General Counsel (May 2019 to June 2021)
Executive Committee and Board of Directors
•Bracewell, LLP
Partner
Management and Finance Committees
Key Qualifications and Experience
Mr. Hollingsworth’s service as General Counsel and Director of a leading alternatives investment advisor with approximately $10.1 billion in assets and service as Board Chairman for a Texas state agency that manages a $200 billion-plus pension fund highlight the legal and financial background that he brings to our Board. Mr. Hollingsworth is a former Partner at the law firm Bracewell LLP in Houston, Texas where he had a fiduciary practice counseling boards of directors and trustees on corporate governance and strategic matters. His legal, management and governance experience contribute significantly to our Board and our move to include ESG initiatives as part of the NGE&S Committee. For these reasons, among others, we believe Mr. Hollingsworth is qualified to serve as a director.

Other Prior Public Company Directorships
•Core Scientific, Inc. (CORZ:NASDAQ)
•Frost Bank (Cullen/Frost Bankers, Inc.) (CFR:NYSE)
Other Current Engagements
•Teacher Retirement System of Texas, Board Chairman
•Memorial Hermann Health System, Director, Finance Committee and Compensation Committee
•Federal Reserve Bank of Dallas Financial Sector Advisory Council
Prior Directorships
•Kayne Anderson Capital Advisors, L.P.
•Emergent Technologies, Inc.
Education
•JD, University of Houston
•BS, United States Military Academy at West Point

Lisa M. Lambert Chief Investment Officer of Private Markets for the George Kaiser Family Foundation Independent Director Director since August 2020 Age 56 Committees NGE&S Compensation
Career Highlights
•George Kaiser Family Foundation
Chief Investment Officer of Private Markets (December 2023 to present)
•National Grid Group, plc
Founder and President (January 2018 to June 2023)
•National Grid
Chief Technology and Innovation Officer
•The Westly Group
Managing Partner
•Intel Corporation
Managing Director, Software and Services Fund
and Diversity Fund
Key Qualifications and Experience
Ms. Lambert has extensive experience in the technology industry, leading innovation efforts and global investment initiatives. Her work with National Grid focused on advancing energy systems, including at the intersection of energy and emerging technology to create a smarter, renewable future. She brings a perspective to our Board that contributes to our strategy of fostering a digital first mindset to make our business thrive in a digital era and to our continued commitment to ESG. For these reasons, among others, we believe Ms. Lambert is qualified to serve as a director.

Other Current Engagements
•UL Solutions, Director
•UPWARD, CEO and Chairman, a non-profit global network of executive women
Prior Directorships
•National Venture Capital Association
•Cyolo, remote privileged access management solution
•Pathr.ai, Spacial AI platform
•Pixeom, cloud orchestration platform for IOT
Education
•MBA, Harvard Business School
•BS, Management Information Systems, Pennsylvania State University

24	Vital Energy, Inc. 2024 Proxy Statement

Lori A. Lancaster Former Managing Director, UBS Securities, Global Energy Group Independent Director Director since November 2020 Age 54 Committees Audit Finance (Chair)
Career Highlights
•UBS Securities
Managing Director in the Global Energy Group (Retired)
•Goldman, Sachs & Co.
Managing Director in the Global Natural Resources Group
•Nomura Securities
Managing Director in the Global Natural Resources Group
Key Qualifications and Experience
Ms. Lancaster has extensive experience in the oil and gas sector and in particular finance. During her 18-year tenure in investment banking, she led or was a key member of the execution team on more than $60 billion of announced energy merger and acquisition deals and led the structuring and execution of numerous capital markets transactions. Her wealth of knowledge in financing and structuring deals is key as we execute on our strategies to expand our high-margin drilling inventory through acquisitions and reduce our leverage. Additionally, she brings public company audit committee and nominating and corporate governance experience to our team. For these reasons, among others, we believe Ms. Lancaster is qualified to serve as a director.

Other Current Public Company Directorships
•Precision Drilling Corp. (PDS:NYSE)
•Intrepid Potash, Inc.(IPI:NYSE)
Prior Directorships
•Energen Corporation
•HighPoint Resources Corp. (formerly Bill Barrett Corp.)
Education
•MBA, University of Chicago
•BBA, Texas Christian University

Corporate Governance and Board Matters	25
Continuing Class I Directors:

Dr. Craig M. Jarchow President and CEO, TG Natural Resources, LLC Independent Director Director since December 2019 Age 63 Committees Compensation (Chair) Finance
Career Highlights
•TG Natural Resources, LLC
President, Chief Executive Officer
(May 2017 to present)
•Castleton Commodities International
President, Upstream
•Pine Brook Road Partners, LLC
Managing Director and Partner
•First Reserve Corporation
Director and Partner
•Amoco Corporation & Apache Corporation
Operational roles of increasing responsibility
Key Qualifications and Experience
Dr. Jarchow has more than 30 years of industry experience serving in upstream operational roles for oil and gas companies, advising financial services firms on energy focused investments and building and leading an operating company. His geology and geophysics background combined with his managerial experience building and leading a company aides us in the development of our assets and the acquisition of new properties to expand our high margin inventory. For these reasons, among others, we believe Dr. Jarchow is qualified to serve as a director.

Other Current Engagements
•TG Natural
Resources, LLC
Education
•Ph.D., Geophysics, Stanford University
•MBA, MIT Sloan School of Management
•MS, Geophysics, Stanford University
•BA, Geology, University of California, Santa Barbara

Jason Pigott President and Chief Executive Officer, Vital Energy, Inc. Director since September 2019 Age 50
Career Highlights
•Vital Energy, Inc.
President and Chief Executive Officer, (October 2019 to present)
•Chesapeake Energy Corporation
Executive Vice President—Operations and Technical Services Executive Vice President, Operations
Senior Vice President, Operations
•Anadarko Petroleum Corporation
General Manager
Reservoir Engineering Manager
Key Qualifications and Experience
Mr. Pigott has more than 23 years of experience in the energy exploration and production industry. Before joining Vital, he served as Executive Vice President—Operations and Technical Services for Chesapeake Energy Corporation where he led all drilling and completions operations, digital operations, supply chain and land efforts. Prior to joining Chesapeake in 2013, he was with Anadarko Petroleum for 14 years, serving in positions of increasing responsibility, focused primarily on onshore unconventional play development in the Eagle Ford Shale, Haynesville Shale, Delaware Basin and various tights and plays in East Texas. Mr. Pigott’s extensive background in leading multidisciplinary operational and technical organizations, as well as experience contributing to executive level strategic decisions, contributes significant value to our Board. For these reasons, among others, we believe Mr. Pigott is qualified to serve as director.
Other Current Public Company Boards None Education •MBA, University of North Carolina •BS, Petroleum Engineering, Texas A&M University

26	Vital Energy, Inc. 2024 Proxy Statement

Edmund P. Segner, III Former President, Chief of Staff, Principal Financial Officer and Director, EOG Resources, Inc. Independent Director Director since August 2011 Age 70 Committees Audit Finance
Career Highlights
•Rice University
Professor in the Practice of Engineering Management, Department of Civil and Environmental Engineering (July 2006 to present)
•EOG Resources, Inc.
President, Chief of Staff and Director
Principal Financial Officer
Key Qualifications and Experience
Mr. Segner’s previous service as President, Principal Financial Officer and director of publicly traded oil and gas exploration and development companies demonstrates a strong operational, financial, accounting and strategic background and enables him to provide our Board with valuable business, leadership and management experience and insights into many aspects of the operations of exploration and production. Mr. Segner also brings financial and accounting expertise to the Board, including through his experience in financing transactions for oil and gas companies, his background as a certified public accountant, his service as a Principal Financial Officer, his supervision of other principal financial officers and principal accounting officers and his service on the audit committees of other companies. For these reasons, among others, we believe Mr. Segner is qualified to serve as a director.

Other Current Public Company Directorships
•Archrock, Inc.(AROC:NYSE)
(Audit Committee and Governance and Sustainability Committee)
Prior Directorships
•HighPoint Resources Corp. (formerly Bill Barrett Corp.)
•Archrock Partners, L.P. (formerly Exterran Partners, L.P.)
•Midcoast Holdings, LLC, the general partner of Midcoast Energy Partners, L.P.
•Seahawk Drilling, Inc.
Education
•Certified Public Accountant
•MA, Economics, University of Houston
•BS, Civil Engineering, Rice University

Corporate Governance and Board Matters	27

Dr. Shihab Kuran Chief Executive Officer, and Founder of Power Edison Founder and Executive Chairman of EV Edison Independent Director Director since June 2022 Age 54 Committees Compensation NGE&S
Career Highlights
•Power Edison
Chief Executive Officer and Founder (March 2016 to present)
•EV Edison
Founder, Director and Executive Chairman (January 2022 to present)
•NRG Energy
President of Strategic Development
•Sun Edison
President, Advanced Solutions
•Petra Solar
Founder, Director, President and Chief Executive Officer
Key Qualifications and Experience
Dr. Kuran’s experience as an investor, serial entrepreneur and an executive with over three decades of experience in the technology and energy sectors provides the Board with leadership and valuable insight on business, finance and technology matters. Dr. Kuran is also NACD Directorship Certified™. He is a proven leader in the energy transition space with a global track record in the development and scaling of advanced energy technologies, including solar, smart grid, energy storage and Electric Vehicle (“EV”) charging. He developed and deployed marque energy transition projects with international Oil and Gas companies. He is currently Chief Executive Officer and founder of Power Edison, a company focused on providing innovative mobile energy storage solutions for the grid. Dr. Kuran is the founder and Executive Chairman of EV Edison, a company focused on the development of large scale EV charging hubs. Dr. Kuran served as President of Strategic Development at NRG Energy and President of Advanced Solutions at SunEdison. Previously he founded Petra Solar, a pioneer of smart solar, combining solar energy and smart grid technologies, and developer of the world’s largest solar electric project in 2009, and served as Director, President and Chief Executive Officer. Prior to Petra Solar he served in various executive leadership capacities in the technology sector. For these reasons, among others, we believe Dr. Kuran is qualified to serve as a director.

Prior Directorships
•NN.Inc.
Other Current Engagements
•Advisory Board for Charles Edison Fund
•Advisory Board for Edison Innovation Foundation
•EnerKnol Board of Directors
•New York Energy Week Board of Directors
Education
•Ph.D., M.Sc., Electrical Engineering, City University of New York
•B.Sc. Electrical Engineering, University of Jordan
•The General Manager Program (TGMP), Harvard Business School
•Directorship Certified, National Association of Corporate Directors
•Digital Directors Network 502 Systemic Cyber Risk Governance For U.S. Company Corporate Directors

28	Vital Energy, Inc. 2024 Proxy Statement
Continuing Class III Directors

William E. Albrecht President, Moncrief Energy, LLC Non-Executive Chairman Independent Director Director since February 2020 Age 72 Committees Compensation Finance
Career Highlights
•Moncrief Energy, LLC (November 2021 to present)
•California Resources Corporation
Non-Executive Chair of the Board
•Occidental Petroleum Corporation
Vice President
President, Oxy Oil & Gas, Americas
President, Oxy Oil & Gas, USA
•EOG Resources, Inc.
Executive Officer
•Tenneco Oil Company
Petroleum Engineer
Key Qualifications and Experience
Mr. Albrecht has more than 40 years of experience in the domestic oil and gas industry. His engineering background provides him with the ability to fully comprehend, analyze and offer insights on the wide variety of technically challenging projects facing us as we develop our shale-play assets. In addition, his service in a variety of executive positions for oil and gas companies and as a director for large public companies brings extensive managerial and operational experience of upstream assets to our Board. For these reasons, among others, we believe Mr. Albrecht is qualified to serve as a director.

Other Current Public Company Directorships
•Halliburton Company (HAL:NYSE) (Compensation Committee and Health, Safety and Environment Committee chair)
Prior Directorships
•California Resources Corporation (Non-Executive Chair of the Board)
•Rowan Companies, plc (Non-Executive Chair of the Board)
•Valaris, plc (Lead Independent Director)
Education
•Directorship Certified, National Association of Corporate Directors
•Board Leadership Fellow, National Association of Corporate Directors
•MS, University of Southern California
•BS, United States Military Academy at West Point

Corporate Governance and Board Matters	29

Frances Powell Hawes Former Chief Financial Officer, Grant Prideco, Inc. Independent Director Director since December 2018 Age 69 Committees Audit (Chair) NGE&S
Career Highlights
•New Process Steel, L.P.
Chief Financial Officer (Retired)
•American Electric Technologies, Inc.
Senior Vice President and Chief Financial Officer
•NCI Building Systems, Inc.
Chief Financial Officer, Executive Vice President and Treasurer
•Grant Prideco, Inc.
Chief Financial Officer and Treasurer
•Weatherford International Ltd.
Various positions of increasing responsibility, including Chief Accounting Officer, Vice President, Accounting and Controller
Key Qualifications and Experience
Ms. Powell Hawes has over 22 years of experience as a financial advisor and chief financial officer for both public and privately held companies. She is a highly experienced director with extensive knowledge of not only publicly traded energy companies, but also privately held companies in complementary markets. Her knowledge and management experience on the Audit Committee enhances the Board’s decision-making process on all issues affecting the Company, and her strong accounting and leadership background contributes significantly to the Board’s understanding of the Company’s strategic opportunities. For these reasons, among others, we believe Ms. Powell Hawes is qualified to serve as a director.

Other Current Public Company Directorships
•Archrock Inc. (AROC:NYSE) (Audit Committee chair and Governance and Sustainability Committee)
•PGT Innovations, Inc. (PGTI:NYSE) (Audit Committee)
Other Current Engagements
•Financial Executives International, Houston Chapter
•Women Corporate Directors, Houston Chapter
•Memorial Assistance Ministries Board Member
Prior Directorships
•Energen Corporation
•Express Energy Services, LLC
Education
•Texas-Certified Public Accountant
•Strategic Financial Leadership Program in Executive Education, Dartmouth College
•Director Professionalism Course, National Association of Corporate Directors
•BBA, Accounting, University of Houston
•CERT Certificate of Cybersecurity Oversight, Carnegie Mellon University, Software Engineering Institute

30	Vital Energy, Inc. 2024 Proxy Statement

John Driver Chief Executive Officer, Lynx Technology Independent Director Director since June 2022 Age 59 Committees Audit Finance
Career Highlights
•Lynx Technology
Chief Executive Officer (March 2015 to present)
•PacketVideo
Chief Operating Officer and Chief Marketing Officer
•JoynIn
Co-Founder and Chief Executive Officer
•Serena Software
Senior Director of Global Field Marketing
•Sun Microsystems
Group Manager of Field and Partner Marketing
Key Qualifications and Experience
Mr. Driver is a technology entrepreneur and innovator with leadership experience in large, public and privately- held multinational companies and early-stage startups, enabling him to provide leadership and valuable insight to the Board on matters of business, finance and technology. He has a foundation in software marketing and sales and direct experience in new product launches for first-to-market categories. Navigating complexity, delivering innovation, and creating new opportunities within the IoT (Internet of Things) market are hallmarks of his career. As CEO, he currently leads Lynx Technology, a digital media technology company he founded through a management buyout of the multinational Connected Home operations of PacketVideo, a subsidiary of NTT DOCOMO. Previously, Mr. Driver served as Chief Operating Officer and Chief Marketing Officer of PacketVideo, co-founder and Chief Executive Officer of JoynIn and in senior leadership roles for Serena Software and Sun Microsystems. For these reasons, among others, we believe Mr. Driver is qualified to serve as a director.

Other Current Public Company Directorships
•Independent Director, Broadway Financial Corp & City First Bank, N.A. (BYFC:NYSE) (Audit, Governance, Risk & Compliance Committees)
Other Current Engagements
•The Fleet Science Center, Board Trustee
Education
•MBA, Tuck School of Business at Dartmouth College
•BS, Industrial Engineering, Stanford University
•Directorship Certified, National Association of Corporate Directors
•Cybersecurity Oversight Certified, National Association of Corporate Directors

Corporate Governance and Board Matters	31
Director Leadership
The Board believes that separating the roles of Chair and CEO and making the Board Chair an independent director provides further accountability by optimizing the Board’s processes, ability to constructively challenge management and appropriately prioritize matters.
The Chair facilitates the Board’s business and activities as follows:
Board Chair Responsibilities
•Propose a quarterly schedule of major Board discussion items
•Approve the agenda, schedule and information sent to directors prior to Board meetings
•Chair all Board meetings
•Lead executive sessions of the Board without management present (unless invited)
•Call additional Board or independent director meetings
•Guide the Board’s governance processes
•Oversee the Board’s evaluations and CEO evaluation
•Serve as liaison between CEO and management and the other independent directors
•Advise the NGE&S Committee in choosing committee chairs and membership
•Be available for direct communication with stockholders as appropriate
The Board believes that the decision as to who should serve as Board Chair and CEO is the responsibility of the Board, and the Board will continue to carefully consider whether to combine or separate the roles of Chair and CEO in the future. Factors that the Board considers in reviewing its leadership structure and making this determination include, but are not limited to, the current composition of the Board, the policies and practices in place to provide independent Board oversight of management, the Company’s circumstances and the views of our stockholders and other stakeholders. Changes in the Board’s leadership structure will be reflected on our website shortly after becoming effective and disclosed in compliance with applicable regulatory requirements. At the present time, the Board believes the interests of all stockholders are best served through a leadership model that separates the independent Board Chair and CEO positions.
Director Independence
The Board has determined that each continuing director and director nominee, except Mr. Pigott, meets the standards of independence set forth in our Corporate Governance Guidelines and the NYSE Listed Company Manual.

Independence*

Our CEO	90% Independent	•William E. Albrecht •Frances Powell Hawes •Jarvis V. Hollingsworth •Dr. Craig M. Jarchow •Lori A. Lancaster	•Edmund P. Segner, III •John Driver •Dr. Shihab Kuran •Lisa M. Lambert •Jason Pigott

*    Reflects the anticipated Board composition at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board.
To make this determination, the Board considers all relevant facts and circumstances indicating whether a director has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

32	Vital Energy, Inc. 2024 Proxy Statement

Independence Evaluation	Initial Assessment	Annual Questionnaire	Quarterly Affirmation	Ongoing Disclosure Requirements

Annually, each director must complete a questionnaire to disclose, among other things, information regarding ownership in the Company, compensation received from the Company (if any) and any relationship a director has either directly or indirectly through a family member or otherwise with certain Board or Company advisors or other companies with whom Vital does business. Additionally, each director must disclose at each regularly scheduled Board meeting, and has an affirmative obligation to promptly inform the Company’s General Counsel of, changes in circumstances or transactions or relationships that could impact his or her designation by the Board as independent. During its assessment, the Board considered the following directorships and transactions for director independence in 2023:

Directors	Organization/ Individual	Relationship	Transaction	Amount for each of the last three years
All Directors	Various charitable organizations	Director or Trustee	Charitable donations by Vital	<1% of the Company’s revenues
Lisa M. Lambert	Vital Energy Technology, LLC	Consulting	Consulting services provided by Ms. Lambert to Vital Energy Technology, LLC	$119,950
*      The Board concluded all of the above listed matters fall below the relevant thresholds for independence set forth in the NYSE Listed Company Manual and the Company’s Corporate Governance Guidelines.
Director Compensation
In 2023, all independent directors received both an annual retainer and an annual fee (together the “Director Base Compensation”) for their service on the Vital Board, totaling $230,000. The Company paid the Director Base Compensation ratably following each regularly scheduled quarterly Board meeting for services provided since the previous Board meeting. Directors were required to take $130,000 of their Director Base Compensation in the form of Company common stock. The director stock awards vest immediately upon grant. We implemented this structure, in part, to provide the directors the cash needed to pay taxes on the stock component of the Director Base Compensation. The Company also reimburses independent directors for their expenses to attend Board meetings.
The below table sets forth the Director Base Compensation effective for 2023.

2023 Rates	Amount Paid	Terms of Payment
Retainer	$72,000	Paid ratably following each regularly scheduled quarterly Board meeting.
Director Fees	$158,000	Paid ratably following each regularly scheduled quarterly Board meeting, with $130,000 paid in stock and $ $28,000 paid in cash.
Expense Reimbursement	Varies	The Company reimburses non-employee directors for their expenses to attend board meetings.
Directors are also permitted to participate in our Charitable Matching Gift Program, which provides a Company match for up to $1,000 in donations to an approved charity.

Corporate Governance and Board Matters	33
Directors who performed additional leadership roles received the following compensation:

	Amount Paid	Terms of Payment
Non-Executive Board Chair	$100,000	Paid in 70% cash and 30% stock ratably following each regularly scheduled Board meeting.
Audit Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
Compensation Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
NGE&S Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
Finance Committee Chair	$20,000	Paid in cash ratably following each regularly scheduled Board meeting.
To determine our director compensation, the Compensation Committee reviewed a market-based analysis and consulted with its independent compensation consultant. The independent compensation consultant performed a competitive review of outside director compensation paid by our peers, which included consideration of the significant time commitment our Board provides to the Company. The Company’s Equity Incentive Plan prohibits granting a stock award to any individual in a given year of more than 71,750 shares, which also applies to our directors.
The following table summarizes the compensation earned by our non-employee directors for the fiscal year ended December 31, 2023:

		Stock Awards
Name	Fees earned or paid in cash(1)	Common stock(2)	Deferred stock awards(2)(3)	All other Compensation(4)	Total
William E. Albrecht	$169,548	$—	$160,115	$1,000	$330,663
John Driver	$99,905	$—	$130,084	$—	$229,989
Frances Powell Hawes	$119,905	$65,042	$65,042	$—	$249,989
Jarvis V. Hollingsworth	$119,905	$—	$130,084	$—	$249,989
Dr. Craig M. Jarchow	$119,905	$—	$130,084	$—	$249,989
Dr. Shihab Kuran	$99,905	$—	$130,084	$—	$229,989
Lisa M. Lambert	$99,905	$130,084	$—	$—	$229,989
Lori A. Lancaster	$119,905	$—	$130,084	$—	$249,989
Edmund P. Segner, III	$99,905	$—	$130,084	$—	$229,989
(1)The amounts reported are for compensation earned for services rendered for 2023, which include compensation earned for services rendered for the fourth quarter of 2023 that was paid during the first quarter of 2024 in accordance with the fee summary noted above.
(2)The amounts reported represent the aggregate grant-date fair value of stock awards granted to Vital’s non-employee independent directors, based on the closing price of our common stock on the New York Stock Exchange (“NYSE”) on the grant date, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 718. For each director, the number of units granted was determined by dividing the cash value of the award by the closing price of the company’s common stock on the applicable Board approval date.
(3)The amounts reported represent deferred stock compensation received pursuant to the Director Deferred Compensation Plan (defined below). In 2023, none of our non-employee directors elected to receive deferred stock awards in lieu of cash compensation.
(4)The amounts reported represent amounts donated by the Company under our Charitable Matching Gift Program.

34	Vital Energy, Inc. 2024 Proxy Statement
Directors who are also employees of the Company do not receive any additional compensation for serving on our Board. See our Summary Compensation Table on page 69 for the total compensation received by Jason Pigott in 2023.
On February 25, 2021, the Board adopted the Vital Energy, Inc. Nonqualified Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”), an unfunded nonqualified deferred compensation plan administered by the Compensation Committee. Pursuant to the Director Deferred Compensation Plan, non-employee directors may elect to defer some or all of any cash or stock compensation received. Cash deferrals are invested in an array of investment options as designated by the Compensation Committee’s designee, the Vital Energy 401k Administration Committee, and stock is credited to the participant’s deferred stock account as of the date the stock would otherwise have been granted. Distributions will be paid in cash, unless the Compensation Committee approves payment in stock. At this time, only non-employee directors are eligible to participate. Directors were eligible to begin deferrals starting with compensation awarded after the Board meeting in May 2021.
Director Stock Ownership
Pursuant to our Corporate Governance Guidelines, directors have five years from their appointment date to reach the following stock ownership guidelines:

Position	Stock ownership requirement
Directors	$400,000 worth of company stock
Based on stock ownership as of December 31, 2023, the following directors are on track to meet the stock ownership requirements, but have not yet reached the stock ownership requirement: Mr. Driver, Mr. Hollingsworth and Dr. Kuran. All other directors have satisfied their stock ownership obligation.
Director Oversight of Risk
A key oversight responsibility of the Board is to oversee the assessment and management of the Company’s exposure to various risks. Our ERM process is dynamic and seeks to identify, assess, prioritize and mitigate the Company’s most significant enterprise risks and uncertainties that could materially impact the long-term health of the Company or prevent the achievement of strategic objectives. The ERM process focuses on the most significant risks the Company faces in the short-, intermediate-, and long-term timeframe. Our ERM process is an iterative exercise consisting of the following steps:
1.Identify risks – develop rating criteria (e.g., impact, velocity, likelihood, immediacy) and identify key risks;
2.Assess and prioritize risks – validate and assess risks by gathering internal and external insights on drivers/root causes;
3.Mitigate – based on the assessment and prioritization of the risks a mitigation plan is developed;
4.Monitor and report – monitor and evaluate effectiveness of risk mitigation and Key Risk Indicators; report quarterly to executives and Board; and
5.Integrate – discuss plans with third-parties and embed risk management into operational and strategic planning.
Our Director of Internal Audit, who functionally reports to the Audit Committee Chair, facilitates the ERM process. We leverage a combination of our quarterly and annual internal ERM efforts and regular engagement with our stakeholders to understand and focus on issues of material significance to both Vital and our stakeholders. Once potential risks are identified, we conduct appropriate analyses for each of our potential key risks, including stress tests for financial, operational and strategic business risks. We also monitor the legislative environment and regulatory developments to identify any pending matters that may impact our business. Our ERM process continues to evolve to reflect our sector’s dynamic risk landscape.

Corporate Governance and Board Matters	35
Governance Documents
Our governance documents are all located on our website www.vitalenergy.com under the Investors Tab and include all Board committee charters, Bylaws, the Code of Conduct and Business Ethics, the Corporate Governance Guidelines, the Code of Ethics for Senior Financial Officers and the Policy Statement Regarding Related Party Transactions.
Code of Conduct and Business Ethics
The Board has adopted a Code of Conduct and Business Ethics applicable to our employees, directors and officers and a Code of Ethics for Senior Financial Officers, in accordance with applicable U.S. federal securities laws and the NYSE Listed Company Manual. Any waiver of these codes may be made only by our Board and will be promptly disclosed on our website as required by applicable U.S. federal securities laws and the NYSE Listed Company Manual. In accordance with good corporate governance practices, we periodically review and revise these documents as necessary.
Corporate Governance Guidelines
The Company’s Corporate Governance Guidelines cover the following:

•Board size
•Board member selections
•Director independence
•Chairman and CEO selection
•Term limits
•Board meetings and agendas
•Access to management and advisers
•Executive sessions
•Committees of the Board
•Stockholder communications with the Board
•Board communications with third parties

•Age limits and retirement
•Other directorships
•Change in status of directors
•Director resignations
•Succession planning
•Director compensation
•Director expenses reimbursement
•Stock ownership guidelines
•Director orientation and education
•Annual performance evaluations

The NYSE Listed Company Manual requires listed companies to adopt certain governance guidelines. The Company believes the Corporate Governance Guidelines comply with the NYSE Listed Company Manual. Annually, the NGE&S Committee reviews the Corporate Governance Guidelines and recommends any changes for Board approval.
Director Meetings & Executive Sessions
Our Corporate Governance Guidelines require that the Board hold at least four meetings each year, and that our non-management directors meet in executive session regularly, and if the non-management directors include directors that are not independent, that our independent directors meet in executive session at least once a year. Our Board held nine meetings in 2023, and our independent directors met in executive session during six of those meetings. All Directors attended at least 75% of the Board meetings and the committee meetings for committees on which they serve. Directors are encouraged to attend the Company’s annual stockholder meeting, and all Board members who were on the Board at the time attended last year’s annual meeting.

		Committees
	Board	Audit	Compensation	NGE&S	Finance	Total
Meetings in 2023	9	7	4	4	9	33

36	Vital Energy, Inc. 2024 Proxy Statement
Director Committees
The Board has four standing committees (the information below reflects the anticipated committee composition at the conclusion of the Annual Meeting, assuming stockholders elect all nominees to the Board):

Audit Committee	Members
	Frances Powell Hawes (Chair) John Driver Jarvis H. Hollingsworth	Lori A. Lancaster Edmund P. Segner, III

Charter and Audit Committee Report
•The Audit Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the Audit Committee’s responsibilities.
•The Audit Committee Report is set forth beginning on page 46 of this Proxy Statement.
•The Audit Committee reviews the adequacy of the Audit Committee Charter annually.

Meetings
The Audit Committee Charter requires that the Audit Committee meet as often as it determines necessary, but at least four times each year. In 2023, the Audit Committee held seven meetings and six executive sessions, either in person or by teleconference. The Audit Committee regularly meets in executive session with each of our external auditors and our Director of Internal Audit.

Primary Responsibilities
Financial Statements
•Oversee (1) the quality and integrity of Vital’s financial statements and its related accounting and financial reporting processes and internal controls over financial reporting, and (2) the audits of the Company’s financial statements, including reviewing with management and the independent registered public accounting firm our annual audited and quarterly financial statements and other financial disclosures, including earnings releases.
Oversight of Cybersecurity Risks and Information Technology Systems
•Review and discuss with management the Company’s cybersecurity risks and the security of the Company’s data and information technology systems, as well as the steps management has taken to monitor and control such exposures.
•Review and discuss management’s cybersecurity policies and practices and regularly report to the Board the substance of such reviews and discussions and, as necessary, recommend to the Board such actions as the Committee deems appropriate.
Oversight of the Relationship with the Independent Auditor
•Engage and oversee the Company’s independent registered public accounting firm (taking into account the vote on stockholder ratification) and consider the independence, qualifications and performance of the independent registered public accounting firm.
•Approve all audit and permissible non-audit services to be performed by the independent registered public accounting firm.
•Review and evaluate the performance of the lead audit partner of the independent registered public accounting firm and periodically consider whether there should be a rotation of the independent registered public accounting firm.

Oversight of the Relationship with the Independent Reserve Engineer
•Engage the Company’s independent reserve engineer and review and discuss with management the reserve report prepared by the independent reserve engineer.
Oversight of the Internal Audit Function
•Approve Internal Audit Department Charter and appoint the Director of Internal Audit.
•Review and discuss the internal audit department’s audit plan, staffing, budget and responsibilities.
Oversight of Compliance Matters
•Review Vital’s compliance with legal and regulatory requirements, by reviewing and discussing the implementation and effectiveness of our compliance program.
•Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding: (a) accounting, internal accounting controls, audit matters and other federal securities law matters; (b) confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters or other federal securities law matters; and (c) any material legal matter.
•Review and discuss with management, policies and guidelines regarding enterprise risk assessment and management, major risk exposures and steps taken to monitor and control exposures.
•Review and provide oversight of all related party transactions.

Corporate Governance and Board Matters	37
Financial Literacy of Audit Committee and Designation of Financial Experts
As a part of its annual self-assessment process, the Board evaluated each of the members of the Audit Committee for financial literacy and financial expertise in March 2023 and March 2024. The Board determined that each of the current members of the Audit Committee is financially literate and qualifies as a financial expert as defined by the U.S. Securities and Exchange Commission (“SEC”).
Audit Committee Independence
Only independent directors serve on the Audit Committee. In connection with its assessment of the independence of each director pursuant to the NYSE Listed Company Manual, the Board also determined that each of the Audit Committee members met the additional independence standards of the SEC applicable to members of the Audit Committee. No Audit Committee member concurrently serves on the audit committee of more than two other public companies.

38	Vital Energy, Inc. 2024 Proxy Statement

Compensation Committee	Members
	Dr. Craig M. Jarchow (Chair) William E. Albrecht	Dr. Shihab Kuran Lisa M. Lambert

Charter and Compensation Committee Report
•The Compensation Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the Compensation Committee’s responsibilities.
•The Compensation Committee Report is set forth beginning on page 69.
•The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees as the Compensation Committee may from time to time deem appropriate.
•The Compensation Committee reviews the adequacy of the Compensation Committee Charter annually.

Meetings
The Compensation Committee Charter requires that the Compensation Committee meet as often as it determines necessary but at least once each year. In 2023, the Compensation Committee held four meetings and three executive sessions either in person or by teleconference.

Primary Responsibilities
•Establish the Company’s general compensation philosophy and objectives in consultation with senior management.
•Review and approve the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, based on this evaluation, recommend to the Board the Chief Executive Officer’s compensation level, including salary, bonus, incentive and equity compensation.
•Recommend to the Board compensation for all other named executive officers.
•Review and make recommendations to the Board with respect to all employment agreements, severance arrangements, change in control provisions and agreements and any special supplemental benefits applicable to the Company’s executive officers.

•Review and make recommendations to the Board regarding any incentive and equity-based compensation plans that are subject to Board approval.
•Administer the Company’s equity-based compensation plans, including the grant of performance unit awards and other equity awards under such plans.
•Review and make recommendations to the Board with respect to director compensation.
•Review and discuss with management the disclosures in the Compensation Discussion & Analysis of the Company’s Proxy Statement.

Compensation Committee Independence
Only independent directors serve on the Compensation Committee. Additionally, members of the Compensation Committee must meet the definition of “Non-Employee Director” included in Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection with its assessment of the independence of each director, the Board also determined that all committee members met the additional independence standards of the NYSE and in the Exchange Act.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee has been at any time a Vital employee. None of the Company’s executive officers serve on the Board or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Corporate Governance and Board Matters	39

Nominating, Corporate Governance, Environmental and Social Committee	Members
	Jarvis V. Hollingsworth (Chair) Frances Powell Hawes	Dr. Shihab Kuran Lisa M. Lambert

Charter
•The Nominating, Corporate Governance, Environmental and Social Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the NGE&S Committee’s responsibilities.
•The NGE&S Committee reviews the adequacy of the NGE&S Committee Charter annually.

Meetings
The Nominating, Corporate Governance, Environmental and Social Committee Charter requires that the NGE&S Committee meet as often as it determines necessary but at least once each year. In 2023, the NGE&S Committee held four meetings and four executive sessions either in person or by teleconference.

Primary Responsibilities
Oversight of Board and Committee Membership
•Identify, evaluate and recommend qualified nominees to serve on the Company’s Board.
•Review and make recommendations regarding the composition and size of the Board.
Oversight of Governing Policies, Practices and Procedures
•Develop and recommend corporate governance guidelines for the Company.
•Conduct an annual assessment of the qualifications and performance of the Board and each of the directors.
•Review and make recommendations regarding the composition, size, purpose, structure, operations and charter of each of the Board’s committees, including the creation of additional committees or elimination of existing committees.
•Recommend committee assignments for directors.

Oversight of Programs and Policies relating to ESG
•Review the Company’s performance on environmental and social matters, including the approval and ongoing monitoring of performance against any performance metrics and targets.
•Review any significant environmental, health or safety incidents or material regulatory compliance matters and monitor the status of subsequent actions.
•Review strategies and policies relating to human capital management, including diversity and inclusion and talent development and retention.
•Review notable ESG risks and potential exposures, including climate-related risks, and the Company’s actions for managing and mitigating those risks.
•Oversee the Company’s ESG communication plans for engagement with stockholders and key stakeholders and any reports issued by the Company in connection with its ESG initiatives.
•Consider and monitor trends, stakeholder concerns and notable emerging issues related to ESG that could affect the Company or its broader industry, and make recommendations to the Board, as appropriate, regarding the Company’s positions and mitigation plans with respect thereto.

40	Vital Energy, Inc. 2024 Proxy Statement

Finance Committee	Members
	Lori A. Lancaster (Chair) William E. Albrecht John Driver	Craig M. Jarchow Edmund P. Segner, III

Charter
•The Finance Committee Charter is available on our website at www.vitalenergy.com and contains the full list of the Finance Committee’s responsibilities.
•The Finance Committee reviews the adequacy of the Finance Committee Charter annually.

Meetings
The Finance Committee Charter requires that the Finance Committee meet as often as it determines necessary but at least four times each year. In 2023, the Finance Committee held nine meetings and two executive sessions either in person or by teleconference.

Primary Responsibilities
•Review and provide guidance on the Company’s annual capital and operating budget.
•Review and provide guidance on the Company’s capital structure and capital allocation strategy.
•Review and provide guidance on the Company’s hedging program and policies governing the use of financial instruments, including the derivative instruments.
•Upon delegation of authority by the Board, approves acquisitions and hedges which may exceed management’s delegated authority.

Related Party Transactions
The Board recognizes that transactions involving the Company and related parties present a heightened risk of conflicts of interest, and therefore, has adopted a Policy Statement Regarding Related Party Transactions (“Policy Statement”). This Policy Statement is available on our website, www.vitalenergy.com. The Policy Statement prohibits the Company from entering into a related party transaction unless (1) the Audit Committee approves such transaction in accordance with the Policy Statement; or (2) the transaction is approved by a majority of the disinterested directors of the Company.
A “Related-Party Transaction” is a transaction, arrangement or relationship or series of related transactions, or any material amendment to any such transaction, in which the Company or any of its subsidiaries was, is or will be a participant, the amount involved exceeds $120,000, and a Related Person had, has or will have a direct or indirect material interest.
A “Related Person” means:
•any person who is, or at any time during the applicable period was, one of the Company’s executive officers or one of its directors;
•any person who is known by the Company to be the beneficial owner of more than 5.0% of the Company’s common stock;
•any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother- in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5.0% of the Company’s common stock; and
•any entity in which any of the foregoing persons (i) has direct or indirect control, (ii) is a partner or principal or in a similar position, (iii) has a 10.0% or greater beneficial ownership interest or (iv) is employed if (a) the person is directly involved in the negotiation of the Related-Party Transaction or will share or have primary responsibility for such transaction or (b) the person’s compensation from the entity is directly tied to such transaction.
The Audit Committee annually reviews and assesses the adequacy of this Policy Statement.

Corporate Governance and Board Matters	41
Procedures for Review, Approval and Ratification of Related-Party Transactions
In reviewing and approving any Related-Party Transaction, the Audit Committee shall:
•Satisfy itself that it has been fully informed as to the material facts of the Related Person’s relationship and interest and as to the material facts of the proposed Related-Party Transaction;
•Take into account the extent of the Related Person’s interest in the Related-Party Transaction; and
•Determine that the Related-Party Transaction is fair to the Company and that the Related-Party Transaction is on market standard terms including no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances.
At each Audit Committee meeting, management can recommend any Related-Party Transactions, if applicable, the Company desires to pursue. After review, the Audit Committee shall approve or disapprove such transactions, and at each subsequently scheduled meeting, management shall update the Audit Committee as to any material change to those proposed transactions. The Audit Committee establishes any guidelines it determines are necessary or appropriate for management to follow in its dealings with Related Persons in Related-Party Transactions. No member of the Audit Committee participates in the review or approval of any Related-Party Transaction if that member is a Related Person.
If management becomes aware of a proposed Related-Party Transaction or an existing Related-Party Transaction that the Audit Committee has not pre-approved, management promptly notifies the Audit Committee Chair to complete the above-described review process. If management, in consultation with the Company’s Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Audit Committee meeting, the Audit Committee Chair has the delegated authority to review, consider and determine whether any such transaction is fair to the Company and whether the transaction should be approved, or ratified. The Audit Committee Chair reports to the Audit Committee any transactions reviewed by her pursuant to this delegated authority at the next Audit Committee meeting.
Other Related-Party Transactions
For a description of the agreements we have entered into with certain current or former stockholders that own or have owned at least 5% of our Common Stock, including the investor agreement and registration rights agreement entered into with Henry Energy LP (“Henry”) and the registration rights agreements entered into with Driftwood Energy Operating, LLC (“Driftwood”) and Maple Energy Holdings, LLC (“Maple”), please see “Investor Agreements and Registration Rights Agreements” below.

Subject to certain conditions, the Company announced on March 28, 2024, that it intends to redeem all of its 10.125% senior notes due 2028 (the “2028 Notes”) not purchased in the Company’s previously announced tender offers on or about April 29, 2024, at a redemption price of 105.063% of the principal amount thereof, plus accrued and unpaid interest to the redemption date. Our Chief Executive Officer, Jason Pigott, owns $484,000 principal amount of our 2028 Notes that he did not tender for purchase in such tender offers and that accordingly will be redeemed by the Company at the redemption price in connection with such redemption.
Investor Agreements and Registration Rights Agreements
Henry Investor Agreement
On November 22, 2023, in connection with the closing of the Henry Acquisition (as defined herein), we entered into an Investor Agreement (the “Henry Investor Agreement”) with Richard D. Campbell and HT LP (as defined herein) (as well as certain other parties thereto) (the “Henry Investor Parties”). The Henry Investor Agreement provides for, among other things, for the following:
•Customary standstill and transfer restrictions with respect to shares held by the Henry Investor Parties.
•Voting agreements pursuant to which the Henry Investor Parties agreed to vote their shares in favor of director nominees and other customary matters as recommended by the Board.

42	Vital Energy, Inc. 2024 Proxy Statement
Henry Registration Rights Agreement
In connection with the closing of the Henry Acquisition, we entered into a registration rights agreement with Henry and Henry’s designees, dated as of November 6, 2023 (the “Henry Registration Rights Agreement”). Pursuant to the Henry Registration Rights Agreement, the Company grants to Henry certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the Henry Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Henry Registration Rights Agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.
PEP Investor Agreement
On February 2, 2024, in connection with the closing of the PEP Acquisition (as defined herein), we entered into an Investor Agreement (the “PEP Investor Agreement”) with PEP HPP Jubilee SPV LP, PEP PEOF Dropkick SPV, LLC, PEP HPP Dropkick SPV LP and HPP Acorn SPV LP (collectively the “PEP Investor Parties”). The PEP Investor Agreement provides for, among other things, for the following:
•Customary standstill and transfer restrictions with respect to shares held by the PEP Investor Parties.
•Voting agreements pursuant to which the PEP Investor Parties agreed to vote their shares in favor of director nominees and other customary matters as recommended by the Board during the Standstill Period (as defined in the PEP Investor Agreement).
PEP Registration Rights Agreement
In connection with the closing of the PEP Acquisition, we entered into a registration rights agreement with the PEP Investors, dated as of February 2, 2024 (the "PEP Registration Rights Agreement”). Pursuant to the PEP Registration Rights Agreement, the Company grants to the PEP Investors certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such parties in the PEP Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the PEP Registration Rights Agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.
GR Investor Agreement
On December 21, 2023, in connection with the closing of the GR Acquisition (as defined herein), we entered into an Investor Agreement (the “GR Investor Agreement”) with Granite Ridge Vital, LLC, GREP IV-A Permian, LLC and GREP IV-B Permian, LLC (collectively the “GR Investor Parties”). The GR Investor Agreement provides for, among other things, for the following:
•Customary standstill and transfer restrictions with respect to shares held by the GR Investor Parties.
•Voting agreements pursuant to which the GR Investor Parties agreed to vote their shares in favor of director nominees and other customary matters as recommended by the Board.
Granite Ridge Registration Rights Agreement
In connection with the closing of the GR Acquisition, we entered into a registration rights agreement with the GR Investor Parties, dated as of December 21, 2023 (the “GR Registration Rights Agreement”). Pursuant to the GR Registration Rights Agreement, the Company grants to the GR Investor Parties certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the GR Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the GR Registration Rights Agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.

Corporate Governance and Board Matters	43
Driftwood Registration Rights Agreement
On February 14, 2023, we entered into a purchase and sale agreement with Driftwood, pursuant to which we agreed to purchase (the “Driftwood Acquisition”) Driftwood’s oil and gas properties in the Midland Basin including approximately 11,200 net acres located in Upton and Reagan Counties and related assets and contracts. We closed the Driftwood Acquisition on April 3, 2023. At the closing of the Driftwood Acquisition, we entered into a registration rights agreement with CEC Driftwood Holdings, LLC, as designee for Driftwood, dated as of April 3, 2023 (the “Driftwood Registration Rights Agreement”). Pursuant to the Driftwood Registration Rights Agreement, the Company grants to Driftwood certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the Driftwood Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Driftwood Registration Rights Agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.
Maple Registration Rights Agreement
On September 13, 2023, we entered into a purchase and sale agreement with Maple, pursuant to which the Company agreed to purchase Maple’s oil and gas properties in the Delaware Basin, including approximately 15,500 net acres located in Reeves County and related assets and contracts (the “Maple Acquisition”). We closed the Maple Acquisition on November 6, 2023. At the closing of the Maple Acquisition, we entered into a registration rights agreement with Maple and Maple designees, dated as of November 6, 2023 (the “Maple Registration Rights Agreement”). Pursuant to the Maple Registration Rights Agreement, the Company grants to Maple certain demand, “piggy-back” and shelf registration rights with respect to the shares of the Company’s common stock to be received by such entities in the Maple Acquisition, subject to certain customary thresholds and conditions. Additionally, the Company agrees to pay certain expenses of the parties incurred in connection with the exercise of their rights under the Maple Registration Rights Agreement and to indemnify them for certain securities law matters in connection with any registration statement filed pursuant thereto.
Communications with Directors
Stockholders or other interested parties can contact any director, any Board committee or the Company’s independent directors as a group, by writing to them at the following address: Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd Street, Suite 1000, Tulsa, Oklahoma 74120. All such communications will be given to the appropriate member(s) of the Board. The General Counsel will initially receive and process communications before forwarding them to the addressee. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to the Audit Committee.

44	Vital Energy, Inc. 2024 Proxy Statement
Audit Matters

Proposal Two

Ratification of Selection of Independent Registered Public Accounting Firm
The Audit Committee of the Board selected EY as the independent registered public accounting firm of the Company for the 2024 fiscal year. The Board is providing stockholders the opportunity to vote to ratify the selection of EY. The submission of this matter for approval by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of EY, the Audit Committee will reconsider the selection of that firm as the Company’s auditors but will be under no obligation to appoint a new public accounting firm.
The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. As part of this oversight, the Audit Committee has established general best practices to evaluate the auditor’s qualifications, independence and performance, including the following:

Audit Committee Best Practices
•Review of non-audit fees and services when assessing independence. •Audit partner rotation every five years. •Audit Committee approval of every audit partner. •Regular meetings with the Audit Committee.	•Regular executive sessions with the Audit Committee without management present. •Annual evaluation of independent registered public accounting firm by the Audit Committee.

The Company expects that one or more representatives of EY will be present at the Annual Meeting. The representative(s) will have an opportunity to respond to appropriate questions and to make a statement if desired.
The stockholders’ ratification of the selection of EY does not limit the authority of the Audit Committee to change auditors at any time.
Vote Required
The affirmative “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Audit Matters	45
Audit Services
As disclosed in the Company’s Form 8-K filed on June 7, 2022 (“Auditor 8-K”), the Audit Committee approved the engagement of EY as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, subject to completion of EY’s standard client acceptance process and execution of an engagement agreement, and dismissed Grant Thornton LLP (“GT“) as the Company’s independent registered public accounting firm. GT had served as the Company’s independent registered public accounting firm since 2007. The reports of GT on the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the year ended 2021, and the subsequent interim period through June 3, 2022: (i) the Company had no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with GT on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to GT’s satisfaction, would have caused GT to make reference thereto in its reports on the Company’s financial statements, and (ii) there were no “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. The Company provided GT with a copy of the disclosures required by Item 304 of Regulation S-K and requested that GT furnish the Company with a letter addressed to the SEC stating whether GT agreed with the statements made by the Company in its Auditor 8-K and, if not, stating the respects in which it did not agree. A copy of GT’s letter, dated June 7, 2022, is filed as Exhibit 16.1 to the Form 8-K.
External audit services for the fiscal years ended December 31, 2023 and 2022, were provided by EY, included auditing our consolidated financial statements, auditing the effectiveness of our internal control over financial reporting and services related to periodic filings made with the SEC. The Company anticipates its selected independent registered public accounting firm will perform similar services for the fiscal year 2024.
The Audit Committee Charter and its pre-approval policy require that the Audit Committee review and pre-approve the plan and scope of external audit and tax services as well as the fees associated with such services. Vital’s Audit Committee pre-approved 100% of the services presented in the table below.
Audit and Other Fees
External audit fees for professional services are as follows:

	2023	2022
Audit fees(1)	$1,994,622	$981,000
Tax fees(2)	206,632	176,128
Total	$2,201,254	$1,157,128
(1)Audit fees represent fees for professional services provided in connection with: (a) the annual audit of Vital’s consolidated financial statements; (b) the review of Vital’s quarterly consolidated financial statements; (c) the annual audit of the effectiveness of internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; and (d) the review of certain of Vital’s filings with the SEC, including review of registration statements, comfort letters, consents and research necessary to comply with generally accepted auditing standards for the years ended December 31, 2023 and 2022. Audit fees incurred for the years ended December 31, 2023 and December 31, 2022 represent audit services provided by EY.
(2)Tax fees represent: (a) provision of certain tax compliance, tax advice and tax planning by EY incurred during the years ended December 31, 2023 and 2022.

46	Vital Energy, Inc. 2024 Proxy Statement
Audit Committee Report
During the last fiscal year, and during the first quarter of 2024 in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Audit Committee:
•reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023 with management and with EY, including the significant accounting policies used and significant estimates made by management in the preparation of our audited and consolidated financial statements, and the overall quality, not just the acceptability, of our consolidated financial statements and management’s financial reporting process;
•reviewed and discussed with the Company’s internal auditor the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and EY with and without management present to discuss the results of their examinations, their evaluations of internal controls, and the overall quality of the Company’s financial reporting and their compliance programs;
•reviewed and discussed with EY (i) their judgments as to the quality of the Company’s accounting policies, (ii) the written disclosures and letter from the independent registered public accountants required by Public Company Accounting Oversight Board (“PCAOB”) Independence Rules, and their independence, (iii) any issues deemed significant by EY or the Audit Committee, including critical audit matters addressed during the audit, and (iv) the matters required to be discussed by the applicable requirements of the PCAOB, the rules of the SEC, and other applicable regulations;
•evaluated the process by which the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer make the certifications required by the SEC in connection with the filing with the SEC of the Company’s periodic reports, including reports on Forms 10-K and 10-Q; and
•pre-approved all auditing services and non-audit services to be performed for the Company by the independent registered public accountants as required by the applicable rules promulgated pursuant to the Exchange Act, considered whether the rendering of non-audit services was compatible with maintaining EY’s independence, and concluded that EY’s independence was not compromised by the provision of such services (details regarding the fees paid to EY in years 2023 and 2022 for audit services, tax services and all other services, are set forth in “Audit and Other Fees” above). Pre-approval is generally provided for up to one year and is detailed as to the particular service or category of service. The Audit Committee may delegate pre-approval authority for such services to one or more of its members, whose decisions are then presented to the full Audit Committee at its next scheduled meeting. For fiscal years 2023 and 2022, all of the services provided by our independent registered public accounting firm were pre-approved by the Audit Committee.

Audit Matters	47
The Audit Committee meets regularly with management, including private discussions with EY, and receives the communications described above. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, such considerations and discussions do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States (“GAAP”) or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with GAAP. EY is responsible for expressing an opinion on those financial statements. The Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with GAAP and on the representations of the independent registered public accountants included in their report on the Company’s consolidated financial statements.
The Audit Committee has also established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent registered public accountants do not assure that the Company’s consolidated financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s consolidated financial statements has been carried out in accordance with generally accepted auditing standards.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Audit Committee of the Board
Frances Powell Hawes, Chair
Jarvis V. Hollingsworth
Lori A. Lancaster
Edmund P. Segner, III
John Driver

48	Vital Energy, Inc. 2024 Proxy Statement
Executive Compensation Matters

Proposal Three

Advisory Vote Approving the Compensation of Our Named Executive Officers
We are seeking stockholder approval on an advisory, non-binding basis of the compensation of our named executive officers as disclosed in the Executive Compensation Matters section of this Proxy Statement. In this proposal, stockholders are being asked to vote on the following advisory resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the other narrative executive compensation disclosure in the Proxy Statement for our 2024 Annual Meeting of Stockholders.”

In accordance with the preference expressed by our stockholders at our annual meeting in 2018, the Board determined that we would provide this opportunity annually until the next non-binding stockholder advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, which will occur at this Annual Meeting. See “Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers (Proposal Four)” on page 49. To learn more about our compensation program, including our process for determining executive compensation, please see the Compensation Discussion & Analysis.
Although the vote is advisory and non-binding, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will carefully consider the voting results in connection with their ongoing evaluation of our compensation program.
Vote Required
The affirmative “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the advisory vote approving the compensation of our named executive officers.

Executive Compensation Matters	49

Proposal Four

Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Our Named Executive Officers

Section 14A(a)(1) of the Exchange Act requires that we provide our stockholders with the opportunity to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. Stockholders may indicate whether they would prefer an advisory vote on named executive officer compensation once every year, every two years, or every three years. You will have the opportunity to vote on this issue at least once every six years.
In 2018, our stockholders voted to have an advisory vote every year on executive officer compensation. After careful consideration of this issue, our Board recommends that the advisory vote on the compensation of our named executive officers occur every year (annually). Our Board believes this frequency is appropriate because we value stockholder input on executive compensation and believe that an annual advisory vote will provide us with regular input on important issues relating to executive compensation. To learn more about our compensation program, including our process for determining executive compensation, please see the Compensation Discussion & Analysis.
While our executive compensation program is designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. An annual vote gives us the opportunity to receive more immediate feedback from our stockholders regarding our overall compensation philosophy, policies and practices. However, stockholders should note that because the advisory vote on executive compensation occurs several months after the beginning of the compensation year, and because the different elements of our executive compensation program are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders. An annual advisory vote on executive compensation also is consistent with our practice of providing stockholders the opportunity to ratify the Board’s selection of independent auditors on an annual basis.
Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the frequency option of every year, two years or three years, or choosing to abstain from voting, when you vote in response to this proposal.
Although the vote is advisory and non-binding, our Board and Compensation Committee value the opinions that our stockholders express in their votes and will carefully consider the voting results in connection with their ongoing evaluation of our compensation program.
Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of holding future advisory votes on compensation of our named executive officers every 1 YEAR.

Vote Required
The frequency that receives the affirmative "FOR" vote of a plurality of the votes cast by holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter will be considered the approved frequency.

The Board unanimously recommends that stockholders vote ONE holding the advisory vote on the compensation of our named executive officers every 1 YEAR.

50	Vital Energy, Inc. 2024 Proxy Statement
Compensation Discussion & Analysis
The following discussion and analysis contains statements regarding our named executive officers’ past and future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.
CD&A Table of Contents

Executive Compensation Matters	51
CD&A Executive Summary
Our strategy is to build long-term value for our shareholders through low-cost, environmentally responsible development of our oil and gas resources. This, in turn, energizes human potential by providing the sustainable, abundant and affordable energy the world needs to prosper.
In 2023, this strategy delivered strong financial performance while we significantly expanded our Permian Basin acreage position, increased oil-weighted inventory and announced the achievement of two of our emissions reduction targets. Specific highlights include:
•Reported FY-23 net income of $695.1 million, Adjusted Net Income1 of $325.0 million and cash flows from operating activities of $813.0 million
•Generated FY-23 Consolidated EBITDAX1 of $1.04 billion and Adjusted Free Cash Flow1 of $217.1 million
•Reported FY-23 total production of 96.6 MBOE/d and oil production of 46.3 MBO/d, an increase of 17% and 22%, respectively, versus FY-22
•Exited 2023 with a Net Debt1/Consolidated EBITDAX1 ratio of 1.09x (credit facility calculation), 8% lower than prior year-end
•Reported year-end 2023 proved reserves of 404.9 million BOE, an increase of 34% versus prior year
•Closed six accretive Permian Basin acquisitions for $1.6 billion, adding approximately 88,000 net acres and 465 gross oil-weighted locations, 280 of which were announced with the acquisitions, increasing inventory of oil-weighted development locations to more than 10 years at current activity levels
•Reported reduced Scope 1 GHG emissions intensity and methane emissions intensity of 38% and 65%, respectively, as of year-end 2022
The STIP performance metrics for 2023 were updated from those used in 2022 to better reflect changes within our industry, current strategy and feedback from our stockholders. Following consultation with our independent compensation consultant, the Compensation Committee recommended, and the Board, approved using several of our previous metrics with slight modifications and updated targets, all of which reflect a potential improvement over prior year performance and above average industry metrics. The updated STIP metrics are shown below.

2022 STIP Performance Metrics			2023 STIP Performance Metrics

Environmental as follows:			Environmental as follows:
Spill Intensity	5.0%	10%	Produced Fluid Spill Intensity	5.0%	10%
Air Stewardship	5.0%		Flaring Intensity/Air Stewardship	5.0%
Contractor Plus Employee TRIR(2)		5%	Employee TRIR(2)		5%
Employee DART(3)		5%	Contractor TRIR(2)		5%
Operated Base Performance, BOPD		10%	Gross Operated Base Performance, BOPD		20%
Operated Wedge Performance, CUM Type Curve BOPD		10%	Gross Operated Wedge Oil Performance		20%
Cash Cost per BOE		15%	Free Cash Flow, Excluding Acquisitions ($MM)		20%
Free Cash Flow ($MM)		20%	Gross Inventory Added with a Minimum 20% Drilling Rate of Return (Well Count)		20%
Gross Inventory Added with a Minimum 25% Drilling Rate of Return (Well Count)		25%			100%
		100%

(1)See Annex A for definitions of non-GAAP financial measures.
(2)TRIR is defined as Total Recordable Incident Rate
(3)DART is defined as Days Away Restricted or Transferred

52	Vital Energy, Inc. 2024 Proxy Statement
For our LTIP Performance Metrics, we received positive feedback from stockholders and our independent compensation consultant for our structure that combines the Relative Stockholder Return Metric and Absolute Stockholder Return Metric into a PSU Matrix as shown below that consists of three separate annual performance periods during the three-year period of the LTIP grant, so we continued this framework. The Board believes that this structure reflects an incentive to consistently align the interests of our executives with stockholders on both an annual basis and for the longer term while also reflecting both our absolute and relative performance. In addition, we maintained an EBITDAX/Total Debt Component and an Inventory Growth Component to reflect the need for the Company to emphasize inventory growth to extend its runway of oil-weighted projects as desired by our stockholders. Under the terms of the award agreements, the EBITDAX/Total Debt Component is measured as Net Debt to Consolidated EBITDAX which is tied to the definition in the credit facility that is in effect as of the end of the performance period. Throughout this proxy, we refer to the EBITDAX/Total Debt Component as Net Debt to Consolidated EBITDAX. We also maintained an ESG component to the LTIP criteria to reflect our focus on operating in a safe and responsible manner. Lastly, the performance peer group was updated to reflect the Company’s most relevant peer companies in terms of size and competition.

2022 and 2023 Performance Unit Award Metrics
Three-year relative and absolute total stockholder return	50%
Three-year growth in inventory	15%
Three-year Net Debt/Consolidated EBITDAX	20%
ESG	15%
100%

Each performance measure is evaluated against established targets and the overall STIP payout for 2023 resulted in a payout at 165% of target. For a full description of our 2023 Executive Compensation Program, see the discussion beginning on page 61.

STIP Payout of 165% of Target	2021 Performance Unit Awards Payout of 146% of Target

200
150
100
50
0
Produced Spill Intensity
Flare Intensity/ Air Stewardship
Employee TRIR
Contractor TRIR
Gross Operated Base Performance
Gross Operated Wedge Oil Performance
Free Cash Flow
Gross Inventory Added
Total Annual Payout
Actual
Target

200
150
100
50
0
Three-year relative and absolute total stockholder return
Three-year growth in inventory
Three-year Net Debt/Consolidated EBITDAX

For 2023, we continued to seek to make the total target NEO compensation near the median of our compensation peer group with the understanding that there may be individual variation.

Executive Compensation Matters	53
“Say-on-Pay” Results & Management Responsiveness
Of the shares voted at the 2023 annual meeting of stockholders, 92.3% voted to approve Vital’s 2022 executive compensation. We believe this continued high approval of our executive compensation reflects stockholder satisfaction with the steps taken by the Board and Compensation Committee to establish a fair and robust compensation system that reflects concerns held by stockholders.
Key Compensation Enhancements in Past Three Years

•Implementation of market-based executive severance plan, providing payment only for involuntary termination without cause or other termination for good reason
•Updated STIP performance metrics to better reflect criteria important to stockholders, emphasizing free cash flow and sustainability
•Additional disclosures regarding the Compensation Committee’s role in developing performance metrics and peer group selection methodology

•Updated weighting of LTIP performance unit awards to equally weight each metric
•Adopted an executive incentive clawback plan, providing for clawback in certain instances of financial restatement
•Evolving enhancement of LTIP performance unit award weighting and metrics, including implementation of a metric for 2022 tied to achievement of our 2025 emission reduction targets

Named Executive Officers
Our named executive officers (“NEOs”) are as follows:

Name	Positions
Jason Pigott	President and Chief Executive Officer
Bryan Lemmerman	Executive Vice President and Chief Financial Officer
Mark Denny	Executive Vice President, General Counsel and Secretary
Katie Hill	Senior Vice President and Chief Operating Officer

54	Vital Energy, Inc. 2024 Proxy Statement
In addition to Mr. Pigott, whose biography is included under the Director Qualifications section, set forth below is the biographical information for each of our current executive officers.

Bryan Lemmerman Senior Vice President and Chief Financial Officer from June 2020 to November 2023. Executive Vice President and Chief Financial Officer since November 2023. Age 49
Mr. Lemmerman joined Vital in June 2020 as Senior Vice President and Chief Financial Officer. In November 2023 Mr. Lemmerman was promoted to Executive Vice President and Chief Financial Officer. Mr. Lemmerman has more than 16 years of experience in the energy exploration and production industry, including an extensive background in strategic planning and business development. He previously was with Chesapeake Energy Corporation, from May 2010 until June 2020, serving in financial roles with increasing responsibility, most recently as Vice President—Business Development and Treasurer. Prior to joining Chesapeake, Mr. Lemmerman was a portfolio manager at Highview Capital Management and Ritchie Capital Management, overseeing investments in public and private energy companies. He began his career as a tax consultant with Deloitte & Touche.
Education •B.B.A., Accounting, Texas A&M University •M.S., Accounting, Texas A&M University •M.B.A., University of Texas
Mark Denny Senior Vice President —General Counsel and Secretary from April 2019 to November 2023. Executive Vice President — General Counsel and Secretary since November 2023 Age 43
Mr. Denny joined Vital in February 2013. Prior to his most recent promotion to Executive Vice President, he served as Senior Vice President and General Counsel. Prior to joining Vital, Mr. Denny worked in-house at SEH Offshore, Inc. and Seahawk Drilling, Inc. Prior to that, Mr. Denny worked at the international law firms of Vinson & Elkins and Fried Frank.
Education •B.S., Economics and Political Science, Vanderbilt University •J.D., Georgetown University Law Center
Katie Hill Senior Vice President and Chief Operating Officer—Operations since November 2023 Age 36
Ms. Hill joined Vital in September 2022 as VP-Operations and was promoted to Chief Operating Officer and the senior leadership team in November 2023. Prior to joining Vital she served as Senior Vice President - Operations at Javelin Energy Partners, LLC from June 2020 to August 2022. Previously, she served for eight years, from June 2012 until June 2020, at Chesapeake Energy in positions of increasing responsibility in operations. Ms. Hill began her career as an engineer with BP in 2008.
Education •B.S., Mechanical Engineering, University of Michigan College of Engineering •M.S., Mechanical Engineering, University of Michigan College of Engineering

Executive Compensation Matters	55
2023 Compensation Alignment & Pay for Performance
To ensure that we pay our NEOs for their performance in relation to our strategy, the majority of their compensation is variable and heavily dependent on performance metrics pre-established by our Board. The following pie charts depict the allocation of fixed compensation (salary rate) vs. variable compensation (target STIP awards and target LTIP awards) for 2023 of our CEO and average for the other current NEOs, assuming each person receives his or her target percentage for STIP and LTIP awards in effect as of February 2023.

CEO Target Pay Mix	Other NEOs Average Target Pay Mix

Time-based LTIP 37%
Salary Rate 12%
Perf-based STIP 14%
Perf-based LTIP 37%
Total Pay at Risk
88%

Time-based LTIP
34%
Salary Rate
21%
Total Pay at Risk
79%
Perf-based STIP
17%
Perf-based LTIP
28%

The following table sets forth the approximate allocation between fixed and variable compensation for each NEO’s actual pay. This table is the approximate percentages of our NEOs’ total compensation in the form of salary, STIP award and LTIP awards during the fiscal year 2023 as set forth in the Summary Compensation Table.
2023 Actual Pay Mix(1)

Name and Principal Position	Salary as a percentage of total compensation(2)	Cash awards as a percentage of total compensation(2)	Equity-based awards as a percentage of total compensation(2)(3)

Jason Pigott President & Chief Executive Officer	10%	20%	70%

Bryan Lemmerman Executive Vice President & Chief Financial Officer	14%	21%	65%

Mark Denny Executive Vice President General Counsel & Secretary	18%	25%	57%

Katie Hill Senior Vice President & Chief Operating Officer	23%	32%	45%

(1)The remaining portions of the NEOs’ total compensation were attributable to all other compensation during the fiscal year 2023. For further discussion of the NEOs’ other compensation see the Summary Compensation Table.
(2)The amounts used in these calculations were the actual amounts earned in 2023. Totals may not add up to 100% due to rounding.
(3)The equity-based award amounts used in these calculations were the sum of the grant-date fair value of the restricted stock awards and performance unit awards. Please refer to Note 9 to our audited consolidated financial statements in our 2023 Annual Report for disclosures regarding fair value estimates of these awards.

56	Vital Energy, Inc. 2024 Proxy Statement
The below tables show the specific performance metrics in 2023 for the STIP and LTIP and demonstrates how those performance metrics align with our corporate strategy on both a short-term and long-term basis. For more details regarding the 2023 executive compensation and performance metric results, see page 63.

Compensation		Key Performance Metrics	Link to Company Strategy

Short-Term Incentive Program		Environmental •Produced Fluid Spill Intensity (5%) •Flaring Intensity (5%)	Managing Risks

		Employee TRIR (5%)	Safety
		Contractor TRIR (5%)	Safety
		Gross Operated Base Performance, BOPD (20%)	Asset Optimization
		Gross Operated Wedge Performance (20%)	Asset Optimization
		Free Cash Flow, Excluding Acquisitions ($MM) (20%)	Asset Optimization
		Gross Inventory Added with Minimum 20% Drilling ROR (Well Count) (20%)	Seeking High-Margin Inventory

Long-Term Incentive Program	Restricted Stock Awards (50%)	Stock Price (3-year vesting period)	Increasing Stockholder Value

	Performance Share Units (50%)	Relative Three-Year Total Stockholder Return compared to peer group and Absolute Three-Year Total Stockholder Return (50%)	Increasing Stockholder Value
		Three-Year Net Debt/Consolidated EBITDAX (20%)	Strong Financial Profile

		Three-Year Growth in Inventory (15%)	High Margin Growth
		ESG (15%)	Community Stewardship and Safety
Compensation Philosophy & Process for Determining Executive Compensation
We design our executive compensation program to attract, retain and motivate highly qualified and committed personnel who will successfully execute our strategy and create stockholder value.

Executive Compensation Matters	57
Compensation Committee’s Role in Our Compensation Program
The Board has delegated to the Compensation Committee the responsibility of establishing the general compensation philosophies and objectives of the Company. Specifically, the Compensation Committee evaluates and recommends for approval or ratification by the Board certain compensation related decisions for the Company as follows:

•Review and approve the Company’s goals and objectives relevant to the compensation of the Chief Executive Officer, annually evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and, based on this evaluation, determine and approve the CEO’s compensation level, including salary, bonus, and incentive and equity compensation. In determining the long-term incentive component of the CEO’s compensation, the Compensation Committee considers, among other factors, the Company’s performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies and the award given to the Company’s CEO in past years.
•Consider the non-binding vote of stockholders to approve executive compensation each year at the annual meeting, feedback received from stockholders as part of the Company’s stockholder engagement program, recommendations from the CEO, and input from the Company’s independent compensation consultant.
•Make recommendations to the Board with respect to all compensation for executive officers.
•Make recommendation to the Board with respect to all employment agreements, severance arrangements, change in control provisions and agreements, and any special supplemental benefits applicable to the Company’s executive officers.
•Review and make recommendations to the Board with respect to incentive compensation and equity-based plans.
•Administer the Company’s equity-based compensation plans, including the grant of performance unit awards and other equity awards under such plans.

For more information regarding the results of the stockholder vote to approve executive compensation from the 2023 annual meeting and the Compensation Committee’s 2023 stockholder outreach related to our compensation program, please see the “Say-on-Pay” Results and Management Responsiveness section.
CEO’s Role in Our Compensation Program
With the approval of the Compensation Committee, the CEO obtains and reviews external market information (including that received from the Compensation Committee’s independent compensation consultant, as more fully described below) to determine if the Company is offering competitive compensation packages to our NEOs and to recommend any adjustment to the compensation levels when necessary. The CEO also considers both the Company’s and the officer’s performances during the year, including whether the officer served in an expanded role at the Company. The CEO provides recommendations to the Compensation Committee regarding the compensation levels for our existing officers and our compensation program as a whole (except regarding his own compensation).
While the Compensation Committee gives considerable weight to the CEO’s input on compensation matter, it applies its own analysis and judgment before making a recommendation to the Board. The Board considers the recommendations of the Compensation Committee but has the final decision-making authority on all executive compensation matters, except with respect to compensation for the CEO, which is approved by the Compensation Committee and subsequently reviewed and ratified by the Board.
Independent Compensation Consultant Role in Our Compensation Program and Conflicts of Interest Analysis
The Compensation Committee Charter grants the Compensation Committee the authority, to the extent it deems appropriate, to retain one or more compensation consultants to assist in the evaluation of director and executive compensation. The Compensation Committee’s objective when engaging an independent consultant is to assess our level of competitiveness for executive-level talent and provide recommendations for attracting, motivating, and retaining key

58	Vital Energy, Inc. 2024 Proxy Statement
employees, including identifying industry-best practices. The Compensation Committee has the sole authority to retain and terminate any such consulting firm and to approve the firm’s fees and other retention terms. The Company provides appropriate funding as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisers employed by the Compensation Committee.
The Compensation Committee elected to engage Willis Towers Watson (“WTW”) to serve as its independent compensation adviser beginning August 14, 2019. WTW assists the Compensation Committee in reviewing our executive compensation program and providing comparative market data and trends on compensation practices and programs based on an analysis of our peer companies.
WTW provides a very small amount of nonexecutive compensation consulting services. The Compensation Committee considered the relationships that WTW had with the Company, the members of the Compensation Committee and our executive officers, as well as the polices that WTW has in place to maintain their independence and objectivity, and determined that no conflicts of interest arose from the work performed by WTW.
Compensation Peers
The Compensation Committee engages with the independent compensation consultant to develop the competitive assessment of NEO compensation on an annual basis, which includes comparing our NEO compensation against a compensation peer group as well as relevant industry specific compensation surveys. The peer group is developed using a combination of objective and subjective criteria, including size, similarity of business, geographical proximity of operations, production focus, performance and competition for talent. While the Compensation Committee believes that it may be difficult to select an appropriate size peer group due to the competitive environment and unique services provided by the Company, the Compensation Committee believes the companies identified below were the most appropriate companies for considering relative compensation for the 2023 compensation program. Based on this review, the Committee approved the following peer group for 2023:
2023 Compensation Peer Group*

Callon Petroleum Company Centennial Resource Development, Inc. Civitas Resources, Inc. Comstock Resources, Inc. Coterra Energy, Inc.	Earthstone Energy, Inc. Magnolia Oil & Gas Corporation Matador Resources Company Murphy Oil Corporation Northern Oil and Gas, Inc.	PDC Energy, Inc. Ranger Oil Corporation SM Energy Company Talos Energy, Inc.

*    This peer group was used to develop competitive market data in November 2022 to inform the 2023 executive compensation decisions. The Compensation Committee adjusts the compensation peer group on an annual basis to add or remove companies due to size, revenue, geographic basin, bankruptcies and mergers. At the time of this filing, some of these peer companies have been merged into other companies.
As part of our compensation philosophy and design, we review compensation data of our peers to gain a general understanding of current compensation practices and to remain moderately competitive within the market, but we do not benchmark to set compensation within any particular percentile of our compensation peers.
While we utilize a larger peer group for the performance metrics in our performance unit awards than our compensation peer group, the majority of the companies in our compensation peer group are also in the peer group for our performance unit awards. The Compensation Committee believes this is beneficial as the performance unit award peer group represents a larger market-based investment group while the compensation peer group represents the most analogous companies competing for talented employees. For more information on our performance unit award peer group for the 2023 performance unit awards, see page 66.
For 2023, the Compensation Committee approved the independent compensation consultant’s use of the following data as part of its annual efforts to develop a competitive assessment of NEO pay: (i) WTW’s 2022 General Industry Executive and MMAPS survey; (ii) WTW’s 2022 Oil and Gas Executive Compensation Database; (iii) Mercer Total Compensation Survey for the Energy Sector; and (vi) ECI Liquid Pipeline Officers Compensation Survey.

Executive Compensation Matters	59
Developing Performance Metrics
Additionally, the Compensation Committee and the Board, with the assistance of the independent compensation consultant, determine the performance metrics we use in our compensation program for both short-term and long-term incentive awards. The Compensation Committee reviews all performance metrics annually to make sure they appropriately incentivize our NEOs and employees to execute the short-term goals and long-term strategies important to the Company’s success and the creation of value for its stockholders. In setting the performance metrics, the Compensation Committee also takes into account prior performance on similar metrics and establishes future goals based; in part, on prior performance. For more information on the establishment of the 2023 performance metrics, see the 2023 Executive Compensation Program.
Risk Assessment
The Compensation Committee and management have reviewed our compensation policies as generally applicable to our employees and believe that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us.
Our compensation philosophy and culture support the use of salary, short-term incentive cash awards and long-term incentive equity and cash compensation throughout our organization and with all levels of employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:
•Our overall compensation levels are competitive with the market; and
•Our compensation mix is balanced among (i) fixed components such as salary and benefits, (ii) short-term incentive cash awards and (iii) long-term incentive equity and cash awards that reward our employees based on long-term overall financial performance and operational measures.
We believe our historical compensation programs did not, and our current compensations programs do not, encourage excessive and unnecessary risk taking by NEOs (or other employees) because of its focus on the Company’s performance with only some consideration given to individual performance. The Compensation Committee will continue to monitor the compensation program to discourage excessive and unnecessary risk-taking.
Additionally, the Compensation Committee manages risk by establishing equity ownership guidelines and prohibiting hedging our stock or using it as collateral for any purpose.
Equity Ownership Guidelines
The Compensation Committee recommended, and the Board approved, stock ownership guidelines for the current NEOs to further align the interest of our NEOs with those of our stockholders. Individuals have five years from their hire, promotion or appointment date to reach the following stock ownership guidelines (as a multiple of salary rate):

Stock Ownership Requirements	Multiple of Base Salary
CEO	5x
Executive & Senior Vice Presidents	2x
The value of the stock used for calculation of compliance with these requirements shall be the higher of (i) value at the date of grant and (ii) current market value as of the date of determination. In 2023, all of our NEOs except Ms. Hill satisfied the stock ownership guidelines.(1)

Name	Multiple of Base Salary Required	Compliance Status
Jason Pigott	5x	In compliance
Bryan Lemmerman	2x	In compliance
Mark Denny	2x	In compliance
Katie Hill	2x	On Track to Achieve Compliance(1)
(1)Ms. Hill was originally hired in September 2022 and has until September of 2027 to reach the stock ownership level described above.

60	Vital Energy, Inc. 2024 Proxy Statement
Policies Against Hedging and Pledging Stock
Our Insider Trading Policy prohibits our directors, officers and employees from purchasing, selling, or otherwise trading in any form of any derivative securities tied to Company stock or other Company securities, including calls, puts, options, swaps and hedges. We prohibit such conduct in an effort to align the objectives of directors and officers with the Company’s other stockholders.
In addition, our directors and NEOs may not hold their Company securities in a margin account and may not, without prior approval and in very limited circumstances, pledge Company securities as collateral for any other loan. The only exception to the prohibition on pledging securities may exist in the case of a non-margin loan where the director or officer was clearly able to demonstrate the financial ability to repay the loan without resort to the pledged securities, and only if such pledge was pre-approved by our General Counsel. No shares owned by our directors or NEOs are currently pledged.
Tax and Accounting Implications
The Compensation Committee considers the tax and accounting implications in determining the elements of the Company’s compensation program. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits the deductibility of annual compensation paid to a “covered employee” to $1 million. As of January 1, 2018, the definition of “covered employee” includes the named executive officers and certain former named executive officers of a Company. Despite this limit, the Compensation Committee may determine that it is in the Company’s best interests to provide for compensation that is not deductible.
In addition, Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is the Company’s intention to design and administer its compensation and benefits plans and arrangements for all employees and other service providers, including the executive officers, so that they are either exempt from, or satisfy the requirements of, section 409A of the Code.

Executive Compensation Matters	61
2023 Executive Compensation Program
Base Salary
Salary rates are structured to reflect each of our named executive officers’ skills, responsibilities, experience, tenure and contributions to the Company. Salary rates are typically reviewed annually and adjusted, if warranted, in the first quarter of each year. Annual salary adjustments are based on a subjective analysis of several individual factors, including:
•the strategic impact of the officer’s position;
•the potential future contribution of the officer; and
•the actual performance of the officer during the previous year.
In addition to the individual factors listed above, we also take into consideration our overall business performance and implementation of Company objectives. As with the other components of our compensation program, we review industry trends and the salary rates of our peers as well. While these factors generally provide context for making salary decisions, salary rate decisions do not depend directly on attainment of specific goals or performance levels and no specific weighting is given to one factor over another.
The following table presents the salary rates for our NEOs in 2022 and 2023.

Name	2022 salary rate(1) ($)	2023 salary rate(1) ($)	Percent change
Jason Pigott	775,000	800,000	3.2%
Bryan Lemmerman	475,000	550,000(2)	15.8%
Mark Denny	375,000	425,000(3)	13.3%
Katie Hill	—	425,000(4)	—%
(1)See the Summary Compensation Table on page 69 for amounts actually earned.
(2)Mr. Lemmerman was promoted to Executive Vice President and Chief Financial Officer in November 2023 and his salary rate was increased from $500,000 to $550,000 at that time.
(3)Mr. Denny was promoted to Executive Vice President, General Counsel, and Secretary in November 2023 and his salary rate was increased from $400,000 to $425,000 at that time.
(4)Ms. Hill was promoted to Senior Vice President and Chief Operating Officer and became an NEO in November 2023 and her salary rate was increased from $332,800 to $425,000 at that time.

62	Vital Energy, Inc. 2024 Proxy Statement
Annual Incentive
To incentivize and recognize achievements throughout the year, each NEO and Company employee is given a STIP target percentage, which is a percentage of his or her salary. If the Company meets certain performance metrics throughout the year, the Company will pay STIP awards. STIP target percentages vary by NEO based on differing job classifications and responsibilities, and the Compensation Committee compares each percentage to similar positions in the market and among our peer companies.
The following table presents the STIP target percentages for our NEOs in 2022 and 2023.

Name	2022 STIP target percentage(1)	2023 STIP target percentage(1)
Jason Pigott	125%	125%
Bryan Lemmerman	90%	95%(2)
Mark Denny	85%	85%
Katie Hill	—	85%(3)
(1)See the Summary Compensation Table on page 69 for amounts earned.
(2)Mr. Lemmerman was promoted to Executive Vice President and Chief Financial Officer in November 2023 and his STIP target percentage was increased from 90% to 95% at that time.
(3)Ms. Hill was promoted to Senior Vice President and Chief Operating Officer in November 2023 and her STIP target percentage was increased from 65% to 85% at that time.
The Compensation Committee sets the objective performance metrics that the Company must meet to receive an STIP award. Each metric is evaluated independently with threshold, target and maximum goals established for each. No payout is earned for a metric that fails to meet a minimum performance threshold. A 50% payout is earned for a metric that meets the minimum threshold, a 100% payout is earned for a metric that meets target and a maximum of 200% payout is earned for a metric that meets or exceeds the maximum goal (with payout linearly interpolated for performance that falls between the goals). The Compensation Committee recommends and the Board approves any STIP award amount based on performance metrics (weighted 70%) as well as the Compensation Committee’s subjective assessment of the Company’s overall strategic performance in other areas (weighted 30%). Historically, the Compensation Committee has rarely increased the STIP payout percentage based on its subjective assessment of the Company’s overall strategic performance above the objective criteria level.
The Company determines an individual award by taking the salary earned during the performance year multiplied by the individual STIP target percentage, the result of which is then multiplied by the Company STIP payout percentage, the result of which may then be adjusted for individual performance. The Compensation Committee considers individual adjustments for our named executive officers after receiving input provided by the CEO regarding both Company performance in other areas, as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to Vital’s success (provided that the Compensation Committee and the Board solely determined the CEO’s STIP award).

Eligible Earnings	x	Individual STIP Target Percentage of Earnings	x	Company STIP Payout Percentage Approved by Board	±	Any Individual Performance Adjustment

Although our STIP award includes objective performance metrics, our Compensation Committee has the ultimate discretion to recommend to the Board whether to award any, and the amount of, STIP awards.

Executive Compensation Matters	63
The Compensation Committee, in conjunction with our independent compensation consultant, recommended, and the Board approved, the following performance metrics for the 2023 STIP. The Compensation Committee believes these performance measures reflect environmental, safety, operational and financial priorities of the business. The performance metrics for the 2023 STIP are as follows:

Metric	Area of Focus	Weighting	2023 Target Performance	2023 Actual Performance	Metric Payout	Weighted Payout

Produced Spill Intensity(1)	Environmental and Operational	5.0%	0.010	0.012	180%	9.0%
Flare Intensity/Air Stewardship(2)	Environmental and Operational	5.0%	0.350	1.510	87.8%	4.4%
Employee TRIR(3)	Safety	5.0%	0.00	1.220	0.0%	0.0%
Contractor TRIR(4)	Safety	5.0%	0.405	1.770	0.0%	0.0%
Gross Operated Base Performance(5)	Operational	20%	3.0%	11.6%	200%	40.0%
Gross Operated Wedge Oil Performance(6)	Operational	20%	8.0%	5.8%	172.5%	34.5%
Free Cash Flow(7)	Operational and Financial	20%	$203	$181	184.4%	36.9%
Gross Inventory Added(8)	Operational and Financial	20%	180%	200%	200%	40.0%
Total Annual Payout						164.8%
(1)Produced Spill Intensity: Gross operated barrels of produced liquids released, outside of all secondary containment, per thousand barrels of gross operated combined liquids produced.
(2)Flare Intensity/Air Stewardship: Ratio of total gross flared gas from operated properties to total gross wellhead gas production from operated properties.
(3)Employee TRIR: Total reportable incident rate for employees.
(4)Contractor TRIR: Total reportable incident rate for contractors.
(5)Gross Operated Base Performance: 2023 actual gross operated base oil production volume, calculated as follows: gross oil production volume over 2023 budget gross production forecast volume.
(6)Gross Operated Wedge Oil Performance: The average gross operated wedge oil production volume, calculated as follows: gross oil production volume over 2023 budget gross production forecast volume.
(7)Free Cash Flow: Consolidated EBITDAX, less interest expense, less cash costs incurred, excluding acquisitions, changes in working capital and non-cash charges.
(8)Gross Inventory Added: Gross operated inventory added via acquisitions or organic growth that meets a minimum IRR of 20%.
In addition, the Compensation Committee may make individual adjustments after considering (i) Company performance in other areas as well as individual performance factors such as leadership, commitment, motivational effect, level of responsibility and overall contribution to the Company’s success, and (ii) the recommendation of the CEO, other than for himself. After such review and discussion, the Compensation Committee did not exercise discretion to change the STIP payout for the CEO or any of our NEOs. Additionally, the Compensation Committee did not exercise any positive discretion for the 30% subjective portion of the performance goals and approved a payout consistent with the achievement of the objective criteria. The table below represents the actual amounts paid to our NEOs.

Name	2023 STIP salary ($)	2023 STIP target percentage	2023 STIP target value ($)	Award payout ($)	Approved percent payout to target
Jason Pigott	795,192	125%	993,990	1,638,096	164.8%
Bryan Lemmerman	500,962	95%	475,913	784,305	164.8%
Mark Denny	398,077	85%	338,365	557,626	164.8%
Katie Hill	340,977	85%	289,830	477,640	164.8%
Long-Term Incentive
To prioritize retention and the long-term goals of the Company, the Company sponsors the LTIP under which each NEO and certain of our employees are given an LTIP award, which consists of restricted stock awards subject to time-based vesting and performance share units that vest based on company performance (“PSUs” or “performance units”). For our NEOs, the Company’s LTIP grant consists 50% of restricted stock and 50% of PSUs. The applicable vesting periods and restrictions for the restricted stock and applicable performance period and performance metrics for the performance share

64	Vital Energy, Inc. 2024 Proxy Statement
units are set forth below. By tying a significant portion of our compensation directly to the performance of our common stock, we align the interests of our NEOs with those of our stockholders. LTIP awards are generally granted in the first quarter following our Board meeting and the filing of our Annual Report on Form 10-K.
Following consultation with WTW, our Compensation Committee decided to change the value of individual LTIP awards for our NEOs for the 2023 calendar year performance as indicated in the below table to better align their LTIP targets to the market practices our 2023 Compensation Peer Group. In addition, the Compensation Committee considered additional factors in making their determination including past performance, criticality to the business and potential future individual growth.
The following table presents the target value of LTIP awards for our NEOs in 2022 and 2023.

Name	Value of 2022 LTIP Award ($)(1)	Value of 2023 LTIP Award ($)(1)
Jason Pigott	4,000,000	5,000,000
Bryan Lemmerman	1,781,258	2,100,000
Mark Denny	939,000	1,100,000
Katie Hill	—	582,800(2)
(1)The value of the LTIP award reflected in this table is based on the target grant value approved by the Board or Compensation Committee (the “Grant Value”). See the Summary Compensation Table on page 69 for the grant date fair value determined under FASB ASC Topic 718.
(2)This amount for Ms. Hill includes an annual LTIP grant which she received at the beginning of the year and a promotional grant which she received in November 2023 at the time of her promotion to COO.
The value of the long-term incentive awards to be granted (i.e., the Grant Value) was determined in consultation with WTW. For 2022, the total number of both the shares of stock and performance units granted were calculated by dividing the Grant Value of the LTIP award by the average closing price of our stock for the 10 trading days ended February 16, 2022 for an average closing stock price of $69.42. For 2023, the total number of both the shares of stock and performance units granted were calculated by dividing the Grant Value of the LTIP award by the average closing price of our stock for the 10 trading days ended February 9, 2023 for an average closing stock price of $54.57 or for Ms. Hill’s promotional grant the average closing price of our stock for the 10 trading days ended October 31, 2023 for an average closing stock price of $52.89.
The grant-date fair values were computed in accordance with FASB ASC Topic 718 as described in Note 9 to our audited consolidated financial statements in our 2023 Annual Report, and not the Grant Value.
Restricted stock awards will vest and the transfer restrictions thereon will lapse ratably, over three years. Restricted stock awards are subject to forfeiture until vested. Each recipient will forfeit his or her unvested restricted stock awards if the recipient’s employment is terminated by us for any reason or if the recipient resigns (in either case, other than for death or disability). This vesting schedule is comparable to those utilized by peers in our compensation peer group and will assist us in attracting new talent and retaining existing personnel.
Performance unit awards granted in 2023 will vest in the first quarter of 2026 following a three-year performance period from 2023 to 2025 if the Company meets the performance thresholds established by the Compensation Committee. Each recipient will forfeit his or her performance unit awards if the recipient’s employment with us is terminated by the Company for any reason or if the recipient resigns (in either case, other than for death or disability). If the employment is terminated due to death or disability, the recipient is entitled to receive a prorated performance unit grant. Generally, grants of performance unit awards are made in the first quarter of each year, when the results of our operations for the previous year have generally been determined and when our Compensation Committee meets to discuss STIP payouts based on prior year results.

Executive Compensation Matters	65
2021 to 2023 Performance Unit Award Payout Results
The performance unit awards granted on March 9, 2021 had a performance period of January 1, 2021 to December 31, 2023 and vested in the first quarter of 2024. We determined the payout to be 146% based on the following performance metrics:
1. 50% weighting on a PSU Matrix, which has two components:
a.Annual relative stockholder return comparing the Company's stockholder return to the stockholder return of the exploration and production companies listed in the Russell 2000 index (“Relative TSR”)
b.Annual absolute total stockholder return (“Absolute Return”)
(collectively, the “PSU Matrix Component”). The PSU Matrix Component is calculated based on the following matrix:

	Relative TSR (quartile)
		1st	2nd	3rd	4th
1-Year Absolute Return	<6%	75%	50%	25%	0%
	≥ 6% and <12%	100%	75%	50%	25%
	≥ 12% and <18%	200%	100%	75%	50%
	≥18%	250%	200%	100%	75%
Each individual year’s results are interpolated between points calculated using the matrix noted above. The three-year average will be used for the final payout determination.
2. 25% weighting on earnings before interest, taxes, depreciation, amortization and exploration expense ("EBITDAX") and three-year total debt reduction (the "Net Debt/Consolidated EBITDAX Component").
3. 25% growth in inventory (the "Inventory Growth Component").
Below are tables that summarize the thresholds for each performance metric. All points between the respective levels will be interpolated, and the Net Debt/Consolidated EBITDAX Component and Inventory Growth Component will be adjusted accordingly.

Net Debt/Consolidated EBITDAX Component Thresholds	Net Debt/Consolidated EBITDAX Factor
Above 2.2	0%
2.2	50%
2.0	100%
1.5 and below	200%

Inventory Growth Component Thresholds	Inventory Growth Factor
Below 165	0%
165	50%
275	100%
385 and above	200%
The 2021 performance unit awards resulted in a PSU Matrix Factor, Net Debt/Consolidated EBITDAX Factor and Inventory Growth Factor of 92%, 200% and 200%, respectively, and together, a Performance Multiple of 146%.

66	Vital Energy, Inc. 2024 Proxy Statement
2023 Performance Unit Award Peer Group
For our 2023 grants of performance-based long-term incentive awards, the Compensation Committee approved utilizing the E&P companies included in the Russell 2000 index for purposes of measuring Vital’s relative TSR performance, which included the following companies:

Amplify Energy Corporation
California Resources Corporation
Civitas Resources, Inc.
Crescent Energy Company
HighPeak Energy, Inc.
Matador Resources Company
Permian Resources Corporation
SandRidge Energy, Inc.
SM Energy Company
VAALCO Energy, Inc.

Battalion Oil Corporation
Callon Petroleum Company
CNX Resources Corporation
Empire Petroleum Corporation
Kosmos Energy Ltd.
Murphy Oil Corporation
Riley Exploration Permian, Inc.
SilverBow Resources Inc.
Talos Energy Inc.
W&T Offshore, Inc.
Berry Corporation Chord Energy Corporation Comstock Resources, Inc. Gulfport Energy Corporation Magnolia Oil & Gas Corporation Northern Oil & Gas, Inc. Ring Energy, Inc. Sitio Royalties Corp. Tellurian Inc.

Due to mergers and acquisitions, the Board approved removing Ranger Oil Corporation, PDC Energy, Inc., Earthstone Energy, Inc. and Denbury Inc. from the 2023 peer group.

Executive Compensation Matters	67
Other Benefits
Each NEO is also eligible for the below listed benefits from the Company.

Health and Welfare Benefits
Our NEOs are eligible to participate in all our employee health and welfare benefit plans on the same basis as other employees (subject to applicable law). These plans include life, medical, vision and dental insurance, dependent care flexible spending account, medical flexible spending account or health savings account, as well as short and long-term disability benefits. These benefits ensure that we are able to competitively attract and retain officers and other employees. This is a fixed component of compensation, and these benefits are provided on a non-discriminatory basis to all employees.

Retirement Benefits
Our NEOs also participate in our defined contribution plan under Code Section 401(k), on the same basis as our other employees. The plan allows eligible employees to make contributions up to 100% of their annual compensation, not to exceed annual limits established by the federal government. We make matching contributions in cash of up to 6% of an employee’s eligible compensation and may make additional discretionary contributions in the form of cash. For our NEOs, we do not have a deferred benefit pension plan or non-qualified deferred compensation plan.

Perquisites
We believe that the total mix of compensation and benefits provided to our executive officers is currently competitive and, therefore, perquisites do not play a significant role in our executive officers’ total compensation. Nevertheless, Vital provides limited perquisites and benefits to its officers, including an annual physical and monthly dues at a downtown lunch/dinner club.
A Charitable Matching Gift Program is offered to all Vital employees and members of our Board. This program is a way the Company can support employees and board members in their efforts to give back to the communities in which they work and live. Under this program, the Company will match dollar-for-dollar contributions made by employees or members of our Board, up to $1,000 per calendar year. Gifts will only be matched if they are requested for organizations eligible under Section 501(c)(3) of the Code. The minimum contribution that will be matched is $100 per calendar year. In order for the Company to provide the matching gift, there can be no direct benefit, reward or consideration to the employee or board member when making the donation.

68	Vital Energy, Inc. 2024 Proxy Statement
Severance and Change in Control Benefits
Severance and change in control protections are provided to our NEOs pursuant to the Vital Energy, Inc. Change in Control Executive Severance Plan (as amended, the “Change in Control Plan”) or the Vital Energy Inc. Executive Severance Plan (as amended, the “Severance Plan”), as applicable. Each plan provides severance payments and benefits to our named executive officers and eligible persons with the title of vice president and above, as determined by our Compensation Committee. We maintain the Change in Control Plan and Severance Plan to align severance and change in control benefits with severance and change in control benefits provided by companies with which we compete for executive talent. We believe that maintaining such plans is preferable to individually negotiated agreements because they ensure continuity of terms between members of our executive team and provide ease of administration.
The benefits provided under the Change in Control Plan are considered “double trigger,” meaning that the NEO must be terminated without cause or for good reason within a specified period following a change in control in order to receive any such benefits. We strongly believe that providing for “double trigger” change in control benefits encourages our NEOs to remain with the Company in the event of a qualifying transaction through the consummation of any such transaction. Additionally, “double trigger” benefits are also beneficial to our stockholders as well as any potential acquirers in connection with a qualifying transaction, as they help to ensure the continued operation and seamless transition of the Company prior to and through the conclusion of any such transaction.
For more information regarding severance and change in control benefits, see “Potential Payments Upon Termination or Change in Control” located on page 74.

Executive Compensation Matters	69
Compensation Committee Report
Our Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.
Compensation Committee of the Board
Dr. Craig M. Jarchow, Chair
William E. Albrecht
Lisa M. Lambert
Dr. Shihab Kuran
The information contained in this Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
Summary Compensation
The following table summarizes, with respect to our NEOs, information relating to the compensation (as defined by the SEC) for services rendered in all capacities during the fiscal years ended December 31, 2023, 2022 and 2021.
Summary Compensation Table

Name and principal position	Year	Salary ($)(1)	Stock awards ($)(2)	Non-equity Incentive Plan Compensation ($)(1)(3)	All other compensation ($)	Total ($)
Jason Pigott President and Chief Executive Officer	2023	795,192	5,768,703	1,638,096	34,610	8,236,601
	2022	764,423	4,516,832	764,423	36,190	6,081,868
	2021	720,000	4,008,399	1,172,160	33,290	5,933,849
Bryan Lemmerman Executive Vice President and Chief Financial Officer	2023	500,962	2,422,757	784,305	79,394	3,787,418
	2022	468,269	2,976,911	337,154	77,736	3,860,070
	2021	440,000	1,767,704	586,080	72,286	2,866,070
Mark Denny Executive Vice President - General Counsel and Secretary	2023	398,077	1,269,077	557,626	20,730	2,245,510
	2022	370,192	1,060,303	251,731	22,325	1,704,551
	2021	345,192	928,023	434,252	22,490	1,729,957
Katie Hill(4) Senior Vice President - Chief Operating Officer	2023	340,977	658,256	477,640	35,658	1,512,531

(1)The amounts presented in these columns reflect the actual amounts earned in 2023, 2022 and 2021, even if paid in another year.
(2)For the 2023, 2022 and 2021 equity-based awards, the amounts presented in these columns reflect the grant-date fair value.
(3)The amounts presented in this column includes the STIP award payout.
(4)Ms. Hill joined the company in September 2022 and was promoted to Senior Vice President - Chief Operating Officer of the Company, effective as of November 13, 2023.

70	Vital Energy, Inc. 2024 Proxy Statement
All Other Compensation Table

	401(k) match ($)	Health savings match ($)	Life insurance coverage ($)	Charitable gifts match ($)	Temporary housing arrangement ($)	Executive Physical Exams ($)	Total all other compensation ($)
Jason Pigott	19,800	N/A	810	14,000	N/A	N/A	34,610
Bryan Lemmerman	19,800	1,500	810	14,345	21,467	21,472	79,394
Mark Denny	19,800	N/A	540	390	N/A	N/A	20,730
Katie Hill (1)	19,800	1,339	486	5,000	N/A	9,033	35,658
(1)Katie Hill was promoted to Sr. VP and COO on November 5, 2023

Executive Compensation Matters	71
Grants of Plan-Based Awards for the Year Ended December 31, 2023
The following table provides information concerning each award granted to our NEOs under any plan during the year ended December 31, 2023. The grant-date fair values presented in the following table were computed in accordance with FASB ASC Topic 718 as described in Note 9 to our audited consolidated financial statements in our 2023 Annual Report, and not the Grant Value.

		Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock(6) (#)	Grant-date fair value of stock awards ($)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(3)	Target (#)(4)	Maximum (#)(5)
Jason Pigott		500,000	1,000,000	2,000,000
	2/15/2023				17,180	45,812	103,077		3,235,702
	2/15/2023							45,813	2,533,001
Bryan Lemmerman		225,000	450,000	900,000
	2/15/2023				7,215	19,241	43,292		1,358,992
	2/15/2023							19,241	1,063,835
Mark Denny		170,000	340,000	680,000
	2/15/2023				3,779	10,078	22,676		711,809
	2/15/2023							10,079	557,268
Katie Hill		108,160	216,320	432,640
	2/15/2023							7,930	438,450
	11/13/2023							4,726	219,806
(1)Estimated future payout is based on the Company’s achievement over a one-year period of the 2023 STIP metrics, along with each individual’s 2023 STIP target percentage as applied to base salary, each as in effect at the beginning of the year. The actual amounts payable to the NEOs following assessment of the Company’s achievement of performance metrics, however, was applied to each NEO’s STIP target percentage in effect at the end of the year, as well as a blended base salary reflective of any mid-year salary increases, as reflected in the Summary Compensation Table above. See pages 62-63 for the 2023 STIP metrics and 2023 individual STIP targets. In order to determine the value of “Threshold”, “Target” and “Maximum” payout, achievements over a one-year period of 50%, 100% and 200% of the 2023 STIP target percentage were utilized, respectively.
(2)The combined grant-date fair value per performance unit is $70.63. See the table below for additional information. These performance units are payable in stock upon a three-year cliff vest based on achievement of specific levels for each of the PSU Matrix Component, Net Debt/Consolidated EBITDAX Component, Inventory Growth Component and ESG Component, with achieved points between levels to be interpolated, for the performance period of January 1, 2023 to December 31, 2025.
(3)In order to determine the “Threshold” number of units, an achievement over a three-year period of 50% PSU Matrix performance equaling 25% (12.5% of total performance units), 20% Net Debt/Consolidated EBITDAX equaling 1.5 (10% of total performance units), 15% Inventory Growth equaling 165 wells added (7.5% of total performance units), 15% ESG emissions of no greater than 14.7 mtCO2e/MBOE (7.5% of total performance units) were utilized, resulting in an aggregate of 37.5% of total performance units.
(4)In order to determine the “Target” number of units, an achievement over a three-year period of 50% PSU Matrix performance equaling 100% (50% of total performance units), 20% Net Debt/Consolidated EBITDAX equaling 1.25 (20.0% of total performance units), 15% Inventory Growth equaling 275 wells added (15% of total performance units), 15% ESG emissions of no greater than 13.6 mtCO2e/MBOE (15% of total performance units) were utilized were utilized, resulting in an aggregate of 100% of total performance units.
(5)In order to determine the “Maximum” number of units, an achievement over a three-year period of 50% PSU Matrix performance equaling 250% (125.0% of total performance units), 20% Net Debt/Consolidated EBITDAX equaling 0.75 (40% of total performance units), 15% Inventory Growth equaling 385 wells added (30% of total performance units), 15% ESG emissions of no more than 12.6 mtCO2e/MBOE (30% of total performance units) were utilized were utilized, resulting in an aggregate of 225% of total performance units.
(6)The restricted stock’s grant-date fair value was based on the closing price of our common stock on the NYSE, which was $55.29 per share on February 15, 2023 and $46.51 per share on November 13, 2023. These shares vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant.

72	Vital Energy, Inc. 2024 Proxy Statement
The following table presents the grant-date fair values per performance unit computed in accordance with FASB ASC Topic 718:

February 15, 2023
Market criteria:	50% PSU Matrix Component
Grant-date fair value per performance unit(1)	$85.97
Performance criteria:	20% Net Debt/Consolidated EBITDAX Component + 15% Inventory Growth Component + 15% ESG Component
Grant-date fair value per performance unit(2)	$55.29
Combined grant-date fair value per performance unit	$70.63
(1)The grant-date fair value per performance unit for the 50% PSU Matrix Component was determined utilizing a Monte Carlo simulation.
(2)The grant-date fair value per performance unit for the 20% Net Debt/Consolidated EBITDAX Component, 15% Inventory Growth Component and 15% ESG Component was determined based on the closing price of our common stock on the NYSE on the grant date

Executive Compensation Matters	73
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table provides information concerning restricted stock awards and performance unit awards that are not vested and stock option awards that are vested and exercisable for our NEOs as of December 31, 2023.
Outstanding Equity-Based Awards Table as of December 31, 2023

		Option awards			Stock awards
Name	Grant date	Number of securities underlying unexercised options exercisable (#)	Option exercise price ($)	Option expiration date	Number of shares that have not vested (#)(1)	Market value of shares that have not vested ($)(2)	Equity incentive plan awards: Number of unearned units that have not vested (#)(3)	Equity incentive plan awards: Market value of unearned units that have not vested ($)(2)
Jason Pigott	2/15/2023	—	$—	—	45,813	$2,084,033	50,393	$2,292,387
	2/22/2022	—	$—	—	19,303	$878,093	46,096	$2,096,907
	3/9/2021	—	$—	—	16,770	$762,867	—	$—
	3/9/2021	—	$—	—	71,928	$3,272,001	—	$—
Bryan Lemmerman	2/15/2023	—	$—	—	19,241	$875,273	21,165	$962,800
	2/22/2022	—	$—	—	23,002	$1,046,361	20,528	$933,819
	3/9/2021	—	$—	—	7,396	$336,444	—	$—
	3/9/2021	—	$—	—	31,720	$1,442,952	—	$—
Mark Denny	2/15/2023	—	$—	—	10,079	$458,494	11,086	$504,293
	2/22/2022	—	$—	—	4,532	$206,161	10,821	$492,238
	3/9/2021	—	$—	—	3,883	$176,638	—	$—
	3/9/2021	—	$—	—	16,653	$757,532	—	$—
	2/17/2017	504	$282.40	2/17/2027	—	$—	—	$—
	2/19/2016	1,338	$82.00	2/19/2026	—	$—	—	$—
Katie Hill	2/15/2023	—	$—	—	7,930	$360,736	—	$—
	11/13/2023	—	$—	—	4,726	$214,986	—	$—
	10/3/2022	—	$—	—	1,747	$79,471	—	$—
(1)Restricted stock awards granted in 2023, 2022 and 2021 vest 33%, 33% and 34% on a time basis per year beginning on the first anniversary date of the grant, except for a one-time retention grant of 14,405 shares included in Mr. Lemmerman’s 2022 restricted stock awards which will cliff-vest at the end of the third anniversary of the grant date. The performance share unit awards granted on March 9, 2021 had a performance period of January 1, 2021 to December 31, 2023, and achieved a PSU Matrix Component of 92%, a Net Debt/Consolidated EBITDAX Component of 200%, and an Inventory Growth Component of 200%, which resulted in a Performance Factor of 146%. Because these 2021 performance awards became performance-vested based on performance through December 31, 2023 but remained subject to employees’ continued services through the settlement date in March 2024, they have been moved to this column and are treated, for purposes of this table, as having converted from performance-based to time-based awards, effective as of December 31, 2023.
(2)Market value is based on the $45.49 per share closing price of our common stock on the NYSE on December 29, 2023, the last trading day of the year.
(3)For the February 22, 2022 performance unit awards, the potential payout percentages for the PSU Matrix Component, Net Debt/Consolidated EBITDAX Component, Inventory Growth Component and ESG Component pursuant to the next higher performance level of 50%, 200%, 200% and 200%, respectively, results in a potential Performance Multiple of 125% based on their actual performance through December 31, 2023 attaining 13% for the PSU Matrix Component, 1.09 for the Net Debt/Consolidated EBITDAX Component, 297 wells for the Inventory Growth Component and 12.90 for the ESG Component. The performance unit awards granted February 22, 2022 have a performance period of January 1, 2022 to December 31, 2024, and any units earned under such awards are expected to be settled in the first quarter of 2025 if the market and/or performance and vesting criteria are met. For the February 15, 2023 performance unit awards, the potential payout percentages for the PSU Matrix Component, Net Debt/Consolidated EBITDAX Component, Inventory Growth Component and ESG Component pursuant to the next higher performance level of 50%, 200%, 100% and 200%, respectively, results in a potential Performance Multiple of 110% based on their actual performance through December 31, 2023 attaining 25% for the PSU Matrix Component, 1.09 for the Net Debt/Consolidated EBITDAX Component, 200 wells for the Inventory Growth Component and 12.09 for the ESG Component. The performance unit awards granted February 15, 2023 have a performance period of January 1, 2023 to December 31, 2025, and any units earned under such awards are expected to be settled in the first quarter of 2026 if the market and/or performance and vesting criteria are met.

74	Vital Energy, Inc. 2024 Proxy Statement
Option Exercises and Stock Vested in Fiscal Year 2023
The following table provides information concerning the exercise of stock options and the vesting of stock awards during fiscal year 2023 on an aggregated basis with respect to each of our NEOs.
Option Exercises and Stock Vested for the Year Ended December 31, 2023

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)(1)	Value realized on vesting ($)(2)
Jason Pigott	—	$—	128,002	$7,090,012
Bryan Lemmerman	—	$—	30,715	$1,428,028
Mark Denny	—	$—	27,973	$1,546,365
Katie Hill	—	$—	859	$43,938
(1)This column reflects (i) the number of restricted stock awards held by each NEO that vested during the 2023 fiscal year and (ii) the number of 2020 performance share units that time-vested on March 3, 2023, based on 151% performance.
(2)The amounts reflected in this column represent the aggregate market value realized by each Named Executive Officer upon vesting of the restricted stock awards and performance stock unit awards held by such Named Executive Officer, computed based on the closing price of our common stock on the applicable vesting date.
See page 65 for details regarding the 2021 performance unit awards that time-vested during the first quarter of 2024.
Pension Benefits
We maintain a 401(k) plan for our employees, including our NEOs, but at this time we do not sponsor or maintain a pension plan for any of our employees.
Nonqualified Deferred Compensation
We do not provide a nonqualified deferred compensation plan for our NEO’s or employees at this time.
Potential Payments Upon Termination or Change in Control
The following disclosures discuss the payments and benefits that each of our NEOs who are current officers of the Company would have been eligible to receive upon certain termination events, including in connection with a change in control, assuming that each such termination occurred on December 31, 2023. As a result, the payments and benefits disclosed represent what would have been due and payable to such NEOs under the applicable agreements and plans in existence between each NEO and the Company as of December 31, 2023; this disclosure does not reflect any changes to such agreements or plans, or new agreements or plans adopted, after December 31, 2023, unless specifically stated.
Change in Control Plan
Pursuant to the terms of the Change in Control Plan, upon a termination without “Cause” or a resignation for “Good Reason” within the 18 months following a “Change in Control,” each NEO will be eligible to receive: (i) a lump sum cash payment equal to the sum of (x) 2.0 (or 3.0 in the case of the Chief Executive Officer), multiplied by the NEO’s annualized base salary then in effect and (y) the NEO’s “Bonus Target,” if any, and (ii) continued coverage for the NEO and his or her eligible dependents under our group health plans pursuant to COBRA for 18 months, unless such coverage is earlier terminated in accordance with the terms of the Change in Control Plan.
In order to receive the foregoing benefits, an NEO must executive a confidentiality, non-disparagement and non-solicitation agreement.
For purposes of the Change in Control Plan:

Executive Compensation Matters	75
•"Bonus Target” generally means the sum of 200% (or 300% in the case of the Chief Executive Officer) of the target annual bonus plus the pro-rated amount of such target annual bonus for the year in which either (x) the Change in Control occurs or (y) the termination of employment occurs, whichever is greater.
•“Cause” generally means (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its affiliates in any material way, (iii) failure to perform duties as reasonably directed by the Company or material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its affiliates or their business, or (iv) gross negligence, willful malfeasance or material act of disloyalty.
•“Change in Control” generally means (i) any person acquires beneficial ownership of our securities representing 40% or more of the combined voting power of our outstanding securities (provided, however, that if the surviving entity becomes a subsidiary of another entity, then the outstanding securities shall be deemed to refer to the outstanding securities of the parent entity), (ii) a majority of the members of the Board who were directors as of the date of the corporate reorganization no longer serve as directors, or (iii) the consummation of a merger or consolidation of our Company with any other entity, other than a merger or consolidation which would result in our voting securities outstanding immediately prior thereto continuing to represent more than 40% of the combined voting power of our voting securities outstanding immediately after such merger or consolidation.
•“Good Reason” generally means (i) a material diminution in the NEO’s title, authority, duties or responsibilities, or base salary (other than in connection with a diminution of base salaries to similarly situated employees), (ii) a geographic relocation of the NEO’s principal place of employment by more than 50 miles, or (iii) the Company’s failure to pay amounts to the NEO when due.
Executive Severance Plan
Pursuant to the terms of the Executive Severance Plan, upon a termination without “Cause” or a resignation for “Good Reason,” each NEO will be eligible to receive: (i) a lump sum cash payment equal to the sum of (x) 1.5 (or 2.0 in the case of the Chief Executive Officer), multiplied by the NEO’s annualized base salary then in effect, (y) the NEO’s Bonus Target, if any, and (z) an amount in cash equal to the value of (A) the unvested restricted stock awards held by the NEO multiplied by the closing stock price on the last trading day before the NEO’s termination, plus (B) a pro-rated number of all other long-term compensation and equity awards not covered in clause (A) based on the date of termination multiplied by a current value of each such award based on the reasonable determination of the Plan Administrator (as defined in the Executive Severance Plan), and (ii) continued coverage for the NEO and his or her eligible dependents under our group health plans pursuant to COBRA for 18 months (or 24 months in the case of the Chief Executive Officer), unless such coverage is earlier terminated in accordance with the terms of the Change in Control Plan.
In order to receive the foregoing benefits, an NEO must executive a confidentiality, non-disparagement and non-solicitation agreement. For purposes of the Executive Severance Plan:
•“Bonus Target” generally means the sum of 100% (or 200% in the case of the Chief Executive Officer) of the target annual bonus plus the pro-rated amount of such target annual bonus for the year in which the termination of employment occurs.
•The definitions of “Cause” and “Good Reason” for purposes of the Executive Severance Plan are the same definitions as the ones described above in the “—Change in Control Plan” section.
Treatment of LTIP Awards upon a Termination of Employment (not in Connection with a Change in Control)
Restricted Stock
Pursuant to the award agreements governing currently outstanding restricted stock awards held by each of the NEOs, upon a termination of employment for any reason other than by reason of death or disability, all unvested restricted stock will be forfeited.

76	Vital Energy, Inc. 2024 Proxy Statement
Upon a termination of employment due to death or disability, the restricted stock will be deemed 100% vested as of the date of termination.
Performance Unit Awards
Pursuant to the award agreements governing currently outstanding performance share unit awards held by each of the NEOs, upon a termination of employment for any reason other than by reason of death or disability, all performance share units will be forfeited.
Upon a termination of employment due to death or disability, a pro-rated number of performance share units will vest, based on the time that the NEO was employed during the performance period prior to the date of such termination and as determined by the Board or a committee thereof in its sole discretion.
Stock Options
Pursuant to the award agreements governing option awards held by some of the NEOs, upon a termination of employment for cause, the unvested and vested but unexercised options will expire.
Upon a termination of employment, the unvested portion of the stock option award will expire, and the vested portion of the stock option award will remain exercisable for (i) one year following termination of employment by reason of death or disability, but not later than the expiration of the option period, or (ii) 90 days following termination of employment for any reason other than the holder’s death or disability.
Treatment of LTIP Awards upon a Change in Control
Pursuant to the LTIP, unless otherwise specified in an individual award agreement, upon a “Change in Control”:
•if and to the extent that a successor to the Company assumes, substitutes or replaces an award granted on or after the effective date of the LTIP the vesting restrictions and forfeiture provisions applicable to such Award will not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions will continue with respect to any shares of the successor or other consideration that may be received with respect to such award; provided that, in the event of a termination of employment or service by the Company or its successor without “Cause” or for “Good Reason” during the 18-month period following the Change in Control, (i) all outstanding option and stock appreciation right awards will become immediately vested and exercisable with respect to 100% of the shares subject to such option and stock appreciation right awards, (ii) the restricted period will expire immediately and all restrictions will lapse with respect to 100% of the outstanding restricted stock awards and restricted stock units, and (iii) the performance goals or other vesting criteria with respect to performance awards will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met, in each as of the date of termination.
•if and to the extent that awards were either granted prior to the effective date of the LTIP, or were granted on or after the effective date of the LTIP but are canceled or terminated upon and in connection with a Change in Control, then (i) each such outstanding option and stock appreciation right will automatically become fully exercisable with respect to all shares of common stock covered thereby, (ii) restricted stock awards and restricted stock units will become fully vested, and (iii) all performance goals or other vesting criteria with respect to performance awards will end on the Change in Control date and the Compensation Committee will (A) determine the extent to which performance goals with respect to each such performance period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the participant to receive partial or full payment of Awards for each such performance period based upon the Compensation Committee’s determination of the degree of attainment of the performance goals, or assuming that the applicable target levels of performance have been attained or on such other basis as determined by the Compensation Committee, whichever is greater.
The definitions of “Cause,” “Change in Control,” and “Good Reason” are the same definitions as the ones described above in the “—Change in Control Plan” section.

Executive Compensation Matters	77
Quantification of Payments
The following table summarizes the compensation and other benefits that would have become payable to each NEO, assuming his or her employment terminated on December 31, 2023, including a termination in connection with a change in control, given the NEO’s base salary as of that date, and, if applicable, the closing price of our common stock on December 29, 2023, the last trading day of 2023, which was $45.49.
In reviewing the table, please note the following:
•As of December 31, 2023 (without consideration of any potential impact a change in control event may have), (i) the February 15, 2023 performance unit awards had payout percentages of 25% for the PSU Matrix Component, 132% for the Net Debt/Consolidated EBITDAX Component, 66% for the Inventory Growth Component, 170% for the ESG Component, resulting in a Performance Multiple of 74%, (ii) the February 22, 2022 performance unit awards had payout percentages of 13% for the PSU Matrix Component, 182% for the Net Debt/Consolidated EBITDAX Component, 120% for the Inventory Growth Component and 200% for the ESG Component, resulting in a Performance Multiple of 91%, and (iii) the March 9, 2021 cash-settled performance unit awards had payout percentages of 92% for the PSU Matrix Component, 200% for the Net Debt/Consolidated EBITDAX Component and 200% for the Inventory Growth Component, resulting in a Performance Multiple of 146%. Values for performance-based equity acceleration included in the table below reflect these levels of achievement.
•The value of the outstanding option awards held by Mr. Denny were not factored into the table below because as of December 31, 2023, the options had an exercise price greater than the closing price of our common stock on December 29, 2023, the last trading day of 2023.

78	Vital Energy, Inc. 2024 Proxy Statement

Name	Termination without Cause or for Good Reason under the Executive Severance Plan	Termination without Cause or for Good Reason following a Change in Control(1)	Change in Control(2)	Termination due to Death or Disability
Jason Pigott
Cash Severance	$12,909,862	$6,400,000		$—
Restricted Stock	—	2,962,127	$762,867	3,724,994
Performance Share Units	—	1,309,128	$3,275,740	4,584,868
Continued Medical	39,022	39,022		—
Total	$12,948,884	$10,710,277	$4,038,607	$8,309,862
Bryan Lemmerman
Cash Severance	$8,414,796	$2,667,500		$—
Restricted Stock	—	1,921,634	$336,444	2,258,078
Performance Share Units	—	1,010,978	3,275,740	4,286,718
Continued Medical	32,813	32,813		—
Total	$8,447,609	$5,632,925	$3,612,184.00	$6,544,796
Mark Denny
Cash Severance	$3,259,414	$1,933,750		$—
Restricted Stock	—	664,654	$176,638	841,292
Performance Share Units	—	299,724	758,397	1,058,121
Continued Medical	39,022	39,022		—
Total	$3,298,436	$2,937,150	$935,035	$1,899,413
Katie Hill
Cash Severance	$2,015,192	$1,933,750
Restricted Stock	—	655,192		655,192
Performance Share Units	—	—		—
Continued Medical	11,455	11,455		—
Total	$2,026,647	$2,600,397		$655,192
(1)For purposes of this disclosure, we have assumed that all grants which were made following May 20, 2021 are assumed by an acquirer in connection with a change in control and therefore not subject to automatic vesting upon a change in control.
(2)The amounts in this column reflect the value of restricted stock awards and PSUs granted in 2021, which were outstanding as of 12/31/23 and subject to accelerated vesting upon a change in control. As of the filing of this proxy statement, such awards are no longer outstanding. Restricted stock awards and PSUs granted after 2021 are reflected in the column entitled “Termination without Cause or for Good Reason following a Change in Control.”
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2023, our last completed fiscal year:
•The median employee’s total annual compensation for 2023, in accordance with the requirements of the Summary Compensation Table, was $166,241; and
•The annual total compensation of our CEO, as reported in the total column of the Summary Compensation Table, was $8,236,601.
Based on this information the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees in 2023 was calculated to be 50 to 1.

Executive Compensation Matters	79
Methodology and Assumptions
Total compensation amounts are required to be calculated using the SEC's compensation disclosure rules applicable to reporting compensation in the summary compensation table of the proxy statement. Median employee compensation used to calculate the pay ratio is required to be the total compensation paid to an actual employee of the company. We identified a new median employee in 2023 using our total employee population, excluding our Chief Executive Officer, as of December 31, 2023 by applying a consistently applied compensation measure across our employee population (all of whom are located in the United States), using the following factors:
•Salary rate and wages paid during 2023;
•Overtime paid during 2023;
•STIP paid for 2023 performance; and
•Grant-date fair value of all restricted stock awards and share-settled performance unit awards made during 2023.
We believe our consistently applied compensation measure represents the primary compensation components paid to our employees and therefore provides an accurate depiction of total earnings for the purpose of identifying our median employee. We then calculated the median employee's total annual compensation in accordance with the requirements of the summary compensation table. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the median employee.
Pay Versus Performance
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship of executive “compensation actually paid”, or “CAP”, and certain financial performance of the Company. The following table shows, for the past four fiscal years, total compensation as reported in the Summary Compensation Table for our CEO and the average for our other non-CEO NEOs, as compared to CAP and the Company’s financial performance. To determine CAP, we are required to make various adjustments to amounts that have been reported in the Summary Compensation Table, as the SEC’s rules for calculating CAP emphasize the changes in fair value of equity awards under applicable financial accounting standards (as further detailed in footnotes below).
Pay Versus Performance Table

					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for CEO($)(1)	Compensation Actually Paid to CEO($)(1)(3)	Average Summary Compensation Table Total for non-CEO NEOs($)(2)	Average Compensation Actually Paid to non-CEO NEOs($)(2)(3)	Total Shareholder Return($)	Peer Group Total Shareholder Return($)(4)	Net Income ($ in ‘000s)	Adjusted Free Cash Flow ($ in ‘000s)(5)
2023	8,236,601	6,081,388	2,515,153	1,860,750	79.25	160.83	685,078	217,115
2022	6,081,868	4,599,210	6,190,682	2,704,360	89.58	154.88	613,512	219,941
2021	5,933,849	17,125,786	2,650,349	6,798,965	104.76	106.29	145,008	(2,829)
2020	3,296,586	472,906	1,903,765	1,314,941	34.32	63.42	(874,173)	12,056
(1)Mr. Pigott was our CEO for each of 2023, 2022, 2021, and 2020.
(2)For 2023, the other non-CEO NEOs were Messrs. Lemmerman and Denny and Ms. Hill. For 2022 and 2021, the other non-CEO NEOs were Dr. Karen Chandler and Messrs. Lemmerman and Denny. For 2020, the other NEOs were Dr. Chandler, Messrs. Lemmerman and Denny and Michael Beyer.
(3)The dollar amounts reported represent the amount of CAP to the applicable NEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. The following adjustments were made to reconcile the current year Summary Compensation Table total to CAP:

80	Vital Energy, Inc. 2024 Proxy Statement

Year	Executive(s)	Summary Compensation Table Total($)	Subtract Fair Value of Equity Awards Granted in the Year($)	Add Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year($)	Add Year-over-Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years($)	Add Change in Fair Value from Prior Year-End to Vesting Date for Equity Awards Granted in Prior Years that Vested in the Year($)	Total Equity Award Adjustments($)	Compensation Actually Paid($)
2023	CEO	8,236,601	(5,768,703)	4,154,278	(1,049,168)	508,380	3,613,490	6,081,388
	Other non-CEO NEOs	2,515,153	(1,450,030)	1,078,138	(268,006)	(14,505)	795,627	1,860,750
(4)Peer Group Total Stockholder Return represents the total stockholder return of the S&P Oil & Gas Exploration & Production Select Industry Index.
(5)Adjusted Free Cash Flow is a non-GAAP measure; please see Annex A for descriptions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP measures.
The fair value of equity awards includes (i) restricted stock awards, (ii) performance unit awards and (iii) de minimis amounts for stock option awards. The measurement-date fair value of restricted stock awards was determined based on the market price of the Company's common stock on the applicable measurement date (i.e., the vesting date or the last day of the applicable fiscal year, as required by SEC rules). The performance unit awards include both a market-based component and a performance-based component. The measurement-date fair value of the market-based component was determined using a Monte Carlo fair value simulation model.
Narrative to Pay Versus Performance Table
This section should be read in conjunction with the Compensation Discussion & Analysis on page 50, which includes additional discussion of our objectives of executive compensation and benefits program and how they are aligned with the company’s financial and operational performance. The Compensation Committee does not use CAP as a basis for making compensation decisions, nor do we use the performance measure of Net Income, as defined by the SEC for purposes of the Pay Versus Performance Table above, to measure performance for compensation.
The charts below show, for the past four years, the relationship of Total Stockholder Return relative to our Peer Group Total Stockholder Return as well as the relationships between CEO and Average non-CEO NEO CAP and (i) Total Stockholder Return; (ii) Net Income; and (iii) Adjusted Free Cash Flow.

Executive Compensation Matters	81

Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
Total Shareholder Return
$200
$150
$100
$50
$—
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other non-CEO NEOs
VTLE Total Shareholder Return
Peer Group Total Shareholder Return

Compensation Actually Paid vs. Net Income
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
Compensation Actually Paid
$1,000,000,000
$500,000,000
$—
$(500,000,000)
$(1,000,000,000)
Net Income
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to Other non-CEO NEOs
Net Income

82	Vital Energy, Inc. 2024 Proxy Statement

Compensation Actually Paid vs. Adjusted Free Cash Flow
Compensation Actually Paid
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$—
Adjusted Free Cash Flow
$240,000,000
$160,000,000
$80,000,000
$—
$(80,000,000)
2020
2021
2022
2023
Compensation Actually Paid to CEO
Average Compensation Actually Paid to non-CEO NEOs
Free Cash Flow

2023 Performance Measures	Most Important Performance Measures
We consider the performance measures listed in the table to the right as the most important performance measures used by us to link NEO compensation for 2023 to Company performance. Each of these measures is described in more detail in the Compensation Discussion & Analysis under the section “2023 Compensation Alignment & Pay for Performance.”
Adjusted Free Cash Flow
Absolute Total Stockholder Return
Net Debt/Consolidated EBITDAX
Inventory Growth
Environmental/Safety

83
Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information regarding the beneficial ownership of outstanding common stock by
(i)beneficial owners of more than five percent of the Company’s outstanding common stock as of March 26, 2024, of which is determined using the aggregate amount beneficially owned by each reporting person reported in a Schedule 13D or Schedule 13G filing with the SEC as of the date of event which requires filing of such statement,
(ii)each director of the Company as of March 26, 2024,
(iii)each NEO of the Company as of March 26, 2024, and
(iv)all the Company’s directors and executive officers as a group as of March 26, 2024.
Unless otherwise noted, the mailing address of each person or entity named below is:

c/o Vital Energy, Inc. Santa Fe Plaza 521 E. 2nd Street Suite 1000 Tulsa, Oklahoma 74120

84	Vital Energy, Inc. 2024 Proxy Statement
Beneficial ownership is determined in accordance with SEC rules. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days of March 26, 2024, are included as outstanding and beneficially owned for that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted in the footnotes below, the holders have sole voting and dispositive powers over the shares.

Name of person or identity of group	Number of shares	Percentage of class(1)
Richard D. Campbell(2)	7,907,005	21.6%
BlackRock, Inc.(3)	3,901,625	10.6%
Investment Funds affiliated with Riverstone Holdings, LLC(4)	3,370,497	9.2%
State Street Corporation(5)	2,217,263	6.0%
The Vanguard Group(6)	1,816,743	5.0%
William E. Albrecht(7)	19,299	*
Mark Denny(8)	33,345	*
John Driver(7)	4,442	*
Frances Powell Hawes(7)	19,520	*
Katie Hill	31,453	*
Jarvis V. Hollingsworth(7)	8,135	*
Dr. Craig M. Jarchow(7)	14,347	*
Dr. Shihab A. Kuran(7)	4,442	*
Lisa M. Lambert	9,823	*
Lori A. Lancaster(7)	8,632	*
Bryan Lemmerman	87,516	*
Jason Pigott	166,889	*
Edmund P. Segner, III(7)	21,213	*
Directors and executive officers as a group (13 persons)	429,056	1.2%
*    Denotes less than 1% beneficially owned.
(1)Based upon an aggregate of 36,661,788 shares of common stock outstanding as of March 26, 2024.
(2)This share ownership information was provided in a Schedule 13D filed on December 5, 2023 by Richard D. Campbell, Henry TAW Management LLC, a Texas LLC (“HT LLC”), and Henry TAW LP, a Texas limited partnership (“HT LP” and, together with Mr. Campbell and HT LLC, the “Reporting Persons”), which disclosed that of the reported shares, HT LP, possesses sole voting and dispositive power of 7,868,933 shares, HT LLC possesses sole voting and dispositive power of 7,868,933 shares and Mr. Campbell possesses sole voting and dispositive power of 7,907,005 shares. HT LP is an investment vehicle, the principal purpose of which is to hold shares of the Issuer and certain other passive investments. HT LLC is the sole general partner of HT LP. Mr. Campbell is the President, Chief Development Officer and Co-Manager of HT LLC and has voting and investment discretion with respect to the securities beneficially owned by HT LP. As a result, Mr. Campbell may be deemed to have beneficial ownership of the securities held of record by HT LP. The address of the Reporting Person is 3525 Andrews Highway, Midland, Texas 79703.
(3)This share ownership information was provided in a Schedule 13G/A filed on January 8, 2024 by BlackRock, Inc., which disclosed that of the reported shares, such entity possesses sole voting and dispositive power of 3,836,511 shares and 3,901,625 shares, respectively. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(4)Consists of (i) 32,664 shares of common stock issued to Riverstone Strategic Credit Partners A-2 AIV, L.P., as designee for Maple Energy Holdings, LLC, at the closing of the Maple Acquisition on October 31, 2023, (ii) 344,751 shares of common stock issued to Riverstone Credit Partners - Direct, L.P., as designee for Maple Energy Holdings, LLC, at the closing of the Maple Acquisition on October 31, 2023, (iii) 2,635,582 shares of common stock issued to Riverstone Credit Partners II - Direct, L.P., as designee for Maple Energy Holdings, LLC, at the closing of the Maple Acquisition on October 31, 2023, and (iv) 357,500 shares of common stock issued to Maple Energy Holdings, LLC at the closing of the Maple Acquisition on October 31, 2023 and held in escrow pursuant to the terms of the Maple PSA to satisfy potential indemnification claims arising under the Maple PSA during the 12‑month period following the closing of the Maple Acquisition. RCP II F1 GP, L.L.C. is the sole general partner of RCP II F2 GP, L.P., which is the sole general partner of Riverstone Credit Partners II - Direct, L.P. RCP F1 GP, L.L.C. is the sole general partner of RCP F2 GP, L.P., which is the sole general partner of Riverstone Credit Partners - Direct, L.P. RCP Strategic Credit Partners (A) GP, L.L.C. is the sole general partner of RCP Strategic Credit Partners (A-2) GP, L.P., which is the is the sole general partner of Riverstone Strategic Credit Partners A-2 AIV, L.P. Riverstone Maple Investor, LLC is managed by Riverstone Credit Partners II - Direct, L.P., Riverstone Credit Partners - Direct, L.P. and Riverstone Strategic Credit Partners (A-2) GP, L.P., and Riverstone Maple Investor, LLC is the sole member of Maple Energy Holdings, LLC. David M. Leuschen and Pierre F. Lapeyre, Jr. are the managing directors of Riverstone Management Group, L.L.C. and have or share voting and investment discretion with respect to the securities beneficially owned by Riverstone Management Group, L.L.C, which is the general partner of Riverstone/Gower Mgmt Co Holdings, L.P., which is the sole member of Riverstone Holdings LLC, which is the sole member of RCP II F1 GP, L.L.C., RCP F1 GP, L.L.C. and RCP Strategic Credit Partners (A) GP, L.L.C. As a result of these relationships, each of these entities and individuals may be deemed to have or share beneficial ownership of the securities held of record by Maple Energy Holdings, LLC, and each of these entities and individuals (other than Riverstone Maple Investor, LLC and Maple Energy Holdings,

Stock Ownership Information	85

LLC) may be deemed to have or share beneficial ownership of the securities held of record by Riverstone Credit Partners II - Direct, L.P., Riverstone Credit Partners - Direct, L.P. and Riverstone Strategic Credit Partners (A-2) GP, L.P. Each such entity or person disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. Each such entity or person is affiliated with Riverstone Capital Services LLC, a registered broker-dealer. This information is based upon a Schedule 13G filed by Investment Funds associated with Riverstone Holdings, LLC on November 9, 2023. The address of each of the reporting entities is c/o Riverstone Holding LLC, 712 Fifth Avenue, 36th Floor, New York, New York, 10019.
(5)This share ownership information was provided in a Schedule 13G/A filed on January 25, 2024 by State Street Corporation, which disclosed that of the reported shares, such entity possesses shared voting and dispositive power of 2,201,553 shares and 2,217,263 shares, respectively. The address of State Street Corporation is 1 Congress Street, Suite 1, Boston, Massachusetts 02114.
(6)This share ownership information was provided in a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, which disclosed that of the reported shares, such entity possesses shared voting and dispositive power of 15,290 shares and 36,735 shares, respectively, and sole dispositive power of 1,780,008 shares. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(7)Includes deferred stock compensation received pursuant to the Director Deferred Compensation Plan.
(8)Includes aggregated vested and exercisable stock options of 1,842 for Mr. Denny within 60 days of March 26, 2024.

86	Vital Energy, Inc. 2024 Proxy Statement

Proposal Five

Approval of the Amendment and Restatement of the Equity Incentive Plan

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the Omnibus Equity Incentive Plan (the “A&R LTIP”), which increases the number of shares of our common stock that may be issued under the LTIP by 900,000 shares. As of December 31, 2023, assuming maximum payout of currently outstanding awards, only 623,970 shares of our common stock remained available for issuance under the LTIP (734,719 shares remain available for issuance assuming the target level of performance is achieved). The Board believes that the LTIP has assisted in our recruitment and retention of qualified non-employee directors and key employees and has helped align their interests with the interests of our stockholders. The Board believes that the A&R LTIP will allow us to remain competitive among our peers and to continue to promote these interests. If approved by our stockholders, the A&R LTIP would become effective on May 23, 2024.
The LTIP, as amended and restated, became effective on May 20, 2021 and was further amended and restated effective January 9, 2023. On March 16, 2024, the Board adopted the A&R LTIP, subject to the approval of our stockholders. If approved by our stockholders, the A&R LTIP will be effective as of May 23, 2024 (the “Amendment Effective Date”). The purpose of the A&R LTIP is to increase the number of shares of our common stock that may be issued under the LTIP by 900,000 shares.
We believe that approval of the A&R LTIP will give us the flexibility to make stock-based awards and other awards permitted under the LTIP over the next three to five years in amounts determined appropriate by the administrator (as defined below); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the A&R LTIP. And future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our common stock, award levels and amounts provided by our competitors, and our hiring activity over the next few years.
While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards. Before voting on this proposal, stockholders are encouraged to read and consider this proposal, as well as the LTIP.
In 2023, 2022 and 2021, we granted awards covering 340,000 shares, 330,107 shares and 243,438 shares, respectively, of our Common Stock. Our “burn rate” (which represents the rate at which our equity award grants diluted our stockholders) for each of 2023, 2022 and 2021 was 1.68%, 1.98% and 1.71%, respectively, for a three-year average burn rate of 1.79%. We define burn rate as the sum of (i) the total number of full-value shares (including restricted stock and PSUs) granted during a fiscal year and (ii) the total number of stock options and SARs granted during a fiscal year, expressed as a percentage of the weighted average basic common shares outstanding as of the fiscal year-end.
Consequences of Failing to Approve the A&R LTIP
The A&R LTIP will not be implemented unless approved by stockholders. If the A&R LTIP is not approved by stockholders, the LTIP will remain in effect in its present form and we will continue to grant awards thereunder until the share reserve under the LTIP is exhausted or the LTIP expires. If that occurs, we may be compelled to increase significantly the cash component of our director compensation, which may not necessarily align director compensation interests with the investment interests of our stockholders, as well as the alignment provided by equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that could be better utilized if reinvested in our businesses or returned to our stockholders.

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Description of the A&R LTIP
A summary description of the material features of the LTIP, as amended to reflect the A&R LTIP, is set forth below. This summary does not purport to be a complete description of all the provisions of the LTIP or the A&R LTIP and is qualified in its entirety by reference to (i) the LTIP, which was filed as Exhibit 10.14 to our Annual Report (File No. 001-35380) filed with the SEC on February 22, 2023 and is incorporated by reference herein, and (ii) the A&R LTIP, which is attached as Annex B to this proxy statement and is incorporated by reference herein.
Purpose. The purpose of the A&R LTIP is to provide a means for us to attract and retain key personnel and for our directors, officers, employees, consultants and advisors to acquire and maintain an equity interest in Vital Energy, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of our stockholders. Under the A&R LTIP, awards of stock options, including both incentive stock options and nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units, stock bonus awards and performance compensation awards may be granted.
Duration. The expiration date of the A&R LTIP shall be the tenth anniversary of the Effective Date unless sooner terminated by the Board.
Eligibility. Our employees, consultants and directors and those of our affiliated companies, as well as those whom we reasonably expect to become our employees, consultants and directors or those of our affiliated companies are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the A&R LTIP. As of December 31, 2023, we had 326 full-time employees.
Shares subject to the LTIP. The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and assuming the A&R LTIP proposed by this Proposal Five is approved by stockholders, the maximum aggregate amount of common stock which may be issued upon exercise of all awards under the A&R LTIP, including incentive stock options, may not exceed 3,332,500 shares, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. In addition, the maximum number of shares with respect to which options and/or stock appreciation rights may be granted to any participant in any one year period is limited to 717,500 shares, the maximum number of shares with respect to which incentive stock options may be granted to any participant in any one year period under the A&R LTIP may not exceed 717,500 shares, no more than 717,500 shares may be earned in respect of performance compensation awards denominated in shares granted to any single participant for a single calendar year during a performance period, or in the event that the performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 717,500 shares of common stock on the last day of the performance period to which the award related, and the maximum amount that can be paid to any single participant in one calendar year pursuant to a cash bonus award is $5 million, in each case, subject to adjustment for certain corporate events. In addition, no more than 71,750 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.
If any award under the A&R LTIP expires or otherwise terminates, in whole or in part, without having been exercised in full, the common stock withheld from issuance under that award will become available for future issuance under the A&R LTIP. If shares issued under the A&R LTIP are reacquired by us pursuant to the terms of any forfeiture provision, those shares will become available for future awards under the A&R LTIP. Awards that can only be settled in cash will not be treated as shares of common stock granted for purposes of the A&R LTIP.

88	Vital Energy, Inc. 2024 Proxy Statement

Administration. Our Board, or a committee of members of our Board appointed by our, may administer the A&R LTIP, and that administrator is referred to in this summary as the "administrator." Among other responsibilities, the administrator selects participants from among the eligible individuals, determines the number of shares of common stock that will be subject to each award and determines the terms and conditions of each award, including exercise price, methods of payment and vesting schedules. Our Board of Directors may amend or terminate the A&R LTIP at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.
Stock options. Incentive and nonstatutory stock options may be granted under the A&R LTIP pursuant to incentive and nonstatutory stock option agreements. Employees, directors, consultants and those whom the administrator reasonably expects to become employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The administrator determines the exercise price of stock options granted under the A&R LTIP. The exercise price of an incentive or nonstatutory stock option shall be at least 100% (and in the case of an incentive stock option granted to a more than 10% stockholder, 110%) of the fair market value of the common stock subject to that option on the date that option is granted. The administrator determines the rate at which options vest and any other conditions with respect to exercise of the option. Options may not be exercisable for more than ten years from the date they are granted (five years in the case of an incentive stock option granted to a more than 10% stockholder).
Acceptable consideration for the purchase of our common stock issued upon the exercise of a stock option includes cash or certified or bank check and, as determined by the administrator, may include a broker-assisted cashless exercise, reduction of the number of shares deliverable upon exercise, and other legal consideration approved by the administrator.
Stock appreciation rights. The administrator may, in its discretion, grant stock appreciation rights to participants. Generally, stock appreciation rights permit a participant to exercise the right and receive a payment equal to the value of our common stock's appreciation over a span of time in excess of the fair market value of a share of common stock on the date of grant of the stock appreciation right. Stock appreciation rights may be settled in stock, cash or a combination thereof. The strike price per share of common stock for each stock appreciation right will not be less than 100% of the fair market value per share as of the date of grant. The administrator determines the rate at which stock appreciation rights vest and any other conditions with respect to exercise of stock appreciation rights granted under the A&R LTIP.
Restricted awards. The administrator may grant restricted awards, including both restricted stock and restricted stock units (a hypothetical account that is paid in the form of shares of common stock or cash). The administrator will determine, in its sole discretion, the terms of each award. Shares of common stock acquired under a restricted award may be subject to forfeiture. Subject to the terms of the award, the participant generally shall have the rights and privileges of a stockholder with respect to the restricted stock, including the right to vote the stock. The A&R LTIP does not allow for the issuance of dividends on unvested restricted stock. A restricted award may, but need not, provide that the restricted award may not be sold, assigned, pledged or transferred during the restricted period. The administrator may also require recipients of restricted stock to execute escrow agreements whereby the company would hold the restricted stock pending the release of any applicable restrictions.
Stock bonus awards. The administrator may issue unrestricted shares of common stock, or other awards denominated in shares of common stock, under the A&R LTIP to eligible persons, either alone or in tandem with other awards, in such amounts as the administrator shall from time to time in its sole discretion determine. Each stock bonus award granted under the A&R LTIP will be subject to such conditions not inconsistent with the A&R LTIP as may be reflected in the applicable award agreement.
Performance compensation awards. The administrator has the authority, at the time of grant of any restricted award or stock bonus award, to designate such award as a performance compensation award. The administrator also has the authority to make an award of a cash bonus to any participant and designate the award as a performance compensation award.

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With regard to a particular performance period, the administrator has sole discretion to select the length of the performance period, the type(s) of performance compensation awards to be issued, the performance criteria that will be used to establish the performance goal(s), and the kind(s) and/or level(s) of the performance goal(s) to apply and the performance formula. Certain performance compensation awards that were previously granted were structured to comply with the exception under Section 162(m) with respect to qualified performance-based compensation. That exception was eliminated pursuant to the Tax Act and thus only applies to certain grandfathered awards meeting certain criteria.
Unless otherwise provided in the applicable award agreement, a participant must be employed on the date of payment with respect to a performance period to be eligible to receive payment in respect of a performance compensation award for the applicable performance period. The participant will be eligible to receive payment in respect of a performance compensation award only to the extent that: (A) the performance goals for the period are achieved; and (B) all or some of the portion of the participant's performance compensation award has been earned for the performance period based on the application of the performance formula to the performance goals.
Adjustments in capitalization. Subject to the terms of an award agreement, if there is a specified type of change in our common stock, such as dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization, appropriate equitable adjustments will be made to the various limits under, and the share terms of, the A&R LTIP and the awards granted thereunder, including the maximum number of shares reserved under the A&R LTIP, the maximum number of shares with respect to which any participant may be granted awards and the number, price or kind of shares of common stock or other consideration subject to awards to the extent necessary to preserve the economic intent of the award. In addition, subject to the terms of an award agreement, in the event of certain mergers, the sale of all or substantially all of our assets, our reorganization or liquidation, or our agreement to enter into any such transaction, the administrator may cancel outstanding awards and cause participants to receive, in cash, stock or a combination thereof, the value of the awards or provide for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on or termination of, awards, or providing for a period of time for exercise prior to the occurrence of such event.
Change in control. In general, in the event of a change in control and the termination of the participant's employment without cause or for good reason during the 18-month period immediately following a change in control, or if the successor to the Company does not assume or substitute awards under the A&R LTIP, all options and stock appreciation rights subject to an award held by that participant will become fully vested and immediately exercisable and any restricted period imposed upon restricted awards of the participant will expire immediately (including a waiver of applicable performance goals). In addition, all incomplete performance periods will end, and any performance awards of the participant will be paid based upon assuming that the applicable target levels of performance have been attained. However, certain equity awards granted prior to May 20, 2021 will continue to be subject to "single trigger" vesting.
Nontransferability. In general, each award granted under the A&R LTIP may be exercisable only by a participant during the participant's lifetime or, if permissible under applicable law, by the participant's legal guardian or representative. Except in very limited circumstances, no award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us. However, the designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
Repricing. Without stockholder approval, the A&R LTIP prohibits the committee from (a) making any amendment or modification that may reduce the exercise price of any option or the strike price of any stock appreciation right ("SAR"), (b) canceling any outstanding option or SAR and replacing it with a new option or SAR, another award or cash, and (c) taking any other action that is considered a "repricing" for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which our common stock is listed or quoted.
Section 409A. The provisions of the A&R LTIP and the awards granted under the A&R LTIP are intended to comply with or be exempt from the provisions of Section 409A of the Code and the regulations thereunder.

90	Vital Energy, Inc. 2024 Proxy Statement

U.S. Federal Income Tax Consequences
The following is a general summary of the material U.S. federal income tax consequences to the Company and to recipients of certain awards under the A&R LTIP. The summary is based on the Code and the U.S. Treasury regulations promulgated thereunder in effect as of the date of this Proxy Statement, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to recipients of awards under the Equity Incentive Plan, but is only a general summary of the material U.S. federal income tax consequences. This summary does not discuss state, local or non-U.S. tax consequences. This summary also does not discuss the effect of gift, estate or inheritance taxes. Moreover, this summary is not intended as tax advice. Recipients should consult with their personal tax advisors regarding individual circumstances and the tax consequences associated with receiving awards under the A&R LTIP.
Incentive Stock Options. In general, a recipient should not have any income at the time an incentive stock option is granted. If shares of common stock are issued to a recipient pursuant to the exercise of an incentive stock option, then, generally (i) the recipient should not realize ordinary income with respect to the exercise of the option, (ii) upon sale of the underlying shares acquired upon the exercise of an incentive stock option, any amount realized in excess of the exercise price paid for the shares should be taxed to the recipient as long-term or short-term capital gain depending upon the length of time such shares were held by the recipient and (iii) the Company should not be entitled to a tax deduction. The amount by which the fair market value of the stock on the exercise date of an incentive stock option exceeds the exercise price generally should, however, constitute an item which increases the recipient's income for purposes of the alternative minimum tax. However, if the recipient disposes of the shares acquired on exercise (including using them in a subsequent stock option exercise) before the later of the second anniversary of the date of grant or one year after the receipt of the shares by the recipient (a "disqualifying disposition"), the recipient generally should include in ordinary income in the year of the disqualifying disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. If ordinary income is recognized due to a disqualifying disposition, the Company should generally be entitled to a tax deduction in the same amount. Subject to certain exceptions, an incentive stock option generally should not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, it should be treated for tax purposes as a nonqualified stock option as discussed below.
Nonqualified Stock Options. In general, a recipient should not have any income at the time a nonqualified stock option is granted, nor should the Company be entitled to a tax deduction at that time. When a nonqualified stock option is exercised, the recipient generally should recognize ordinary income (whether the exercise price is paid in cash or by surrender of shares of common stock) in an amount equal to the excess of the fair market value of the shares to which the option exercise pertains over the exercise price of the option. The recipient's tax basis in any common shares received upon exercise of a nonqualified stock option should be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise should generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the recipient) depending upon the length of time such shares were held by the recipient.
Stock Appreciation Rights. In general, a recipient should not have any income at the time a stock appreciation right is granted, nor should the Company be entitled to a tax deduction at that time. When a stock appreciation right is exercised, the recipient generally should recognize ordinary income in an amount equal to any cash and/or the fair market value of any shares of common stock received. The recipient's tax basis in any common shares received upon exercise of a stock appreciation right generally should be the fair market value of the common shares on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise should generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the recipient) depending upon the length of time such shares were held by the recipient.

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Restricted Stock. A recipient generally should not recognize any income at the time an award of restricted stock is granted. Instead, the recipient should recognize ordinary income at the time of vesting (i.e., when restricted stock becomes transferable or no longer subject to a substantial risk of forfeiture) or payout in an amount equal to the fair market value (on the vesting or payout date) of the shares or cash received minus any amount paid. A recipient's tax basis in the shares generally should equal their fair market value at the time the restrictions lapse, and the recipient's holding period for capital gains purposes should begin at that time.
Alternatively, pursuant to Section 83(b) of the Code, the recipient can file an election with the Internal Revenue Service to immediately recognize income upon the grant of the restricted stock award in an amount equal to the fair market value on the grant date minus any amount paid by the recipient to acquire the restricted stock. This election must be filed within the first 30 days after the restricted stock award's grant date. Any subsequent gain or loss recognized upon disposition of shares vested pursuant to a restricted stock award by a recipient who made an effective 83(b) election should be either long-term or short-term capital gain or loss depending on the length of time such shares were held by the recipient. If such an election is made, no additional taxable income should be recognized by such recipient at the time the restrictions lapse, the recipient should have a tax basis in the shares equal to their fair market value on the date of their award, and the recipient's holding period for capital gains purposes should begin at that time.
Restricted Stock Units. A recipient generally should not recognize any income at the time an award of restricted stock units is granted. Instead, the recipient should recognize ordinary income when cash is paid or common stock is transferred to the recipient following the vesting and settlement of the recipient's restricted stock units. In general, a recipient should be taxed at federal ordinary income tax rates on the aggregate fair market value of all cash paid and any shares of common stock transferred to the recipient upon such vesting and settlement. When a recipient sells shares of common stock that the recipient received on vesting and settlement of a restricted stock unit, the recipient generally should recognize a capital gain (or loss). Because the recipient likely would have recognized ordinary income when the shares were transferred to the recipient, the amount of this capital gain (or loss) generally is the difference between the price at which the recipient sells the shares and their fair market value on the date they were transferred to the recipient. The capital gain or loss is considered "long term" or "short term," depending on how long the recipient held the shares before the sale, and is taxed accordingly.
Stock Bonus Awards. Assuming the stock bonus award is unrestricted, the recipient generally should be taxed on the stock bonus award when the common stock subject to the award is transferred to the recipient. The recipient generally should be taxed on the aggregate fair market value of all shares of common stock transferred to the recipient.
Income Tax Consequences to the Company. Section 162(m) of the Code prohibits us from deducting annual compensation exceeding $1 million per person to our Chief Executive Officer, Chief Financial Officer and other "covered employees" as defined in Section 162(m). Awards granted to covered employees under the A&R LTIP will count towards the $1 million deduction limit and may thereby be partially or fully nondeductible. Despite this limit, the Company may determine that it is in the Company's best interests to grant awards under the A&R LITP that are not tax deductible to the Company.
Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options and stock appreciation rights or the accelerated lapse of restrictions with respect to other awards in connection with a change in control of the Company could be deemed an "excess parachute payment" under the golden parachute tax provisions of Section 280G of the Code. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied an income tax deduction.
New Plan Benefits
Because awards granted under the A&R LTIP are at the discretion of the administrator, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the A&R LTIP. Therefore, the New Plan Benefits Table is not provided.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information as of December 31, 2023 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

92	Vital Energy, Inc. 2024 Proxy Statement

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)(2)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(1)
Equity compensation plans approved by security holders	50,245	$136.83	734,719
Total	50,245		734,719

(1)The formula for calculating the number of securities remaining available for future issuance includes the February 22, 2022 performance units at target level.
(2)This column includes 1,842 in outstanding options and 48,403 in outstanding performance units.

Vote Required The affirmative “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of the amendment and restatement of the Equity Incentive Plan.

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Proposal Six

Approval of an Amendment to the Certificate of Incorporation to Eliminate the Supermajority Voting Requirements to Amend the Certificate of Incorporation

The Board is asking our stockholders to approve the amendment to Article TENTH of our Certificate of Incorporation to eliminate the supermajority voting requirements to amend the Certificate of Incorporation (the “Charter Supermajority Amendment”). The text of the Charter Supermajority Amendment is attached hereto as Annex C with additions marked with bold, underlined text and deletions indicated by strike-out text.
Background
Our Certificate of Incorporation provides that the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting as a single class, shall be required to effect the amendment or repeal of certain provisions of the Certificate of Incorporation (the “Charter Supermajority Voting Requirement”). The Charter Supermajority Amendment will eliminate the Charter Supermajority Voting Requirement. The Board has unanimously approved the Charter Supermajority Amendment, subject to stockholder approval. The Board has unanimously determined that the Charter Supermajority Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the Delaware General Corporation Law (“DGCL”), hereby seeks approval of the Charter Supermajority Amendment by our stockholders.

Reasons for the Charter Supermajority Amendment
Our Board regularly considers a broad range of corporate governance issues and is committed to adopting governance practices that are beneficial to the Company and our stockholders. The elimination of supermajority voting requirements to amend or repeal certificates of incorporation is increasingly considered an important aspect of good corporate governance and a concern to many of our investors.
Our Board implemented the current Charter Supermajority Voting Requirement because it believed this threshold was an important piece of the Company’s governance structure in order to promote continuity and stability and were in the best interests of the Company and its stockholders. The Board also believed that this supermajority voting threshold enhanced the independence of our directors from special interests and protected the Company from unfair and abusive takeover practices.
Our Board recognizes that removing the Charter Supermajority Voting Requirement is consistent with generally held views of evolving corporate governance practices. Our Board has listened to the views of stockholders and the investor community on this issue and has also considered the limited benefits of the Charter Supermajority Voting Requirement to the Company and its stockholders. In addition, our Board acknowledges that many other public companies have transitioned away from these kinds of supermajority voting provisions. The Board has also considered the fact that removing the Charter Supermajority Voting Requirement will make future amendment of aspects of our Certificate of Incorporation possible with the affirmative votes of fewer stockholders. In view of these considerations, our Board has unanimously determined to eliminate the Charter Supermajority Voting Requirement as proposed.

94	Vital Energy, Inc. 2024 Proxy Statement

Effectiveness of the Charter Supermajority Amendment
If the Charter Supermajority Amendment is approved by our stockholders, the Charter Supermajority Amendment will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2024 Annual Meeting. If the Charter Supermajority Amendment is not approved by our stockholders, the Certificate of Incorporation will not be amended to reflect the Charter Supermajority Amendment, and the Charter Supermajority Voting Requirement will remain in effect.
Vote Required
The affirmative “FOR” vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class, is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of an amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements to amend the Certificate of Incorporation.

Stock Ownership Information	95

Proposal Seven

Approval of the Issuance of the Conversion Shares

Background
On September 13, 2023, we entered into a Purchase and Sale Agreement (the “Henry PSA”), with Henry Resources, LLC, Henry Energy LP and Moriah Henry Partners LLC (collectively, “Henry”), pursuant to which the Company agreed to purchase (the “Henry Acquisition”) Henry’s oil and gas properties in the Midland and Delaware Basin, including approximately 15,900 net acres located in Midland, Reeves and Upton Counties, equity interests in certain subsidiaries and related assets and contracts. We closed the Henry Acquisition on November 5, 2023.
Upon execution of the Henry PSA, the tag rights of certain parties unrelated to Henry (the “Third Parties” and such rights, the “Tag Rights”) to sell their non-operated working interest in the oil and gas properties were triggered and Henry gave notice to such Third Parties.
On December 21, 2023, upon the exercise of their Tag Rights, we entered into a Purchase and Sale Agreement (the “GR PSA”) with Granite Ridge Holdings LLC, GREP IV-A Permian, LLC and GREP IV-B Permian, LLC (collectively, the “GR Parties”), pursuant to which the Company agreed to purchase (the “GR Acquisition”) additional working interests in producing assets associated with the Henry Acquisition for consideration comprising (i) 627,026 shares of Common Stock, and (ii) 595,104 shares of our 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”) (the “GR Stock Consideration”). For more information about the GR Acquisition, please see the Company’s Form 8-K/A, filed on December 22, 2023.
On February 2, 2024, upon the exercise of their Tag Rights, we entered into a Purchase and Sale Agreement (the “PEP PSA,” and, together with the GR PSA, the “Tag PSAs”) with PEP Henry Production Partners LP, PEP HPP Jubilee SPV LP, PEP PEOF Dropkick SPV, LLC, PEP HPP Dropkick SPV LP and HPP Acorn SPV LP (collectively, the “PEP Parties”), pursuant to which we agreed to purchase (the “PEP Acquisition”) additional working interests in producing assets associated with the Henry Acquisition for consideration comprising (i) 878,690 shares of Common Stock, and (ii) 980,272 shares of Preferred Stock (the “PEP Stock Consideration” and, together with the GR Stock Consideration, the “Tag Stock Consideration”). For more information about the PEP Acquisition, please see the Company’s Form 8-K/A, filed on February 5, 2024.
Upon the terms and subject to the conditions described in the Certificate of Designations of 2.0% Cumulative Mandatorily Convertible Series A Preferred Stock of Vital Energy, Inc., as amended (the “Certificate of Designations”), the shares of Preferred Stock will convert into shares of Common Stock at an initial conversion rate of one share of Common Stock per share of Preferred Stock, subject to adjustment as described in the Certificate of Designations, after the Company receives stockholder approval of the proposal to issue the Conversion Shares in accordance with the terms of the Certificate of Designations and the Tag PSAs. The shares of Preferred Stock are non-convertible until we receive stockholder approval for the issuance of the Conversion Shares (the “Conversion Proposal”). Based on the initial conversion rate, the shares of Preferred Stock would convert into 1,575,376 shares of Common Stock (the “Conversion Shares”).
The Conversion Shares will have the same rights and privileges as the shares of Common Stock currently authorized. Our Common Stock has no preemptive rights to purchase additional shares of Common Stock or other of our securities. In addition, under Delaware law, our stockholders are not entitled to any dissenters’ or appraisal rights in connection with this proposal.

96	Vital Energy, Inc. 2024 Proxy Statement

Stockholder Approval Required for Purposes of the Certificate of Designations and the Tag PSAs
In order to comply with the terms of the Certificate of Designations and to satisfy covenants under the Tag PSAs, we are seeking stockholder approval of this Proposal Seven. Each of the Tag PSAs requires that the Company will use its reasonable best efforts to obtain the requisite stockholder approval (the “Conversion Approval”) for the issuance of shares upon conversion of the 1,575,376 shares of Preferred Stock. Upon receipt of the Conversion Approval, all outstanding shares of Preferred Stock will be converted into shares of Common Stock at the applicable conversion rate in accordance with the terms of the Certificate of Designations.
Dilution
If the stockholders approve the Conversion Proposal, the Company is required to convert the shares of Preferred Stock into approximately 1.6 million shares of Common Stock. Upon conversion, the relative voting power of the current holders of Common Stock would be reduced, as described in the table below, based on the number of shares of Common Stock outstanding as of the Record Date, and the resale of the Conversion Shares could have an adverse effect on the trading price of our Common Stock. The Tag Stock Consideration was issued in transactions exempt from registration under the Securities Act of 1933, as amended. Therefore, the shares of Preferred Stock comprising the Tag Stock Consideration are not currently freely tradeable under federal securities laws. However, we have entered into Registration Rights Agreements with the GR Parties and the PEP Parties, pursuant to which, among other things, the Company (i) has filed with the SEC registration statements on Form S-3 registering for resale the Conversion Shares and the shares of Common Stock received by the GR Parties and the PEP Parties, respectively, and (ii) has granted the GR Parties and the PEP Parties certain demand and piggyback registration rights.

	Prior to Conversion of Preferred Stock		After Conversion of Preferred Stock
	Number of Shares of Common Stock Held	Common Stock Ownership Interest and Voting Power	Number of Shares of Common Stock Held	Common Stock Ownership Interest and Voting Power
Current holders of Common Stock (excluding GR Parties and PEP Parties)	34,494,284	95.8%	34,494,284	91.8%
Holders of Preferred Stock (GR Parties and PEP Parties)	1,505,716	4.2%	3,081,092	8.2%
Total	36,000,000	100%	37,575,376	100%

Consequences of Failing to Approve this Proposal
The Board is not seeking the approval of our stockholders to authorize our entry into the Tag PSAs. Regardless of the outcome of the vote on the Conversion Proposal, the transactions pursuant to the Tag PSAs have closed. However, if the Conversion Proposal is not approved, we would not be able to issue the Conversion Shares to the GR Parties and the PEP Parties and the shares of Preferred Stock would remain outstanding, and we may be subject to breach of contract claims under the Tag PSAs for failure to use reasonable best efforts to obtain the requisite stockholder approval of the Conversion Proposal. As discussed in more detail below, if the shares of Preferred Stock remain outstanding, we will be required to pay cumulative cash dividends on the Preferred Stock at a rate per annum of 2.0% per share on the “Liquidation Preference”, which rate will automatically increase to (i) 5.0% on September 15, 2024, and (ii) 8.0% on September 15, 2025.
Terms of the Preferred Stock
Certain terms of the Preferred Stock, which are set forth in the Certificate of Designations, are summarized below.

Stock Ownership Information	97

Mandatory Conversion
The conversion of the shares of Preferred Stock into shares of Common Stock is conditioned on, and will occur following, the approval by the Company’s stockholders of the Conversion Proposal and notice of the conversion by the Company to the Holders. The initial conversion rate is one share of Common Stock for one share of Preferred Stock, subject to adjustment for stock splits, stock dividends, distributions and combinations.
Voting Rights
The Certificate of Designations provides that, so long as any shares of Preferred Stock remain outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent (which shall not be unreasonably withheld) of the holders of record of the Preferred Stock (the “Holders”) of at least a majority of the outstanding shares of Preferred Stock voting or consenting, as the case may be, separately as one class, (A) create, authorize or issue any class or series of Parity Stock or Senior Stock (each as defined in the Certificate of Designations) (or any security convertible into Parity Stock or Senior Stock) or (B) amend the Company’s constituent documents by merger or otherwise so as to affect adversely the rights, preferences, privileges or voting rights of Holders, including, without limitation, provisions relating to dividends, conversion rights and ranking. The Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.
Dividends
Holders are entitled to receive cumulative cash dividends at a rate per annum of 2.0% per share of Preferred Stock on the “Liquidation Preference” (which is, with respect to each share of Preferred Stock, $54.96); provided that such rate shall automatically increase to (i) 5.0% on September 15, 2024, and (ii) 8.0% on September 15, 2025, when, as and if declared by the Board out of assets legally available for the payment of such dividends. Dividends are payable on January 1, April 1, July 1 and October 1 of each year, commencing on October 1, 2023.
Company Redemption
The Company may, at any time and from time to time, elect to redeem all outstanding shares of Preferred Stock, or any portion thereof, in cash at a redemption price per share of Preferred Stock equal to an amount per share of Preferred Stock equal to the greater of  (i) the Liquidation Preference plus accumulated dividends, and (ii) the Average VWAP (as defined in the Certificate of Designations) for the 20 consecutive trading day period ending on the date immediately preceding the elected redemption date.

Exchange Listing
The shares of Preferred Stock are not listed on any securities exchange or other trading system.
The foregoing summary of the Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designations, a copy of which is filed with our Annual Report on Form 10-K for the year ended December 31, 2023 as Exhibit 3.8, and the full text of the Certificate of Amendment to the Certificate of Designations, a copy of which is filed with our Annual Report on Form 10-K for the year ended December 31, 2023 as Exhibit 3.9.
Vote Required
The affirmative “FOR” vote of the holders of a majority of the votes cast on the proposal is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of the Issuance of the Conversion Shares.

98	Vital Energy, Inc. 2024 Proxy Statement

Proposal Eight

Approval by Majority Vote of Amendments to the Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions

The Board of is proposing to make certain technical and administrative changes (the “Clarifying Amendments by Majority Vote”) to be approved by majority vote to Article FIRST, FOURTH, and NINTH of our Certificate of Incorporation to clarify the Certificate of Incorporation and remove obsolete language relating to the prior equity ownership of Warburg Pincus, LLC (including its affiliates, “Warburg Pincus”), as described below. The Clarifying Amendments by Majority Vote to the Certificate of Incorporation, as discussed in more detail below, do not impact the rights of our stockholders in any substantive manner. The text of Clarifying Amendments by Majority Vote is attached hereto as Annex D, with additions marked with bold, underlined text and deletions indicated by strike-out text.
Background
Name Change
Effective January 9, 2023, the Company changed its corporate name from Laredo Petroleum, Inc. to Vital Energy, Inc., pursuant to a Certificate of Amendment to our Certificate of Incorporation filed with the Delaware Secretary of State on January 6, 2023. The Company also amended and restated our Bylaws to reflect the name change, effective as of January 9, 2023 (as amended and restated, the “Bylaws”). The proposed amendments would amend and restate the Certificate of Incorporation consistent with the previously approved name change amendment that became effective as of January 9, 2023.
Amendment to Authorized Capital Stock
At the November 2023 Special Meeting of Stockholders, upon the recommendation of the Board, the Company’s stockholders approved an amendment to the Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from 40,000,000 shares to 80,000,000 shares. The amendment became effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State on November 21, 2023. The proposed amendments would amend and restate the Certificate of Incorporation consistent with the previously approved amendment to increase the number of authorized shares of Common Stock that became effective as of November 21, 2023.
Removal of Obsolete Provisions Relating to Prior Equity Ownership of Affiliates of Warburg Pincus
Currently, the Certificate of Incorporation includes certain provisions that were applicable until the time that Warburg Pincus no longer beneficially owned more than fifty percent of our outstanding Common Stock. We believe that Warburg Pincus currently owns less than five percent of our Common Stock. The Clarifying Amendments by Majority Vote would delete certain obsolete provisions relating to the prior equity ownership of Warburg Pincus, which includes language in Article NINTH (ability for stockholders to take action by written consent).

Stock Ownership Information	99

Reasons for the Clarifying Amendments by Majority Vote
If our stockholders approve this Proposal Eight, the Company intends to amend and restate the Certificate of Incorporation to reflect each of the prior amendments and to remove obsolete language relating to prior equity ownership of affiliates of Warburg Pincus. The Clarifying Amendments by Majority Vote to the Certificate of Incorporation do not impact the rights of our stockholders in any substantive manner. Below is a summary of the changes to the Certificate of Incorporation proposed pursuant to this Proposal Eight:
•Article FIRST: Amending the name of the Company to give effect to the Certificate of Amendment effective as of January 9, 2023.
•Article FOURTH, Paragraph A: Amending Paragraph A to give effect to the Certificate of Amendment effective on November 21, 2023, increasing the authorized Common Stock to 80,000,000 shares and correspondingly increasing the number of authorized shares of our capital stock to 130,000,000.
•Article NINTH: Removing obsolete language pertaining to Warburg Pincus and its affiliates owning more than fifty percent (50%) of outstanding Common Stock as it relates to stockholders’ ability to take action by written consent.
The Board believes that the Certificate of Incorporation should be updated to remove obsolete provisions and incorporate other administrative modifications that the Board believes will simplify and streamline the document for stockholders. The Clarifying Amendments by Majority Vote set forth in this Proposal Eight are administrative and will not have a substantive impact on your rights as a stockholder of the Company. Accordingly, the Board has unanimously approved the Clarifying Amendments by Majority Vote to clarify and eliminate obsolete provisions and has recommended you vote “FOR” adopting the Clarifying Amendments by Majority Vote.
Effectiveness of the Clarifying Amendments by Majority Vote
If the Clarifying Amendments by Majority Vote are approved by our stockholders, the Clarifying Amendments by Majority Vote will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2024 Annual Meeting. If the Clarifying Amendments by Majority Vote are not approved by our stockholders, the Certificate of Incorporation will not be amended to reflect the Clarifying Amendments by Majority Vote, and the Clarifying Amendments by Majority Vote will not be implemented.
Vote Required
The affirmative “FOR” vote of the majority of the outstanding shares of capital stock of the Company entitled to vote thereon is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions.

100	Vital Energy, Inc. 2024 Proxy Statement

Proposal Nine

Approval by Supermajority Vote of Amendments to the Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions

The Board is proposing certain technical and administrative changes (the “ Clarifying Amendments by Supermajority Vote”) to Articles SIXTH and ELEVENTH of our Certificate of Incorporation to clarify the Certificate of Incorporation and remove obsolete language relating to the prior equity ownership of Warburg Pincus, as described below. The Clarifying Amendments by Supermajority Vote to the Certificate of Incorporation, as discussed in more detail below, do not impact the rights of our stockholders in any substantive manner. The text of the Clarifying Amendments by Supermajority Vote is attached hereto as Annex E, with additions marked with bold, underlined text and deletions indicated by strike-out text.
Background
As discussed in Proposal Eight, the Certificate of Incorporation currently includes certain provisions that were applicable until the time that Warburg Pincus no longer beneficially owned more than fifty percent of our outstanding Common Stock. We believe that Warburg Pincus currently owns less than five percent of our Common Stock. The proposed Clarifying Amendments by Supermajority Vote would delete certain obsolete provisions relating to the prior equity ownership of Warburg Pincus, which includes language in Articles SIXTH (director terms, board classification, removal of directors) and ELEVENTH (corporate opportunities), as described in more detail below, and clarify certain provisions, such as those relating to director terms.
Reasons for the Clarifying Amendments by Supermajority Vote
If our stockholders approve this Proposal Nine, the Company intends to amend and restate the Certificate of Incorporation to clarify certain language and remove obsolete language relating to prior equity ownership of affiliates of Warburg Pincus. The Clarifying Amendments by Supermajority Vote to the Certificate of Incorporation do not impact the rights of our stockholders in any substantive manner. Below is a summary of the changes to the Certificate of Incorporation proposed pursuant to this Proposal Nine:
•Article SIXTH, Paragraphs B., E. and G.: Removing obsolete language pertaining to Warburg Pincus and its affiliates owning more than fifty percent (50%) of outstanding Common Stock as it relates to director terms, classification of the Board and director removal and adding language to clarify director terms, including language to clarify that directors shall hold office until their successors have been duly elected and qualified, or until their earlier death, resignation, disqualification, or removal from office.
•Article ELEVENTH: Removing obsolete corporate opportunity provisions renouncing any interest or expectancy in any business opportunity, transaction or other matter in which Warburg Pincus participates or desires or seeks to participate in and that involves any aspect of the energy business or industry.
The Board believes that the Certificate of Incorporation should be updated to remove obsolete provisions, add clarifying language and incorporate other administrative modifications that the Board believes will simplify and streamline the document for stockholders. The Clarifying Amendments by Supermajority Vote set forth in this Proposal Nine are administrative and will not have a substantive impact on your rights as a stockholder of the Company. Accordingly, the Board has unanimously approved the Clarifying Amendments by Supermajority Vote to clarify and eliminate obsolete provisions.

Stock Ownership Information	101

Effectiveness of the Clarifying Amendments by Supermajority Vote
If the Clarifying Amendments by Supermajority Vote are approved by our stockholders, the Clarifying Amendments by Supermajority Vote will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2024 Annual Meeting. If the Clarifying Amendments by Supermajority Vote are not approved by our stockholders, the Certificate of Incorporation will not be amended to reflect the Clarifying Amendments by Supermajority Vote, and the Clarifying Amendments by Supermajority Vote will not be implemented.
Vote Required
The affirmative “FOR” vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class, is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of additional amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions.

102	Vital Energy, Inc. 2024 Proxy Statement

Proposal Ten

Approval of an Amendment to the Certificate of Incorporation to Adopt Limitations on Liability of Officers Similar to Those that Exist for Directors

The Board is asking our stockholders to approve the amendment of Article EIGHTH of our Certificate of Incorporation to adopt limitations on the liability of officers similar to those that exist for directors (the “Exculpation Amendment”). The text of the Exculpation Amendment is attached hereto as Annex F, with additions marked with bold, underlined text and deletions indicated by strike-out text.
Background
The State of Delaware, which is the Company’s state of incorporation, enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the DGCL. The aforementioned Delaware legislation only permits, and, if our amendment to the Certificate of Incorporation is amended to adopt the Exculpation Amendment, our Certificate of Incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain qualified officers to work on its behalf.
Reasons for the Exculpation Amendment
The Board believes that there is a need for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. Furthermore, adopting the Exculpation Amendment would allow the Company to retain its ability to attract and retain the most qualified officers. The Board has additionally determined that the proposed provision would not negatively impact stockholder rights. Thus, in light of the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits that the Board believes would accrue to the Company and its stockholders in the form of an enhanced ability to attract and retain qualified officers, the Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.
Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. Furthermore, many of the Company’s peers have adopted, and the Company expects its peers to continue to adopt, exculpation clauses that limit the personal liability of officers in their Certificate of Incorporation and failing to adopt the amendment could impact our recruitment and retention of exceptional officer candidates that conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.

Stock Ownership Information	103

Adopting the Exculpation Amendment would better position the Company to attract top officer candidates and retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. This amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board has unanimously determined to provide for the exculpation of officers as proposed.
Effectiveness of the Exculpation Amendment
If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of a Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, which filing is expected to occur as soon as reasonably practicable after the 2024 Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, the Certificate of Incorporation will not be amended to reflect the Exculpation Amendment, and no exculpation will be provided for our officers in the Certificate of Incorporation.
Vote Required
The affirmative “FOR” vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class, is required to approve this proposal.

The Board unanimously recommends that stockholders vote FOR the approval of an amendment to the Certificate of Incorporation to adopt limitations on the liability of officers similar to those that already exist for directors.

104	Vital Energy, Inc. 2024 Proxy Statement
Proxy Statement Questions & Answers
2024 Annual Meeting of Stockholders
The Board requests your proxy for the 2024 Annual Meeting of Stockholders that will be held:

Date & Time	Place
Thursday, May 23, 2024 at 9:00 a.m. Central Daylight Time	Santa Fe Plaza Building 521 E. 2nd Street Tulsa, Oklahoma 74120

By granting the proxy, you authorize the persons named on the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.
In accordance with the rules and regulations adopted by the SEC, we are providing our stockholders access to our proxy materials on the Internet. Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed to most of our stockholders beginning on April 8, 2024. The Notice will include:
(i)instructions on how to access the Company’s proxy materials electronically,
(ii)the date, time and location of the Annual Meeting,
(iii)a description of the matters intended to be acted upon at the Annual Meeting,
(iv)a list of the materials being made available electronically,
(v)instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials,
(vi)any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and
(vii)information about attending the Annual Meeting and voting in person.
Stockholders will have the ability to access the proxy materials on the website referred to in the Notice, or request a printed set of the proxy materials to be sent to them by following instructions on the Notice. All stockholders who do not receive a Notice should receive a paper copy of the proxy materials by mail.
If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Proxy Statement Questions & Answers	105

Q.	Who is entitled to vote at the Annual Meeting?
A.
Holders of record of our common stock at the close of business on March 26, 2024, which we refer to as the “Record Date,” are entitled to vote at the Annual Meeting. As of the Record Date, there were 36,661,788 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the Annual Meeting.

Q.	What are the proposals to be addressed at the Annual Meeting, how does the Board recommend I vote and what are the voting requirements for each proposal?
A.	At the Annual Meeting, stockholders will consider and vote upon the items listed below in the table and the table also contains the voting requirements to approve each of the listed items:

	Item	Board’s recommendation	Voting requirements	Abstentions & broker non-votes

1	Election of three Class II directors at the 2024 Annual Meeting	FOR	•The persons receiving a majority of the votes cast “FOR” their election at the Annual Meeting will be elected.	•Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

2	Ratification of selection of independent registered public accounting firm	FOR	•To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting.
•Abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. As this proposal is considered routine under NYSE rules, we expect no broker non-votes on this proposal.

3	Advisory vote approving the compensation of our named executive officers	FOR	•To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting.
•Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on this proposal are not binding on the Board, whether or not the resolution is passed under these voting standards.

4	Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of Named Executive Officers	1 YEAR
•To be approved by the stockholders, the frequency must receive the "FOR" vote of a plurality of the votes cast by holders of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

•Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal. The results of the votes on this proposal are not binding on the Board.

5	Approval of the Amendment and Restatement of the Equity Incentive Plan	FOR	•To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the votes cast on this proposal at the Annual Meeting.	•Abstentions and broker non-votes, if any, are not counted as votes cast and will have no effect on the outcome of this proposal.

6	Approval of an amendment of the Certificate of Incorporation to eliminate the supermajority voting requirements to amend the Certificate of Incorporation	FOR
•To be approved by the stockholders, this item must receive the “FOR” vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class.
•Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

106	Vital Energy, Inc. 2024 Proxy Statement

7	Approval of the Issuance of the Conversion Shares	FOR	•To be approved by the stockholders, this item must receive the “FOR” a majority of the votes cast on the proposal.	•Abstentions and broker non-votes, if any, are not counted as votes and will have no effect on the outcome of this proposal.

8	Approval by majority vote of amendments of the Certificate of Incorporation to clarify and eliminate obsolete provisions	FOR	•To be approved by the stockholders, this item must receive the “FOR” vote of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.	•Abstentions, if any, will have the effect of a vote against this proposal. As this proposal is considered routine under NYSE rules, we expect no broker non-votes on this proposal.

9	Approval by supermajority vote of amendments of the Certificate of Incorporation to clarify and eliminate obsolete provisions	FOR
•To be approved by the stockholders, this item must receive the “FOR” vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class.
•Abstentions, if any, will have the effect of a vote against this proposal. As this proposal is considered routine under NYSE rules, we expect no broker non-votes on this proposal.

10	Approval of an amendment of the Certificate of Incorporation to adopt limitations on the liability of officers similar to those that already exist for directors	FOR
•To be approved by the stockholders, this item must receive the “FOR” vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote thereon, voting together as a single class.
•Abstentions and broker non-votes, if any, will have the effect of a vote against this proposal.

Proxy Statement Questions & Answers	107

Q.	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
A.	As permitted by SEC rules, we are providing access to our proxy materials over the Internet. As a result, we are sending to most of our stockholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet and how to request a paper copy. In addition, stockholders may request to receive future proxy materials in printed form by mail or electronically by e-mail. A stockholder’s election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Q.	Why didn’t I receive a Notice in the mail regarding the Internet availability of proxy materials?
A.	We are providing certain stockholders, including those who have previously requested to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice. If you would like to help reduce the costs we incur in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access stockholder communications electronically in the future.

Q.	Can I vote my stock by filling out and returning the Notice?
A.	No. However, the Notice will provide instructions on how to vote over the Internet, by telephone, by requesting and returning a paper proxy card or by submitting a ballot in person at the Annual Meeting.

Q.	How can I access the proxy materials over the Internet?
A.	Your Notice or proxy card will contain instructions on how to view our proxy materials on the Internet. Our proxy materials are also available on our website at www.vitalenergy.com.
You may vote by any of the following four methods:
(1)Internet. Vote over the Internet at www.proxyvote.com, the website for Internet voting. Simply follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card, and you can confirm that your vote has been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials. Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 22, 2024.
(2)Telephone. Vote by telephone by following the instructions on the Notice, or if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. (Eastern Time) on May 22, 2024.
(3)Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by May 22, 2024.
(4)Meeting. If you are a stockholder of record as of March 26, 2024, you may attend and vote at the Annual Meeting on May 23, 2024.
If you hold your Company shares in a brokerage account, your ability to vote over the Internet or by telephone depends on your broker’s voting process. Please follow the directions on your proxy card or the voting instruction card from your broker carefully.
The Board recommends that you vote using one of the first three methods discussed above, as it is not practical for most stockholders to attend and vote at the Annual Meeting. Using one of the first three methods discussed above to vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

108	Vital Energy, Inc. 2024 Proxy Statement

Q.	How can I vote my shares in person at the Annual Meeting?
A.
Stockholders of Record. If your shares are registered directly in your name with Equiniti Trust Company, LLC, (“Equiniti”) our “transfer agent,” you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being mailed to you. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can bring the proxy card or vote using the ballot provided at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you decide later not to attend the Annual Meeting.
Beneficial Owners. Most of our stockholders hold their shares in street name through a broker, bank or other nominee rather than directly in their own name. In that case, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting. You will need to contact your broker, bank or nominee to obtain a legal proxy, and you will need to bring it to the Annual Meeting in order to vote in person.

Q.	What happens if additional matters are presented at the Annual Meeting?
A.
Other than the ten items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxies will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q.	What happens if I do not give specific voting instructions?
A.
If you are a stockholder of record, and vote without giving specific voting instructions, the proxyholders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and, with respect to any other matters that may properly come before the Annual Meeting, as the proxyholders may determine in their discretion.
If you are the beneficial owner of shares held in the name of a broker, bank or other nominee and do not provide that broker, bank or other nominee with voting instructions, your broker may vote your shares only with respect to certain matters for which it has discretionary authority under the rules of the NYSE. For any matters that are not discretionary for which you do not provide voting instructions, and the broker indicates it does not have authority to vote your shares on its proxy, your shares will constitute “broker non-votes” and will not be counted as a vote cast on that proposal. With respect to the matters being voted on at the Annual Meeting, your broker may not vote on the election of directors, the advisory vote on the compensation of our named executive officers, the frequency of future advisory votes on the compensation of our named executive officers, the amendment and restatement of the Equity Incentive Plan, the amendment to the Certificate of Incorporation to eliminate the supermajority voting requirements to amend the Certificate of Incorporation, the issuance of the Conversion Shares, and the amendment to the Certificate of Incorporation to adopt limitations on the liability of officers similar to those that already exist for directors if you do not furnish instructions for these matters. Thus, if you do not furnish timely voting instructions to your broker, bank or other nominee that holds your shares, that institution will be prohibited from voting on all of the proposals in its discretion, except the ratification of the selection of our independent registered public accounting firm, the amendments to the Certificate of Incorporation by majority vote to clarify and eliminate obsolete provisions, and the amendments to the Certificate of Incorporation by supermajority vote to clarify and eliminate obsolete provisions.

Q.	What is the quorum requirement for the Annual Meeting?
A.
The holders of a majority of the voting power of all of the shares of the Company’s stock entitled to vote at the Annual Meeting as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, whether representing votes for, against, withheld or abstained, if you:
•are present and vote at the Annual Meeting; or
•properly submit a proxy card or vote over the Internet or by telephone.
Broker non-votes are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting. If a quorum is not present, the chairman of the Annual Meeting may adjourn the meeting to another place, if any, date, or time.

Proxy Statement Questions & Answers	109

Q.	How can I change my vote after I return my proxy card?
A.
If you are a stockholder of record, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.
•First, you may send a written notice stating that you would like to revoke your proxy to Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd Street, Suite 1000, Tulsa, Oklahoma 74120.
•Second, you may complete and submit another valid proxy by mail, telephone or over the Internet that is later dated and if mailed, is properly signed, or if submitted by telephone or over the Internet is received by 11:59 p.m. Eastern Time on May 22, 2024. Any earlier proxies will be revoked automatically.
•Third, you may attend the Annual Meeting and vote in person. Any earlier proxy will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.
If you hold your shares through a broker, bank or other nominee and you have instructed the broker, bank or other nominee to vote your shares, you must follow directions from your broker, bank or other nominee to change your vote.

Q.	Who will tabulate the votes?
A.
The Board has appointed our transfer agent, Equiniti, to certify the tabulated vote and Equiniti will have a representative to act as the independent inspector of elections for the Annual Meeting. Equiniti will be responsible for:
(i)determining the presence of a quorum at the Annual Meeting,
(ii)receiving all votes and ballots, whether by proxy or in person, with regard to all matters voted upon at the Annual Meeting,
(iii)counting and tabulating all such votes and ballots, and
(iv)determining and reporting the results with regard to all such matters voted upon at the Annual Meeting.

Q.	Where can I find the voting results of the Annual Meeting?
A.	We intend to announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Q.	How can I obtain a separate set of proxy materials?
A.
We have adopted a procedure approved by the SEC known as “householding.” Under this procedure, multiple stockholders residing at the same address have the convenience of receiving a single copy of our Annual Report and Proxy Statement, unless they have notified us that they want to continue receiving multiple copies. Householding allows us to reduce the environmental impact of providing proxy materials as well as printing and mailing costs.
Upon written or oral request by writing to Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd, Suite 1000, Tulsa, Oklahoma 74120, or by calling (918) 513-4570, the Company will promptly deliver a separate copy of these documents to a stockholder at a shared address to which a single copy has been delivered. A stockholder can notify the Company at the address and phone number listed above if the stockholder wishes to receive separate copies in the future. In addition, stockholders sharing an address who are currently receiving multiple copies may also notify the Company at such address or phone number if they wish to receive only a single copy.
Unfortunately, householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse each have an account containing our common stock at different brokerage firms, your household will receive two copies of our Annual Meeting materials—one from each brokerage firm. To reduce the number of duplicate sets of materials your household receives, you may wish to enroll some or all of your accounts in our electronic delivery program.

110	Vital Energy, Inc. 2024 Proxy Statement

Q.	Who pays for the cost of this proxy solicitation?
A.
We will pay for the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. Vital has retained the services of Morrow Sodali LLC (“Morrow”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. Vital will pay Morrow a fee of approximately $12,500 for its services, plus reasonable out of pocket expenses. In addition to soliciting proxies by mail, our Board, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone. Stockholders voting over the Internet should understand that there may be costs associated with electronic access, such as the usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Q.	What is the deadline to propose actions for consideration at next year’s annual meeting?
A.
Stockholders who, in accordance with Rule 14a-8 under the Exchange Act, wish to present proposals for inclusion in the proxy materials to be distributed in connection with the 2025 annual meeting of stockholders, must submit their proposals so that they are received at our principal executive offices no later than December 9, 2024, or, in the event the Company’s 2025 annual meeting is advanced or delayed more than 30 days from the date of the Annual Meeting, within a reasonable time before the Company begins to print and mail the proxy materials for the 2025 Annual Meeting.

In addition, stockholders who wish to introduce a proposal from the floor of the 2024 Annual Meeting of stockholders (outside the processes of Rule 14a-8), must submit that proposal in writing to the Company’s Corporate Secretary at our principal executive offices no earlier than January 23, 2025 and no later than February 22, 2025, or, in the event the Company’s 2025 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the anniversary of the Annual Meeting, not later than the later of (i) the 90th day before the 2025 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made by the Company.
To be in proper form, a stockholder’s notice must be timely delivered to:

c/o Vital Energy, Inc. Santa Fe Plaza 521 E. 2nd Street Suite 1000 Tulsa, Oklahoma 74120

It must include the information required by our Bylaws with respect to each proposal submitted. The Company may refuse to consider any proposal that is not timely or otherwise fails to meet the requirements of our Bylaws or the SEC’s rules with respect to the submission of proposals.
You may obtain a copy of our Bylaws by accessing our website (www.vitalenergy.com) or submitting a request to the address listed above.

Proxy Statement Questions & Answers	111

Q.	How do I nominate a candidate for election as a director?
A.
Stockholders may nominate directors in accordance with the Company’s Bylaws. Stockholders who wish to nominate a candidate for election as a director at our 2025 annual meeting must submit their nomination in writing to the Company’s Corporate Secretary at our principal executive offices no earlier than January 23, 2025 and no later than February 22, 2025, or, in the event the Company’s 2025 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2025 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made by the Company.
In the event that the number of directors to be elected to the Board is increased and there has been no public announcement naming all of the nominees for director or indicating the increase made by the Company at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
To be in proper form, a stockholder’s notice must be timely delivered to: Vital Energy, Inc. c/o Corporate Secretary, Santa Fe Plaza, 521 E. 2nd Street, Suite 1000, Tulsa, Oklahoma 74120.
Any stockholder notice of nomination must include the information required by our Bylaws with respect to the nomination and all other information regarding the proposed nominee and the nominating stockholder required by Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. The Company may refuse to consider any nomination that is not timely or otherwise fails to meet the requirements of our Bylaws or the SEC’s rules with respect to the submission of director nominations. A written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder nomination.

In addition to the above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that complies with the additional requirements of Rule 14a-19(b) under the Exchange Act at the time it complies with the earlier deadlines in the Company’s bylaws. Thus, if a stockholder intends to solicit proxies in support any director nominees submitted under the provisions of the Company’s bylaws for the Company’s 2025 annual meeting of stockholders, then such stockholder must also provide proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary at our principal executive offices of the Company no earlier than January 23, 2025 and no later than February 22, 2025, or, in the event the Company’s 2025 annual meeting of stockholders is advanced or delayed more than 30 days from the date of the Annual Meeting, not later than the later of (i) the 90th day before the 2025 annual meeting or (ii) the 10th day following the day on which public announcement of the date of the 2025 annual meeting is first made by the Company, unless Rule 14a-19 under the Exchange Act provides for an earlier date, in which case, such earlier date shall apply.

Q.	How can I communicate with the Board?
A.
Stockholders or other interested parties can contact any director, any committee of the Board, or the Company’s non-management directors as a group, by writing to the Corporate Secretary at the address above.
See “Communications with Directors” on page 43.

This Question & Answer section is only meant to give an overview of the proxy statement. For more information, please refer to the material contained in the preceding pages.

112	Vital Energy, Inc. 2024 Proxy Statement
Additional Information
Solicitation of Proxies
Solicitation of proxies may be made over the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.
Stockholder List
In accordance with the DGCL, the Company will maintain at its corporate offices in Tulsa, Oklahoma, a list of the stockholders entitled to vote at the Annual Meeting.
The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for 10 days before the Annual Meeting.
Proxy Materials, Annual Report and Other Information

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 23, 2024
A Copy of the Proxy Statement, the Proxy Card and the 2023 Annual Report are Available free of Charge at http://materials.proxyvote.com/516806

See “How can I obtain a separate set of proxy materials?” on page 109 of the FAQ.
The 2023 Annual Report is also available at the SEC’s website in its EDGAR database at www.sec.gov.

Additional Information	113
Internet and Phone Voting
Internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by Internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.
For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your proxy or voting instruction card to determine whether you can vote electronically or by phone.
Submit a Proxy by Internet—www.proxyvote.com
For shares of stock that are registered in your name, you may vote by Internet or phone using the following procedures. To vote by Internet, please access www.proxyvote.com, and enter your 16-digit control number located in the upper right-hand portion of your proxy material. Votes submitted by Internet or phone must be received by 11:59 p.m., Eastern Time, on May 22, 2024. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.
Submit a Proxy by Phone—1-800-690-6903
To vote by phone, please dial 1-800-690-6903 and enter your 16-digit control number located in the upper right-hand portion of your proxy material. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 22, 2024.
Vote by Mail
Mark, sign and date your proxy card and return it in the postage-paid envelope we provided.
Electronic Delivery of Future Proxy Materials
If you would like to reduce the costs incurred by us in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

It is important that proxies be returned promptly. Whether or not you expect to attend the meeting in person, you are urged to vote by Internet, by phone or, if you have received paper copies of the proxy material, by completing, signing and returning the proxy in the enclosed postage-paid, addressed envelope.

By Order of the Board

Mark D. Denny Executive Vice President, General Counsel and Secretary
Tulsa, Oklahoma
April 8, 2024

114	Vital Energy, Inc. 2024 Proxy Statement
Annex A
Non-GAAP Financial Measures
The non-GAAP financial measures of Adjusted Free Cash Flow, Adjusted Net Income, Consolidated EBITDAX, Net Debt and Net Debt to Consolidated EBITDAX, as defined by the Company, may not be comparable to similarly titled measures used by other companies. Furthermore, these non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP measures of liquidity or financial performance, but rather should be considered in conjunction with GAAP measures, such as net income or loss or cash flows from operating activities.
Adjusted Free Cash Flow
Adjusted Free Cash Flow is a non-GAAP financial measure that the Company defines as net cash provided by operating activities (GAAP) before net changes in operating assets and liabilities and non-budgeted acquisition costs, less capital investments, excluding non-budgeted acquisition costs. Management believes Adjusted Free Cash Flow is useful to management and investors in evaluating operating trends in its business that are affected by production, commodity prices, operating costs and other related factors. There are significant limitations to the use of Adjusted Free Cash Flow as a measure of performance, including the lack of comparability due to the different methods of calculating Adjusted Free Cash Flow reported by different companies.
The following table presents a reconciliation of net cash provided by operating activities (GAAP) to Adjusted Free Cash Flow (non-GAAP) for the periods presented:

	Year ended December 31,
(in thousands)	2023	2022	2021	2020
	(unaudited)
Net cash provided by operating activities	$812,956	$829,620	$496,671	$383,390
Less:
Net changes in operating assets and liabilities	(71,444)	29,103	45,514	20,041
General and administrative (transaction expenses)	(11,341)	—	—	—
Cash flows from operating activities before net changes in operating assets and liabilities and non-budgeted acquisition costs	895,741	800,517	451,157	363,349
Less capital investments, excluding non-budgeted acquisition costs:
Oil and natural gas properties(1)	663,025	566,831	444,337	344,160
Midstream and other fixed assets(1)	15,601	13,745	9,649	7,133
Total capital investments, excluding non-budgeted acquisition costs	678,626	580,576	453,986	351,293
Adjusted Free Cash Flow (non-GAAP)	$217,115	$219,941	$(2,829)	$12,056
(1)Includes capitalized share-settled equity-based compensation and asset retirement costs.
Adjusted Net Income
Adjusted Net Income is a non-GAAP financial measure that the Company defines as net income or loss (GAAP) plus adjustments for mark-to-market on derivatives, premiums paid or received for commodity derivatives that matured during the period, organizational restructuring expenses, impairment expense, gains or losses on disposal of assets, income taxes, other non-recurring income and expenses and adjusted income tax expense. Management believes Adjusted Net Income helps investors in the oil and natural gas industry to measure and compare the Company's performance to other

Annex A	115
oil and natural gas companies by excluding from the calculation items that can vary significantly from company to company depending upon accounting methods, the book value of assets and other non-operational factors.
The following table presents a reconciliation of net income (GAAP) to Adjusted Net Income (non-GAAP) for the period presented:

Year ended December 31,
(in thousands)	2023
(unaudited)
Net income	$695,078
Plus:
Mark-to-market on derivatives:
Gain on derivatives, net	(96,230)
Settlements paid for matured derivatives, net	(17,068)
Settlements received for contingent consideration	1,813
Organizational restructuring expenses	1,654
Impairment expense	—
Gain on disposal of assets, net	(672)
Loss on extinguishment of debt, net	4,039
Income tax benefit	(183,337)
General and administrative (transaction expenses)	11,341
Adjusted income before adjusted income tax expense	$416,618
Adjusted income tax expense(1)	(91,656)
Adjusted Net Income (non-GAAP)	$324,962
(1)Adjusted income tax expense is calculated by applying a statutory tax rate of 22% for the period ended December 31, 2023.
Consolidated EBITDAX
Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as net income or loss (GAAP) plus adjustments for share-settled equity-based compensation; depletion, depreciation and amortization; impairment expense; organizational restructuring expenses; gains or losses on disposal of assets; mark-to-market on derivatives; accretion expense; interest expense; income taxes and other non-recurring income and expenses. Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance and compliance under the Company's Senior Secured Credit Facility. Additional information on the calculation of Consolidated EBITDAX can be found in the Company's Eleventh Amendment to the Senior Secured Credit Facility as filed with the SEC on September 13, 2023.
There are significant limitations to the use of Consolidated EBITDAX as a measure of performance, including the inability to analyze the effect of certain recurring and non-recurring items that materially affect our net income or loss and the lack of comparability of results of operations to different companies due to the different methods of calculating Consolidated EBITDAX reported by different companies.
The following table presents a reconciliation of net income (GAAP) to Consolidated EBITDAX (non-GAAP) for the periods presented:

116	Vital Energy, Inc. 2024 Proxy Statement

	Year ended December 31,
(in thousands)	2023	2022
	(unaudited)
Net income	$695,078	$631,512
Plus:
Share-settled equity-based compensation, net	10,994	8,403
Depletion, depreciation and amortization	463,244	311,640
Impairment expense	—	40
Organizational restructuring expenses	1,654	10,420
(Gain) loss on disposal of assets, net	(672)	1,079
Mark-to-market on derivatives:
(Gain) loss on derivatives, net	(96,230)	298,723
Settlements paid for matured derivatives, net	(17,068)	(486,753)
Settlements received for contingent consideration	1,813	2,457
Accretion expense	3,703	3,879
Interest expense	149,819	125,121
Loss extinguishment of debt, net	4,039	1,459
Income tax (benefit) expense	(183,337)	5,502
General and administrative (transaction expenses)	11,341	—
Consolidated EBITDAX (non-GAAP)	$1,044,378	$913,482
Transaction adjustments (Senior Secured Credit Facility covenant calculation)(1)	444,314	—
Consolidated EBITDAX (non-GAAP) (Senior Secured Credit Facility covenant calculation)(1)	$1,488,692	$913,482
(1)Calculation conforms to Senior Secured Credit Facility covenant which requires various treatment of asset transaction impacts.
Net Debt
Net Debt is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as the face value of long-term debt plus any outstanding letters of credit, less cash and cash equivalents, where cash and cash equivalents are capped at $50 million when there are borrowings on the Senior Secured Credit Facility. Management believes Net Debt is useful to management and investors in determining the Company's leverage position since the Company has the ability, and may decide, to use a portion of its cash and cash equivalents to reduce debt.

(in thousands)	December 31, 2023	December 31, 2022
	(unaudited)
Total senior unsecured notes	$1,498,523	$1,054,151
Senior Secured Credit Facility	135,000	70,000
Total long-term debt	$1,633,523	$1,124,151
Less: cash and cash equivalents	14,061	44,435
Net Debt (non-GAAP)	$1,619,462	$1,079,716
Net Debt to Consolidated EBITDAX
Net Debt to Consolidated EBITDAX is a non-GAAP financial measure defined in the Company's Senior Secured Credit Facility as Net Debt divided by Consolidated EBITDAX for the previous four quarters, which requires various treatment of asset transaction impacts. Net Debt to Consolidated EBITDAX is used by the Company’s management for various purposes, including as a measure of operating performance, in presentations to its board of directors and as a basis for strategic planning and forecasting.

117
Annex B
Proposed Amendment and Restatement of the Vital Energy, Inc. Omnibus Equity Incentive Plan

VITAL ENERGY, INC.
OMNIBUS EQUITY INCENTIVE PLAN
(amended and restated as of May 23, 2024)
1.Purpose. The purpose of the Vital Energy, Inc. Omnibus Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders.
2.Definitions. The following definitions shall be applicable throughout the Plan:
(a)“Affiliate” means any parent or direct or indirect subsidiary of the Company; provided, that, with respect to Incentive Stock Options, the term shall only mean “parent corporation” and “subsidiary corporation” as defined in Sections 424(e) and 424(f) of the Code; further, provided, that, with respect to the award of any “stock right” within the meaning of Section 409A of the Code, such affiliate must qualify as a “service recipient” within the meaning of Section 409A of the Code and in applying Section 1563(a)(1), (2) and (3) of the Code for purposes of determining a controlled group of corporations under Section 414(b) of the Code and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” is used instead of “at least 80 percent”.
(b)“Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.
(c)“Board” means the Board of Directors of the Company.
(d)“Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” or “good cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement or similar services agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment, consulting, or similar services agreement (or the absence of any definition of “Cause” or “Good Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

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(e)“Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:
(i)Any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) (other than (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate thereof or (B) the Institutional Investors as of the Effective Date) acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities; provided, however, that if the Company engages in a merger or consolidation in which the Company or the surviving entity in such merger or consolidation becomes a subsidiary of another entity, then references to the Company’s then outstanding securities shall be deemed to refer to the outstanding securities of such parent entity;
(ii)A majority of the members of the Board shall not be Continuing Directors; or
(iii)The consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is or shall become a subsidiary of another entity, then such parent entity)) more than 40% of the combined voting power of the voting securities of the Company (or such surviving entity or parent entity, as the case may be) outstanding immediately after such merger or consolidation.
To the extent a Plan Award provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code and a Change in Control is intended to constitute a payment event under such Plan Award, then Change in Control shall mean a “change in control event” as defined in Treasury Regulations Section 1.409A-3(i)(5) and any interpretative guidance promulgated under Section 409A of the Code. In addition, notwithstanding anything herein to the contrary, in any circumstance in which the definition of “Change in Control” under this Plan would otherwise be operative and with respect to which the additional tax under Section 409A of the Code would apply or be imposed, but where such tax would not apply or be imposed if the meaning of the term “Change in Control” met the requirements of Section 409A(a)(2)(A)(v) of the Code, then the term “Change in Control” herein shall mean, but only for the transaction, event or circumstance so affected and the item of income with respect to which the additional tax under Section 409A of the Code would otherwise be imposed, a transaction, event or circumstance that is both (x) described in the preceding provisions of this definition, and (y) a “change in control event” within the meaning of Treasury Regulations Section 1.409A-3(i)(5).
(f)“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(g)“Committee” means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Stock is publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary to satisfy the requirements of Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan and (ii) with respect to Awards to directors who are not employees of the Company, the Committee shall consist solely of one or more members of the Board who are “independent” within the meaning of the New York Stock Exchange corporate governance listing standards (or, if the Common Stock is not listed on the New York Stock Exchange, such similar standards of any other applicable registered stock exchange on which the Common Stock is listed or quoted at any relevant time).
(h)“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).
(i)“Company” means Vital Energy, Inc., a Delaware corporation.

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(j)“Continuing Directors” means, as of any date of determination, any member of the Board who: (i) was a member of the Board on the Effective Date; or (ii) was nominated for election or elected to the Board with the approval of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election.
(k)“Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization; provided, however, that such date complies with the requirements of Sections 422 and 409A of the Code, as applicable.
(l)“Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
(m)“Effective Date” means May 23, 2024, the date on which this amendment and restatement is approved by the Company’s shareholders. The Plan originally was adopted effective December 20, 2011, but was amended and restated and approved by the Company’s shareholders effective May 20, 2021 (the “2021 Plan Effective Date”).
(n)“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(o)“Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).
(p)“Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.
(q)“Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(r)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)if the Common Stock is listed on the New York Stock Exchange or another national securities exchange, the closing sales price for a share of Common Stock reported on such national securities exchange on the day of determination (or if no such price is reported on that day, on the last market trading day prior to the day of determination for which such a price is reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)if the Common Stock is not listed on the New York Stock Exchange or another national securities exchange, but is quoted in the NASDAQ National Market Reporting System or another inter-dealer quotation system on a last sale basis, the closing bid price (or if no such price is reported on that day, on the last market trading day prior to the day of determination for which such a price is reported); or
(iii)in the absence of any listing or quotation of the Common Stock on any established national stock exchange or inter-dealer quotation system on a last sale basis, the Fair Market Value of a share of Common Stock shall be determined in good faith by the Committee in a manner intended to satisfy the principles of Section 409A of the Code.
(s)“Good Reason” shall have the meaning provided in a Participant’s employment or similar services agreement, or in the absence of such an agreement providing such a definition, “Good Reason” means the occurrence of any of the following events without the Participant’s written consent, provided that the Participant gives written notice to the Company of the event within 90 days after the initial occurrence thereof, the Company does not fully remedy such event in all material respects within 30 days following its receipt of the Participant’s written notification and the Participant

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terminates employment or other service with the Company on the date following the expiration of such 30-day cure period: (i) a material adverse change in the Participant’s title, authority, duties or responsibilities; (ii) a material reduction in the Participant’s base salary (other than in connection with a diminution of base salaries to similarly situated employees), (iii) a geographical relocation of the Participant’s principal business location to an area outside a 50 mile radius of the Participant’s then principal business location, or (iv) the Company’s failure to pay amounts to the Participant when due.
(t)“Immediate Family Members” shall have the meaning set forth in Section 14(b).
(u)“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.
(v)“Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.
(w)“Institutional Investors” means Warburg Pincus Private Equity IX, L.P., WP IX Finance LP (collectively, “Warburg Pincus IX”), Warburg Pincus Private Equity X O&G, L.P. and Warburg Pincus X Partners, L.P. (collectively, “Warburg Pincus X”) and any transferee of capital stock of the Company (including subsequent transferees) directly or indirectly (in a chain of title) from Warburg Pincus IX or Warburg Pincus X and who is a stockholder of the Company.
(x)“Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.
(y)“Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).
(z)“Option” means an Award granted under Section 7 of the Plan.
(aa)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.
(bb)    “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.
(cc)    “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan, which, for the avoidance of doubt, could include, without limitation, performance units, performance-based shares and other equity and non-equity performance-based awards.
(dd)    “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.
(ee)    “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period.
(ff)    “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(gg)    “Permitted Transferee” shall have the meaning set forth in Section 14(b) of the Plan.
(hh)    “Person” has the meaning given such term in the definition of “Change in Control.”
(ii)    “Plan” means this Vital Energy, Inc. Omnibus Equity Incentive Plan.
(jj)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(kk)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(ll)    “Restricted Stock” means shares of Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(mm) “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

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(nn)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.
(oo)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(pp)    “Stock Bonus Award” means an Award granted under Section 10 of the Plan.
(qq)    “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.
(rr)    “Subsidiary” means, with respect to any specified Person:
(i)    any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)    any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(ss)    “Substitute Award” has the meaning given such term in Section 5(e).
3.Effective Date; Duration. The Plan originally became effective as of December 20, 2011, in connection with the Company’s initial public offering and was amended and restated effective on each of March 30, 2016, May 20, 2021 and January 9, 2023. The Plan as set forth herein constitutes and amendment and restatement of the Plan as in effect immediately prior to the Effective Date, and the Plan, as amended and restated herein, is effective as of the Effective Date. Unless sooner terminated by the Board in accordance with Section 13 hereof, the expiration date of the Plan, as amended and restated herein, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.
4.Administration.
(a)The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.
(b)Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards in the event of a

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Participant’s death or Disability; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
(c)The Committee may delegate to one or more Officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.
(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.
(e)No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s constituent documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s constituent documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.
(f)Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.Shares Subject to the Plan; Grant of Awards; Limitations.
(a)Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan an aggregate of 3,332,500 shares of Common Stock; (ii) subject to Section 12 of the Plan, grants of Options or SARs under the Plan in respect of no more than 717,500 shares of Common Stock may be made to any single Participant during any single calendar year, and, subject to Section 12 of the Plan, grants of Incentive Stock Options under the Plan in respect of no more than 717,500 shares of Common Stock may be made to any single Participant during any single calendar year; (iii) subject to Section 12 of the Plan, no more than 717,500 shares of Common Stock may be earned in respect of Performance Compensation Awards denominated in shares of Common Stock granted pursuant to Section 11 of the Plan to any single Participant for a single calendar year during a Performance Period, or in the event such Performance Compensation Award is paid in cash, other securities, other Awards or other property, no more than the Fair Market Value of 717,500 shares of Common Stock on the last day of the Performance Period to which such Award relates; (iv) the maximum amount that can be paid to any single Participant in any one calendar year pursuant to a cash bonus Award described in Section 11(a) of the Plan shall be $5,000,000; and (v) subject to Section 12 of the Plan, no more than 71,750 shares of Common Stock may be issued in respect of Awards granted to any single Participant who is a non-employee director for a single calendar year.

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(b)The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons selected in its sole discretion. An Eligible Person may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan. Notwithstanding anything in this subsection (b) to the contrary, the Committee may, in its sole discretion, grant a Stock Bonus Award to a director of the Company or an Affiliate in the name of a partnership or limited liability company designated by the director to receive such Award and in which the director owns 100% of the equity interests.
(c)Use of shares of Common Stock to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan. For the avoidance of doubt, Awards that can only be settled in cash shall not be treated as shares of Common Stock granted for purposes of this Plan.
(d)Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e)Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of shares of Common Stock underlying any Substitute Awards shall be counted against the aggregate number of shares of Common Stock available for Awards under the Plan.
6.Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
7.Options.
(a)Generally. Each Option granted under the Plan shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided, that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)Exercise Price. The exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that, in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant.

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(c)Vesting and Expiration. Subject to the last sentence of this Section 7(c), Options shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the “Option Period”), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option in the event of the Participant’s death or Disability, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause. Options that vest based on a Participant’s continued service shall not become vested or exercisable prior to the first anniversary following the Date of Grant other than in connection with the Participant’s death, Disability or pursuant to Section 12 of the Plan. Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance pursuant to Section 5(a) of the Plan may be subject to Awards of Options and SARs that vest, partially or in full, prior to the first anniversary of the Date of Grant.
(d)Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written notice of exercise or, if provided for, electronic notice of exercise, to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company), provided, that such shares of Common Stock are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges, and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.
(e)Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the
Participant makes a disqualifying disposition of any shares of Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such shares of Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by

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the Committee and in accordance with procedures established by the Committee, retain possession of any shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.
(f)Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed, traded or reported.
8.Stock Appreciation Rights.
(a)Generally. Each SAR granted under the Plan shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)Strike Price. The Strike Price per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.
(c)Vesting and Expiration. Subject to the last sentence of this Section 8(c), a SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the “SAR Period”), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any SAR in the event of the Participant’s death or Disability, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period or (B) ninety (90) days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause. SARs that vest based on a Participant’s continued service shall not become vested or exercisable prior to the first anniversary following the Date of Grant other than in connection with the Participant’s death, Disability or pursuant to Section 12 of the Plan. Notwithstanding the foregoing, up to five percent (5%) of the available shares of Common Stock authorized for issuance pursuant to Section 5(a) of the Plan may be subject to Awards of Options and SARs that vest, partially or in full, prior to the first anniversary of the Date of Grant.
(d)Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value of a share of Common Stock exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
(e)Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and
non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award agreement. Any fractional share of Common Stock shall be settled in cash.

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9.Restricted Stock and Restricted Stock Units.
(a)Generally. Each such grant of Restricted Stock or Restricted Stock Units under the Plan shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
(b)Restricted Stock – Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and unless otherwise set forth in an applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable; provided that any dividends with respect to a share of Restricted Stock shall be withheld by the Company for the Participant’s account, without interest, until the restrictions have lapsed on the related share of Restricted Stock. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, any dividends withheld and attributable to such shares shall also be forfeited to the Company and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.
(c)Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award agreement, and the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant.
(d)Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i)Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Company and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).
(ii)Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Stock in lieu of delivering only shares of Common Stock in respect of such Restricted Stock Units or (ii) defer the delivery of shares of Common Stock (or cash or part Common Stock and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering shares of Common Stock, the amount of such payment shall be equal to the Fair Market Value of the shares of Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

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10.Stock Bonus Awards. The Committee may issue unrestricted shares of Common Stock, or other Awards denominated in shares of Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.
11.Performance Compensation Awards.
(a)Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. The Committee, in its sole discretion, shall determine the payment of any Performance Compensation Award, whether payable in cash, shares of Common Stock or a combination of cash and shares of Common Stock.
(b)Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the criterion or criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.
(c)Performance Goals. Performance Goals may be based on one or more business criteria or other performance measures determined by the Committee in its discretion.
(d)Modification of Performance Goal(s). In the event that applicable securities laws change to permit Committee discretion to alter the governing Performance Goal(s) without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval.
(e)Payment of Performance Compensation Awards.
(i)Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.
(ii)Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.
(iii)Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply discretionary adjustments in accordance with Section 11(e)(iv).
(iv)Discretionary Adjustments. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.
(f)Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed; provided, however, that such Performance Compensation Awards may be deferred and paid after such date so long deferrals are made in accordance with Section 409A of the Code and applicable guidance thereunder.

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12.Changes in Capital Structure and Similar Events.
(a)Effect of Certain Events. In the event of (A) any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (B) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:
(i)adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Goals);
(ii)providing for a substitution or assumption of Awards, termination of Awards or providing for a period of time for exercise prior to the occurrence of such event; and
(iii)canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004) and FASB Accounting Standards Codification Topic 718) or any successor rule, the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act or the exemption under Section 409A, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
(b)Effect of Change in Control. Notwithstanding any other provision of the Plan to the contrary, unless specifically provided otherwise with respect to Change in Control events in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, in the event a Change in Control occurs during the effectiveness of the Plan:
(i)If and to the extent that a successor to the Company assumes, substitutes or replaces an Award granted on or after the 2021 Plan Effective Date, the vesting restrictions and forfeiture provisions applicable to such Award shall not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions shall continue with respect to any shares of the successor or other consideration that may be received with respect to such Award; provided that, in the event of the termination of a Participant’s employment or service by the Company or its

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successor without Cause or by the Participant for Good Reason during the 18-month period following the Change in Control, (1) all outstanding Options and SARs held by the Participant shall become immediately vested and exercisable with respect to 100% of the shares subject to such Options or SARs, (2) the Restricted Period shall expire immediately and all restrictions shall lapse with respect to 100% of the outstanding Restricted Stock Awards and Restricted Stock Units held by the Participant and (3) all Performance Goals or other vesting criteria with respect to Performance Compensation Awards held by the Participant will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met, in each case as of the date of the Participant’s termination of employment or service.
(ii)If and to the extent that Awards either were granted prior to the 2021 Plan Effective Date, or were granted on or after the 2021 Plan Effective Date but are canceled or terminated upon and in connection with the Change in Control, then (1) each such Option and SAR which is at the time outstanding under the Plan shall automatically become fully vested and exercisable with respect to all shares of Common Stock covered thereby, (2) the Restricted Period shall expire and restrictions applicable to all such Restricted Stock Awards and Restricted Stock Units which is at the time outstanding shall lapse and such Awards shall become fully vested and (3) all Performance Goals or other vesting criteria with respect to such Performance Compensation Awards held by the Participant in effect on the date the Change in Control occurs shall end on such date and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee whichever is greater.
(c)The existence of this Plan and Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Company Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
13.Amendments and Termination.
(a)Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without shareholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Stock may be listed or quoted or to prevent the Company from being denied a tax deduction); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
(b)Amendment of Award Agreements. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price or minimum vesting requirements of any Option or the Strike Price or minimum vesting requirements of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash, and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

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14.General.
(a)Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.
(b)Nontransferability.
(i)Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.
(c)Tax Withholding.
(i)A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

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(ii)Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest and are held for the applicable period as determined by the Company’s auditors to avoid adverse accounting charges) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).
(d)No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(e)International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards (or adopt a subplan) with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.
(f)Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate. Notwithstanding anything herein to the contrary, to the extent that a Participant’s beneficiary designation would result in a duplication of, or unintended, benefits payable under this Plan or would otherwise violate applicable law, the Committee shall have the authority to disregard such designation and payments shall be made in accordance with applicable law.
(g)Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day following the expiration of such three (3) month period.

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(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person.
(i)Government and Other Regulations.
(i)The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of shares of Common Stock to the Participant, the Participant’s acquisition of shares of Common Stock from the Company and/or the Participant’s sale of shares of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(iii)Notwithstanding any provision in this Plan or any Award agreement to the contrary, Awards granted hereunder shall be subject, to the extent applicable, (A) to any clawback policy adopted by the Company, and (B) to the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and rules, regulations and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements. If, pursuant to Section 10D of the Securities Exchange Act of 1934, as amended, the Company would not be eligible for continued listing, if applicable, under Section 10D(a) of the Exchange Act if it did not adopt policies consistent with Section 10D(b) of the Exchange Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to a Participant under this Plan shall be subject to claw-back in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Exchange Act, as interpreted by rules of the Securities Exchange Commission.

Annex B	133
(j)Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(k)Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.
(l)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.
(m)Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.
(n)Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(o)Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.
(p)Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(q)Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(r)Shareholder Approval. The Plan, as amended and restated herein, is effective as of May 20, 2021, subject to approval by the Company’s shareholders.
(s)Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

134	Vital Energy, Inc. 2024 Proxy Statement
(t)Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.
(u)Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.
(v)Section 409A. The Plan and the Awards hereunder are intended to either comply with, or be exempt from, the requirements of Section 409A of the Code. To the extent that the Plan or any Award is not exempt from the requirements of Section 409A of the Code, the Plan and any such Award intended to comply with the requirements of Section 409A of the Code shall be limited, construed and interpreted in accordance with such intent. Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed by Section 409A of the Code or any damages relating to any failure to comply with Section 409A of the Code. To the extent required under Section 409A of the Code, (i) the provisions of Treasury Regulations Section 1.409A-3(i)(2) will apply to an Award granted hereunder and (ii) any reference to a “termination of employment or service” (or any similar term) shall mean a “separation from service” as defined in Section 409A of the Code.

135
Annex C
Proposed Amendment to Certificate of Incorporation to Eliminate the Supermajority Voting Requirements to Amend the Certificate of Incorporation (Article TENTH)
The proposed amendment to the Certificate of Incorporation pursuant the Charter Supermajority Amendment contemplated by Proposal Six are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation and the amendments thereto were filed as exhibits to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2024.
The proposed Charter Supermajority Amendment changes to Article TENTH are set forth below:
TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation~~; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this corporation required by law or by this Certificate of Incorporation, and the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal this Article Tenth, Sections C or D of Article Fifth, Article Sixth, Article Seventh, Article Eighth or Article Eleventh~~.

136	Vital Energy, Inc. 2024 Proxy Statement
Annex D
Proposed Amendments to Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions by Majority Vote (Articles FIRST, FOURTH and NINTH)
The proposed amendments to the Certificate of Incorporation pursuant the Clarifying Amendments by Majority Vote contemplated by Proposal Eight are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation and the amendments thereto were filed as exhibits to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2024.
The proposed Clarifying Amendments by Majority Vote changes to Articles FIRST, FOURTH, and NINTH are set forth below:
FIRST: The name of the corporation is ~~Laredo Petroleum Holdings~~Vital Energy, Inc ~~(hereinafter referred to as the “Corporation”)~~.
FOURTH:
A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is ~~five hundred million (500,000,000)~~130,000,000, consisting of ~~four hundred and fifty million (450,000,000)~~80,000,000 shares of ~~C~~common ~~S~~stock, par value one cent ($0.01) per share (the “Common Stock”), and ~~fifty million (~~50,000,000~~)~~ shares of ~~P~~preferred ~~S~~stock, par value one cent ($0.01) per share (the “Preferred Stock”).
B. The board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.
C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).
NINTH: ~~Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of the capital stock of the Corporation entitled to vote thereon were present and voted; provided, however, that, following the IPO, on and after the date on which affiliates of Warburg Pincus LLC cease to beneficially own more than fifty percent (50%) of the outstanding Common Stock, a~~Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.

137
Annex E
Proposed Amendments to Certificate of Incorporation to Clarify and Eliminate Obsolete Provisions by Supermajority Vote (Articles SIXTH and ELEVENTH)
The proposed amendments to the Certificate of Incorporation pursuant the Clarifying Amendments by Supermajority Vote contemplated by Proposal Nine are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation and the amendments thereto were filed as exhibits to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2024.
The proposed Clarifying Amendments by Supermajority Vote changes to Articles SIXTH and ELEVENTH are set forth below:
SIXTH:
A. The number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by a majority of the Whole Board. ~~B. Until the Triggering Event (as defined below), and s~~Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, ~~at each annual meeting of stockholders, directors shall be elected for a term of one year ending on the date of the annual meeting of stockholders following the annual meeting at which the director was elected, with each director to hold office until his or her successor shall have been duly elected and qualified. Upon the tenth business day after the earlier of (i) the public announcement, after the consummation of the initial public offering of the Common Stock (the “IPO”), by the Corporation or affiliates of Warburg Pincus LLC that, or (ii) the public disclosure, after the IPO, of facts by the Corporation or affiliates of Warburg Pincus LLC indicating that, affiliates of Warburg Pincus LLC no longer beneficially own more than fifty percent (50%) of the outstanding Common Stock (the “Triggering Event”) and subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances,~~the board of directors, other than those directors who may be elected by the holders of any series of preferred stock under specified circumstances, shall be divided into three classes, with the initial term of office of the first class to expire at the ~~first~~ annual meeting of stockholders ~~following the Triggering event~~held in 2014 (the “Class I Directors”), the initial term of office of the second class to expire at the annual meeting of stockholders ~~following the Triggering event~~held in 2015 (the “Class II Directors”) and the initial term of office of the third class to expire at the annual meeting of stockholders ~~following the Triggering event~~held in 2016 (the “Class III Directors”), with each director to hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal from office, and the board of directors shall be authorized to assign members of the board of directors already in office, other than those directors who may be elected by the holders of any series of Preferred Stock under specified circumstances, to such classes at the time such classification becomes effective. At each annual meeting of stockholders ~~following the Triggering event~~, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, disqualification, or removal from office.
~~C~~B. If authorized by a resolution of the board of directors, directors may be elected by the stockholders to fill any vacancy on the board of directors, regardless of how such vacancy shall have been created.
~~D~~C. A majority of the Whole Board shall constitute a quorum for all purposes at any meeting of the board of directors, and, except as otherwise expressly required by law or by this Certificate of Incorporation, all matters shall be determined by the affirmative vote of a majority of the directors present at any meeting at which a quorum is present.
~~E~~D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the board of directors resulting from

138	Vital Energy, Inc. 2024 Proxy Statement
death, resignation, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the board of directors, be filled only by a majority vote of the directors then in office, though less than a quorum (and not by stockholders), and directors so chosen shall serve for a term expiring ~~(i) if the Triggering Event has not occurred, at the succeeding annual meeting of stockholders and (ii) if the Triggering Event has occurred,~~ at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires, in either case with each director to hold office until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
~~F~~E. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the bylaws of the Corporation.
~~G~~F. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time~~, with or without cause if the Triggering Event has not occurred, and only for cause if the Triggering Event has occurred, but in either case~~ only for cause and only by the affirmative vote of the holders of at least seventy-five percent (75%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors, voting together as a single class.
ELEVENTH: [RESERVED]~~To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in any business opportunity, transaction or other matter in which Warburg Pincus LLC or any private fund that it manages or advises, any of their officers, directors, partners, employees, and any portfolio company in which such entities or persons have an equity interest (other than the Corporation and its subsidiaries) (each, a “Specified Party”) participates or desires or seeks to participate in and that involves any aspect of the energy business or industry, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each such Specified Party shall have no duty to communicate or offer such business opportunity to the Corporation and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or any stockholder for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries. Notwithstanding the foregoing, the Corporation, on behalf of itself and its subsidiaries, does not hereby renounce any interest or expectancy it or its subsidiaries may have in any business opportunity, transaction or other matter that is offered in writing solely to (1) a director or officer of the Corporation or its subsidiaries who is not also a Specified Party, or (2) a Specified Party who is a director, officer or employee of the Corporation and who is offered such opportunity solely in his or her capacity as a director, officer or employee of the Corporation.~~
~~Neither the amendment nor repeal of this Article Eleventh, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification.~~
~~If any provision or provisions of this Article Eleventh shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Eleventh (including, without limitation, each portion of any paragraph of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Article Eleventh (including, without limitation, each such portion of any paragraph of this Article Eleventh containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.~~
~~This Article Eleventh shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Corporation under this Certificate of Incorporation or applicable law. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article Eleventh.~~

139
Annex F
Proposed Amendment to Certificate of Incorporation to Adopt Limitations on Liability of Officers Similar to Those that Exist for Directors (Article EIGHTH)
The proposed amendment to the Certificate of Incorporation pursuant the Exculpation Amendment contemplated by Proposal Ten are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation and the amendments thereto were filed as exhibits to the Company’s Annual Report on Form 10-K filed with the SEC on March 11, 2024.
The proposed Exculpation Amendment changes to Article EIGHTH are set forth below:
EIGHTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to any director, under Section 174 of the Delaware General Corporation Law, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) with respect to any officer, in any action by or in the right of the Corporation. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification. All references in this Article Eighth to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined therein).

Vital
Energy

Energizing

Human

Potential

Vital Energy

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VITAL ENERGY, INC.
521 E. 2ND STREET, SUITE 1000
TULSA, OK 74120

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V38775-P07348

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VITAL ENERGY, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Jarvis V. Hollingsworth	☐	☐	☐
1b. Lisa M. Lambert	☐	☐	☐
1c. Lori A. Lancaster	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3:	**For**	**Against**	**Abstain**
2. To ratify the selection of Ernst & Young as the independent registered public accounting firm for the fiscal year ending December 31, 2024;	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers;	☐	☐	☐

The Board of Directors recommends you vote for 1 YEAR on proposal 4:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers;	☐	☐	☐	☐

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐

The Board of Directors recommends you vote FOR proposals 5, 6, 7, 8, 9 and 10:	**For**	**Against**	**Abstain**
5. To approve an amendment to the Company's Omnibus Equity Incentive Plan;	☐	☐	☐
6. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation ("Certificate of Incorporation") to eliminate the supermajority voting requirements to amend the Certificate of Incorporation;	☐	☐	☐
7. To approve the issuance of the Conversion Shares;	☐	☐	☐
8. To approve by majority vote amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions;	☐	☐	☐
9. To approve by supermajority vote amendments to the Certificate of Incorporation to clarify and eliminate obsolete provisions; and	☐	☐	☐
10. To approve an amendment to the Certificate of Incorporation to adopt limitations on the liability of officers similar to those that exist for directors.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V38776-P07348

VITAL ENERGY, INC.
Annual Meeting of Stockholders
May 23, 2024 9:00 AM CDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Mark Denny and Bryan Lemmerman as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Vital Energy, Inc. held of record by the undersigned on March 26, 2024 at the Annual Meeting of Stockholders to be held at the 521 E. 2nd Street, Tulsa, OK 74120 on May 23, 2024 or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, THIS PROXY SHALL BE VOTED FOR PROPOSALS 1, 2, 3, 5, 6, 7, 8, 9 AND 10 AND 1 YEAR ON PROPOSAL 4 IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING TO BE VOTED ON, THE PROXY HOLDERS WILL VOTE, ACT AND CONSENT ON THOSE MATTERS IN THE DISCRETION OF THE PROXIES.

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting of Stockholders, a Proxy Statement for the Annual Meeting of Stockholders, and the 2023 Annual Report to Stockholders.

Continued and to be signed on reverse side